           As filed with the Securities and Exchange Commission on June 13, 2003
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          CLIFTON SAVINGS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         6035                  APPLIED FOR
(State or Other Jurisdiction of  (Primary Standard Industrial   (IRS Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)


                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                             JOHN A. CELENTANO, JR.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          CLIFTON SAVINGS BANCORP, INC.
                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Paul M. Aguggia, Esquire
                           Lori M. Beresford, Esquire
                          Muldoon Murphy & Faucette LLP
                           5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

====================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF           AMOUNT TO         PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
  SECURITIES TO BE REGISTERED      BE REGISTERED        OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
                                                           PER UNIT               PRICE (1)               FEE
-------------------------------- ------------------ ----------------------- ---------------------- -----------------
         Common Stock
        $.01 par value           13,469,663 Shares          $10.00              $134,696,630           $10,897
-------------------------------- ------------------ ----------------------- ---------------------- -----------------
         Participation                  (2)                _______               $1,508,120              (3)
           Interests
================================ ================== ======================= ====================== =================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) The securities of Clifton Savings Bancorp, Inc. to be purchased by Clifton Savings Bank, S.L.A. 401(k) Savings Plan are included in the amount shown for common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                      DRAFT
                                  INTERESTS IN

                          CLIFTON SAVINGS BANK, S.L.A.
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST
                                       AND
                        OFFERING OF ___________ SHARES OF
                          CLIFTON SAVINGS BANCORP, INC.
                          COMMON STOCK ($.01 PAR VALUE)

     This prospectus supplement relates to the offer and sale to participants in the Clifton Savings Bank, S.L.A. 401(k) Savings Plan in RSI Retirement Trust of participation interests and shares of common stock of Clifton Savings Bancorp, Inc.

     The Board of Directors of Clifton Savings has adopted a plan to convert Clifton Savings from the mutual holding company form of organization to stock form. As part of the conversion, Clifton Savings Bancorp, Inc. has been established to offer its common stock to the public under certain purchase priorities outlined in the plan of conversion. Savings Plan participants may now direct the trustee of the Savings Plan to use their current account balances to subscribe for and purchase shares of Clifton Savings Bancorp, Inc. common stock through the Clifton Savings Bancorp, Inc. Stock Fund. Based upon the value of the Savings Plan assets as of ____________, the trustee of the Savings Plan may purchase up to __________ shares of Clifton Savings Bancorp, Inc. common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in Clifton Savings Bancorp, Inc. common stock.

     The prospectus dated ____________, 2003 of Clifton Savings Bancorp, Inc., which we have attached to this prospectus supplement, includes detailed information regarding the conversion of Clifton Savings from the mutual holding company form to the stock form, and the financial condition, results of operations and business of Clifton Savings. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     This prospectus supplement may be used only in connection with offers and sales by Clifton Savings Bancorp, Inc. of interests or shares of common stock under the Savings Plan to employees of Clifton Savings. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. Clifton Savings Bancorp, Inc., Clifton Savings and the Savings Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Clifton Savings or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ___________, 2003.


                                                TABLE OF CONTENTS

THE OFFERING...................................................................................................3
      Securities Offered.......................................................................................3
      Election to Purchase Clifton Savings Bancorp, Inc. Common Stock in the
        Conversion.............................................................................................3
      Value of Participation Interests.........................................................................3
      Method of Directing Transfer.............................................................................4
      Time for Directing Transfer..............................................................................4
      Irrevocability of Transfer Direction.....................................................................4
      Purchase Price of Clifton Savings Bancorp, Inc. Common Stock.............................................4
      Nature of a Participant's Interest in Clifton Savings Bancorp, Inc. Common Stock.........................4
      Voting and Tender Rights of Clifton Savings Bancorp, Inc. Common Stock...................................4

DESCRIPTION OF THE SAVINGS PLAN................................................................................5
      Introduction.............................................................................................5
      Eligibility and Participation............................................................................5
      Contributions Under the Savings Plan.....................................................................5
      Limitations on Contributions.............................................................................6
      Investment of Contributions..............................................................................7
      Benefits Under the Savings Plan..........................................................................8
      Withdrawals and Distributions From the Savings Plan......................................................9

ADMINISTRATION OF THE SAVINGS PLAN............................................................................10
      Trustees................................................................................................10
      Reports to Savings Plan Participants....................................................................10
      Plan Administrator......................................................................................10
      Amendment and Termination...............................................................................10
      Merger, Consolidation or Transfer.......................................................................10
      Federal Income Tax Consequences.........................................................................10
      Restrictions on Resale..................................................................................12
      SEC Reporting and Short-Swing Profit Liability..........................................................12

LEGAL OPINION.................................................................................................13

                                  THE OFFERING

SECURITIES OFFERED

     The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to _______ shares of Clifton Savings Bancorp, Inc. common stock for the Clifton Savings Bancorp, Inc. Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of Clifton Savings. The subscription rights and purchase priorities contained in the plan of conversion of Clifton Savings also govern your investment in the Clifton Savings Bancorp, Inc. Stock Fund in connection with the conversion. SEE: SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS" AND "LIMITATIONS ON PURCHASES OF SHARES" in the prospectus attached to this prospectus supplement for further discussion of the subscription rights and purchase priorities contained in the plan of conversion.

     This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the conversion of Clifton Savings and the financial condition, results of operations and business of Clifton Savings. The address of the principal executive office of Clifton Savings is 1433 Van Houten Avenue, Clifton, New Jersey 07015. The telephone number of Clifton Savings is 973-473-2200.

ELECTION TO PURCHASE CLIFTON SAVINGS BANCORP, INC. COMMON STOCK IN THE
CONVERSION

     In connection with the conversion of Clifton Savings, you may direct the trustee of the Savings Plan to transfer all or part of the funds that represent your current beneficial interest in the assets of the Savings Plan to the Clifton Savings Bancorp, Inc. Stock Fund. The Savings Plan trustee will subscribe for Clifton Savings Bancorp, Inc. common stock offered for sale in connection with the conversion in accordance with each participant's direction. If there is not enough common stock in the conversion to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such a case, if you elect, the trustee will purchase shares in the open market, on your behalf, after the conversion to fulfill your initial request. The trustee may make such purchases at prices higher than the initial public offering price.

     All plan participants are eligible to direct a transfer of funds to the Clifton Savings Bancorp, Inc. Stock Fund. However, transfer directions are subject to the purchase priorities in the plan of conversion. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the conversion of Clifton Savings. An eligible account holder is a depositor whose savings account(s) totaled $50.00 or more as of March 31, 2002. A supplemental eligible account holder is a depositor whose savings account(s) totaled $50.00 or more as of June 30, 2003. No eligible account holder or supplemental eligible account holder may purchase more than $__________ of Clifton Savings Bancorp, Inc. common stock in the offering. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Savings Plan account to pay for your purchase of shares of Clifton Savings Bancorp, Inc. common stock.

VALUE OF PARTICIPATION INTERESTS

     As of _______________, the market value of the assets of the Savings Plan equaled approximately $______________. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan as of ___________. The value of Savings Plan assets represents past contributions made to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

METHOD OF DIRECTING TRANSFER

     The last two pages of this prospectus supplement contain a form for you to direct a transfer to the Clifton Savings Bancorp, Inc. Stock Fund (the "Investment Form"). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the Clifton Savings Bancorp, Inc. Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the Clifton Savings Bancorp, Inc. Stock Fund during the initial public offering is $250.00.

TIME FOR DIRECTING TRANSFER

     You must submit your direction to transfer amounts to the Clifton Savings Bancorp, Inc. Stock Fund in connection with the conversion by the deadline of __________, 2003. You should return the Change of Investment Allocation Form to
_________________ in the Human Resources Department by _______ p.m. on
___________, 2003.

IRREVOCABILITY OF TRANSFER DIRECTION

     You cannot change your direction to transfer amounts credited to your account in the Savings Plan to the Clifton Savings Bancorp, Inc. Stock Fund prior to the completion of the conversion. Following the closing of the conversion offering and the initial purchase of shares in the Clifton Savings Bancorp, Inc. Stock Fund, you may change your investment directions, in accordance with the terms of the Savings Plan.

PURCHASE PRICE OF CLIFTON SAVINGS BANCORP, INC. COMMON STOCK

     The trustee will use the funds transferred to the Clifton Savings Bancorp, Inc. Stock Fund to purchase shares of Clifton Savings Bancorp, Inc. common stock in the conversion. The trustee will pay the same price for shares of Clifton Savings Bancorp, Inc. common stock as all other persons who purchase shares of Clifton Savings Bancorp, Inc. common stock in the offering. IF THERE IS NOT ENOUGH COMMON STOCK IN THE OFFERING TO FILL ALL SUBSCRIPTIONS, THE COMMON STOCK WILL BE APPORTIONED AND THE TRUSTEE FOR THE SAVINGS PLAN MAY NOT BE ABLE TO PURCHASE ALL OF THE COMMON STOCK YOU REQUESTED. IF YOU ELECT, THE TRUSTEE WILL PURCHASE SHARES ON YOUR BEHALF AFTER THE CONVERSION IN THE OPEN MARKET, TO FULFILL YOUR INITIAL REQUEST. THE TRUSTEE MAY MAKE SUCH PURCHASES AT PRICES HIGHER OR LOWER THAN THE CONVERSION OFFERING PRICE.

NATURE OF A PARTICIPANT'S INTEREST IN CLIFTON SAVINGS BANCORP, INC. COMMON STOCK

     The trustee will hold Clifton Savings Bancorp, Inc. common stock in the name of the Savings Plan. The trustee will credit shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, the investment designations of other Savings Plan participants should not affect earnings on your Savings Plan account.

VOTING AND TENDER RIGHTS OF CLIFTON SAVINGS BANCORP, INC. COMMON STOCK

     The trustee generally will exercise voting and tender rights attributable to all Clifton Savings Bancorp, Inc. common stock held by the Clifton Savings Bancorp, Inc. Stock Fund, as directed by participants with interests in the Clifton Savings Bancorp, Inc. Stock Fund. With respect to each matter as to which holders of Clifton Savings Bancorp, Inc. common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the Clifton Savings Bancorp, Inc. Stock Fund. The number of shares of Clifton Savings Bancorp, Inc. common stock held in the Clifton Savings Bancorp, Inc. Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for Clifton Savings Bancorp, Inc. common stock, the Savings Plan allots each participant a number of tender instruction rights reflecting the participant's proportionate interest in the Clifton Savings Bancorp, Inc. Stock Fund. The percentage of shares of Clifton Savings Bancorp, Inc. common stock held in the Clifton Savings Bancorp, Inc. Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of Clifton Savings Bancorp, Inc. common stock held in the Clifton Savings Bancorp, Inc. Stock Fund will not be tendered. The Savings Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

                         DESCRIPTION OF THE SAVINGS PLAN

INTRODUCTION

     Effective January 1, 1985, Clifton Savings adopted the Clifton Savings Bank, S.L.A. 401(k) Savings Plan in RSI Retirement Trust. Clifton Savings amended and restated the plan in its entirety effective as of January 1, 1999. [AMEND FOR STOCK FUND?] Clifton Savings intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or "ERISA." Clifton Savings may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Clifton Savings may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Savings Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Savings Plan.

     REFERENCE TO FULL TEXT OF THE PLAN. The following portions of this prospectus supplement summarize the material provisions of the Savings Plan. Clifton Savings qualifies this summary in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document by sending a request to _______________ at Clifton Savings. You should carefully read the full text of the Savings Plan document to understand your rights and obligations under the plan.

ELIGIBILITY AND PARTICIPATION

     Eligible employees of Clifton Savings who have attained age 21 may participate in the Savings Plan as of the January or July 1 coincident with or next following the date they complete 1,000 Hours of Service with Clifton Savings within a consecutive twelve-month period.

     As of ________________, ____ of the ____ employees of Clifton Savings participated in the Savings Plan.

CONTRIBUTIONS UNDER THE SAVINGS PLAN

     EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Subject to certain IRS limitations, the Savings Plan permits each participant to make before-tax contributions to the Savings Plan each payroll period of between 1% and 25% of the participant's salary. Participants may change their rate of before-tax contributions by telephone or through the internet. Changes made by 1:30 p.m. two days prior to the next payroll date will become effective for that payroll date; otherwise, the change will be effective for the following payroll date.

     CLIFTON SAVINGS MATCHING CONTRIBUTIONS. The Savings Plan provides that Clifton Savings will make matching contributions on behalf of each participant equal to 50% of the participant's compensation, up to a maximum of 4.5% of compensation. Clifton Savings makes matching contributions only for those participants who make before-tax contributions to the Savings Plan. If a participant stops making before-tax contributions to the Savings Plan, Clifton Savings will cease its matching contributions on the participant's behalf.

     CLIFTON SAVINGS DISCRETIONARY CONTRIBUTIONS. Clifton Savings, in its sole discretion, may also make additional discretionary contributions, in amounts specified by the Board of Directors of Clifton Savings. These discretionary contributions are allocated to each participant on a pro rata basis, based on compensation, among those participants who remain employed and have completed at least 1,000 hours of service during the plan year.

     ROLLOVER CONTRIBUTIONS. Clifton Savings allows employees who receive a distribution from a previous employer's tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the Savings Plan, provided the rollover contribution satisfies IRS requirements.

     CLIFTON SAVINGS SPECIAL CONTRIBUTIONS. Clifton Savings also has discretion to make additional, special contributions to the before-tax contribution accounts of eligible employees, as necessary to ensure that the Savings Plan continues to comply with Section 401(k) of the Internal Revenue Code.

LIMITATIONS ON CONTRIBUTIONS

     LIMITATION ON EMPLOYEE SALARY DEFERRALS. Although the Savings Plan permits you to defer up to 25% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $12,000 for 2003. Employees who are age 50 and over may also make additional, "catch-up" contributions to the plan, up to a maximum of $2,000 for 2003. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

     LIMITATION ON ANNUAL ADDITIONS AND BENEFITS. As required by the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Clifton Savings (including the Savings Plan and the proposed Clifton Savings Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant's annual compensation or $40,000 for 2003.

     LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Special provisions of the Internal Revenue Code limit the amount of before-tax and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees, in relation to the amount of before-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If before-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

     In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $90,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2003, and may be adjusted periodically by the IRS.

     TOP-HEAVY PLAN REQUIREMENTS. If the Savings Plan is a Top-Heavy Plan for any calendar year, Clifton Savings may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of Key Employees exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key

Employees is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

     (1)  an officer of Clifton Savings whose annual compensation exceeds
          $130,000;

     (2) a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of Clifton Savings Bancorp, Inc., or who owns stock that possesses more than 5% of the total combined voting power of all stock of Clifton Savings Bancorp, Inc.; or

     (3) a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of Clifton Savings Bancorp, Inc., or who owns stock that possesses more than 1% of the total combined voting power of all stock of Clifton Savings Bancorp, Inc., and whose annual compensation exceeds $150,000.

     The foregoing dollar amounts are for 2003.

Investment of Contributions

     A trust holds all amounts credited to participants' accounts under the Savings Plan. A trustee appointed by the board of directors of Clifton Savings administers the trust.

     The Savings Plan offers the following investment choices:

     CORE EQUITY FUND. This fund seeks capital appreciation and income and invests in a broadly diversified group of high quality, large capitalization companies exhibiting sustainable growth in earnings and dividends. It is expected that, over time, the variability of returns (risk) for the Core Equity Fund will approximate that of the Standard and Poor's 500 stock index.

     EMERGING GROWTH EQUITY FUND. This fund seeks capital appreciation and income by investing primarily in stocks of smaller companies with higher-than-average earnings and dividend growth potential. The fund will generally have a higher degree of risk and price volatility than the portfolios of the Core Equity Fund (described above) and the Value Equity Fund (described below).

     VALUE EQUITY FUND. This fund seeks capital appreciation and income and invests heavily in out-of-favor stocks of financially sound companies that are selling at unjustifiably low market valuations based on price/earnings ratios, price-to-book ratios, etc. The results achieved by this fund may be more volatile than the results produced by the Standard and Poor's 500 stock index.

     INTERMEDIATE-TERM BOND FUND. This fund seeks principal appreciation and income and invests in high-quality fixed-income vehicles that mature within 10 years or have expected average lives of 10 years or less. At least 65% of its assets must be invested in securities issued or backed by the United States government, or its agencies or instrumentalities. The returns of this fund are expected to be less volatile than the returns produced by the broad market index (Lehman Brothers Government/Intermediate Bond Index).

     INTERNATIONAL EQUITY FUND. This fund seeks capital appreciation and income by investing in stocks of companies headquartered in foreign countries. Each selection is based on companies whose current prices do not reflect their true earnings potential and, therefore, are selling at "undervalued" prices. Investments in foreign markets with unacceptable political or economic risks are avoided. Holdings are concentrated in the larger markets of Europe, Australia and the Far East. In addition, the portfolio manager will invest in emerging markets as opportunities arise. This fund generally carries a higher degree of risk and price volatility than the Core Equity Fund and the Value Equity Fund, but less than the Emerging Growth Equity Fund. Total net return, including adjustments for currency price changes, should exceed the Lipper International Mutual Funds Average, measured over a period of 3 to 5 years.

     SHORT-TERM INVESTMENT FUND. This fund focuses on preservation of principal while producing a competitive money market return.

     CLIFTON SAVINGS CD FUND. This fund, which is administered separately from the preceding investment funds, invests in interest bearing deposits, certificate of deposit, savings accounts, and time or other interest bearing deposits which are obligations of Clifton Savings.

     The annual percentage return on the funds (net of fees) listed above for the prior three years was:

                                                2002       2001      2000
                                              ---------  ---------  --------

      Core Equity Fund.......................
      Emerging Growth Equity Fund
      Value Equity Fund......................
      Intermediate-Term Bond Fund............
      Actively Managed Bond Fund.............
      International Equity Fund..............
      Short-Term Investment Fund.............
      Clifton Savings CD Fund................

     The Savings Plan now offers the Clifton Savings Bancorp, Inc. Stock Fund as an additional choice to the investment alternatives described above. The Clifton Savings Bancorp, Inc. Stock Fund invests primarily in the common stock of Clifton Savings Bancorp, Inc. Participants in the Savings Plan may direct the trustee to invest all or a portion of their Savings Plan account balances in the Clifton Savings Bancorp, Inc. Stock Fund.

     The Clifton Savings Bancorp, Inc. Stock Fund consists of investments in the common stock of Clifton Savings Bancorp, Inc. made on the effective date of the conversion. After the conversion of Clifton Savings, the trustee will, to the extent practicable, use all amounts held by it in the Clifton Savings Bancorp, Inc. Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of Clifton Savings Bancorp, Inc. Savings Plan participants who invest in the Stock Fund may direct the Stock Fund trustee regarding how to vote the shares of Clifton Savings Bancorp, Inc. common stock credited to their account.

     As of the date of this prospectus supplement, no shares of Clifton Savings Bancorp, Inc. common stock have been issued or are outstanding, and there is no established market for Clifton Savings Bancorp, Inc. common stock. Accordingly, there is no record of the historical performance of the Clifton Savings Bancorp, Inc. Stock Fund. Performance of the Clifton Savings Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Clifton Savings Bancorp, Inc. and Clifton Savings and general stock market conditions.

     Once you have submitted your Investment Form, you may not change your investment directions until after the completion of the conversion stock offering. After the conversion, you may change your investment directions in accordance with the terms of the Savings Plan.

BENEFITS UNDER THE SAVINGS PLAN

     VESTING. All participants are 100% vested in their contribution accounts under the Savings Plan and in any income earned on their investments. This means that participants have a non-forfeitable right to their contributions and any earnings on those amounts at all times.

WITHDRAWALS AND DISTRIBUTIONS FROM THE SAVINGS PLAN

     WITHDRAWALS BEFORE TERMINATION OF EMPLOYMENT. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of non-hardship withdrawals after age 60 and hardship withdrawals.

     Participants age 60 or over may withdraw, no more than once per plan year, the net value of their accounts, in the following order of priority: rollover contributions, before-tax contributions, matching contributions and discretionary contributions. Participants must provide 10 days notice to Clifton Savings of such withdrawals, and the withdrawals will first be taken from the seven investment accounts held in trust, and secondarily from the Clifton Savings CD Fund. [EMPLOYER STOCK FUND?]

     In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances, and then from the Clifton Savings CD Fund [AND EMPLOYER STOCK FUND?].

     DISTRIBUTION UPON RETIREMENT OR DISABILITY. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of a participant's accounts under the Savings Plan exceeds $5,000, the participant may elect to defer the lump sum payment until after retirement. However, the IRS requires that participants receive at least a portion of their plan accounts by the April 1st of the calendar year following the calendar year in which they retire (or terminate service due to a disability) or the calendar year in which they reach age 70 1/2. Participants may also choose to roll over all or a portion of their plan accounts to an Individual Retirement Account (IRA), or to another employer's qualified plan, if the other employer's plan permits rollover contributions.

     DISTRIBUTION UPON DEATH. A participant's designated beneficiary will receive the full value of a participant's accounts under the Savings Plan upon the participant's death. If the participant did not make a valid election regarding the form of payment prior to death, the beneficiary will receive a lump sum payment as soon as administratively possible. If the participant made a valid payment election, or was otherwise scheduled to receive a deferred lump sum payment, the beneficiary will generally receive a lump sum payment on the date elected by the participant. Under certain circumstances, however, payment may be made on an earlier date.

     DISTRIBUTION UPON TERMINATION FOR ANY OTHER REASON. If your Savings Plan accounts total $5,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Savings Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, you may elect to receive the value of your vested Savings Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an Individual Retirement Account (IRA) or to another employer's qualified plan, if the other employer's plan permits rollover contributions.

     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the Savings Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan will be void.

     APPLICABLE FEDERAL TAX LAW REQUIRES THE SAVINGS PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD UNDER THE PLAN BEFORE YOUR TERMINATION OF EMPLOYMENT WITH CLIFTON SAVINGS. FEDERAL LAW MAY ALSO IMPOSE AN EXCISE TAX ON WITHDRAWALS FROM THE SAVINGS PLAN

BEFORE YOU ATTAIN 59 1/2 YEARS OF AGE, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH CLIFTON SAVINGS OR AFTER TERMINATION OF EMPLOYMENT.

                       ADMINISTRATION OF THE SAVINGS PLAN

TRUSTEES

     The trustees of the Savings Plan are the named fiduciaries of the Savings Plan for purposes of ERISA. The board of directors of Clifton Savings appoints the trustees to serve at its pleasure. The board of directors has appointed RSI Retirement Trust as trustee of the Savings Plan for all investment funds except the Clifton Savings CD Fund. The board of directors has appointed a committee of the Board of Directors to serve as trustee of the Clifton Savings CD Fund.

     The trustees receive, hold and invest the contributions to the Savings Plan in trust and distribute them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustees are responsible for investment of the assets of the trust.

REPORTS TO SAVINGS PLAN PARTICIPANTS

     The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

PLAN ADMINISTRATOR

     Clifton Savings currently acts as plan administrator for the Savings Plan. The plan administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

AMENDMENT AND TERMINATION

     Clifton Savings expects to continue the Savings Plan indefinitely. Nevertheless, Clifton Savings may terminate the Savings Plan at any time. If Clifton Savings terminates the Savings Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Savings Plan. Clifton Savings reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Clifton Savings may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

MERGER, CONSOLIDATION OR TRANSFER

     If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Savings Plan or the other plan is subsequently terminated, the Savings Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Savings Plan had terminated at that time.

FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes only briefly the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. SAVINGS PLAN PARTICIPANTS SHOULD CONSULT A TAX ADVISOR WITH RESPECT TO ANY DISTRIBUTION FROM THE SAVINGS PLAN AND ANY TRANSACTION INVOLVING THE SAVINGS PLAN.

     As a "tax-qualified retirement plan," the Internal Revenue Code affords the Savings Plan special tax advantages, including the following:

     (1) The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

     Clifton Savings administers the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Clifton Savings should receive an adverse determination letter from the IRS regarding the Savings Plan's tax exempt status, all participants would generally recognize income equal to their vested interest in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an Individual Retirement Account or to another qualified retirement plan, and Clifton Savings would be denied certain tax deductions taken in connection with the Savings Plan.

     LUMP SUM DISTRIBUTION. A distribution from the Savings Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Clifton Savings. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Clifton Savings, if the distribution includes those amounts.

     CLIFTON SAVINGS BANCORP, INC. COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a lump sum distribution includes Clifton Savings Bancorp, Inc. common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on Clifton Savings Bancorp, Inc. common stock; that is, the excess of the value of Clifton Savings Bancorp, Inc. common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of Clifton Savings Bancorp, Inc. common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of Clifton Savings Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp, Inc. common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Clifton Savings Bancorp, Inc. common stock, or the "holding period." Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp, Inc. common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp, Inc. common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered either short-term or long-term capital gain, depending upon the length of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

     WE HAVE PROVIDED YOU WITH A BRIEF DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE SAVINGS PLAN THAT ARE GENERALLY APPLICABLE UNDER THE INTERNAL REVENUE CODE. WE DO NOT INTEND THIS DESCRIPTION TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN. ACCORDINGLY, YOU SHOULD CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN.

RESTRICTIONS ON RESALE

     Any "affiliate" of Clifton Savings Bancorp, Inc. under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Savings Plan, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An "affiliate" of Clifton Savings is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Clifton Savings. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an "affiliate" of that corporation.

     Any person who may be an "affiliate" of Clifton Savings may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of
Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Clifton Savings Bancorp, Inc. common stock acquired under the Savings Plan or other sales of Clifton Savings Bancorp, Inc. common stock.

     Persons who are not deemed to be "affiliates" of Clifton Savings at the time of resale may resell freely any shares of Clifton Savings Bancorp, Inc. common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an "affiliate" of Clifton Savings at the time of a proposed resale may publicly resell common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of Clifton Savings Bancorp, Inc. common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market [confirm] during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Clifton Savings Bancorp, Inc. is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as Clifton Savings Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Savings Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company's fiscal year.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Clifton Savings Bancorp, Inc. of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

     The SEC has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Savings Plan for six months after the distribution date.

                                  LEGAL OPINION

     The validity of the issuance of the common stock of Clifton Savings Bancorp, Inc. will be passed upon by Muldoon Murphy & Faucette LLP, Washington, D.C. Muldoon Murphy & Faucette LLP acted as special counsel for Clifton Savings in connection with the conversion of Clifton Savings.

    CLIFTON SAVINGS BANK, S.L.A. 401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                                 INVESTMENT FORM



Name of Plan Participant:  _____________________________________________________

Social Security Number:    __________________

     1. INSTRUCTIONS. In connection with the proposed conversion of Clifton Savings Bank, S.L.A. from a mutual savings bank to a stock-based institution (the "Conversion"), the Clifton Savings Bank, S.L.A. 401(k) Savings Plan in RSI Retirement Trust (the "Plan") has been amended to permit participants to direct their current account balances for their Before-Tax Contribution Account, Matching Employer Contribution Account, Discretionary Employer Contribution Account and Rollover Account into a new fund: the Clifton Savings Bancorp, Inc. Stock Fund ("Employer Stock Fund"). The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Clifton Savings Bancorp, Inc. (the "Common Stock").

     To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department no later than 10 days prior to the expiration date of the stock offering. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact ______________________ at (973) ____-______. If you do not complete and return this form to the Plan Administrator by ____________, 2003, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

     2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustees to invest the following percentage (in multiples of not less than 1%) of my Before-Tax Contribution Account, Matching Employer Contribution Account, Discretionary Employer Contribution Account and Rollover Account in the Employer Stock Fund:

     a.   Core Equity Fund             _______%
     b.   Emerging Growth Equity Fund  _______%
     c.   Value Equity Fund            _______%
     d.   Intermediate-Term Bond Fund  _______%
     e.   Actively Managed Bond Fund   _______%
     f.   International Equity Fund    _______%
     g.   Short-Term Investment Fund   _______%
     h.   Clifton Savings CD Fund      _______%

Note: The total percentage of directed investments, above, may not exceed 100%

     If there is not enough Common Stock in the stock offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Trustee to purchase shares of Common Stock in the open market after the Conversion to the extent necessary to fulfill my investment directions indicated on this form. I understand that if I do not do so direct the trutee by checking the box below, the excess funds will be invested in the RSI Retirement Trust or the Clifton Savings CD Fund in the same manner as new deposits have been directed.

     / / Yes, I so direct the Trustee to purchase stock in the open market, if necessary.

     3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the conversion and to direct their current account balances into the Employer Stock Fund is based upon the participant's status as an Eligible Account Holder and/or Supplemental Eligible Account Holder. Please indicate your status.

     / / Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Clifton Savings Bank, S.L.A. as of March 31, 2002.

     / / Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Clifton Savings Bank, S.L.A. as of June 30, 2003, but are not an Eligible Account Holder.

     4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.




----------------------------------------              --------------------------
Signature of Participant                              Date




-----------------------------------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
   -------------------------------------              --------------------------
                                                      Date

     THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY CLIFTON SAVINGS BANCORP, INC. OR CLIFTON SAVINGS BANK, S.L.A. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.


MINIMUM STOCK PURCHASE IS $_____
MAXIMUM STOCK PURCHASE IS $_____


                    PLEASE COMPLETE AND RETURN TO ___________
                     AT CLIFTON SAVINGS SAVINGS BANK, S.L.A.
                       BY _____ P.M. ON __________, 2003.

PROSPECTUS                            [LOGO]
                          CLIFTON SAVINGS BANCORP, INC.
           (PROPOSED HOLDING COMPANY FOR CLIFTON SAVINGS BANK, S.L.A.)
                     UP TO 11,712,750 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------
     Clifton Savings Bancorp, Inc. is offering common stock for sale in connection with the conversion of Clifton Savings Bank, S.L.A. from the mutual to the stock form of organization. All shares offered for sale are offered at a price of $10.00 per share. We have applied to have our common stock listed for trading on the Nasdaq National Market under the symbol "CSBK." No assurance can be given that our common stock will be approved for listing.

--------------------------------------------------------------------------------

     IF YOU ARE OR WERE A DEPOSITOR OF CLIFTON SAVINGS BANK, S.L.A.:

               o You may have priority rights to purchase shares of common stock.

     IF YOU ARE A PARTICIPANT IN THE CLIFTON SAVINGS BANK, S.L.A. 401(K) SAVINGS
PLAN:

               o You may direct that all or part of your current account balances in this plan be invested in shares of common stock.

               o You will be receiving separately a supplement to this prospectus that describes your rights under this plan.

     IF YOU FIT NONE OF THE CATEGORIES ABOVE, BUT ARE INTERESTED IN PURCHASING SHARES OF OUR COMMON STOCK:

               o You may have an opportunity to purchase shares of common stock after priority orders are filled.

     We are offering up to 11,712,750 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 8,657,250 shares to complete the offering. We may sell up to 13,469,663 shares without resoliciting subscribers because of regulatory considerations, demand for the shares or changes in market conditions. The offering is expected to terminate at 12:00 noon, Eastern time, on [DATE 1]. We may extend this termination date without notice to you until [DATE 2], unless the Office of Thrift Supervision approves a later date, which will not be beyond [DATE 3].

     Keefe, Bruyette & Woods, Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

     The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [DATE 2]. If the offering is extended beyond [DATE 2], subscribers will have the right to modify or rescind their purchase orders. Funds received prior to completion of the offering will be held in an escrow account at Clifton Savings and will earn interest at its passbook rate. If we terminate the offering, or if we extend the offering beyond [DATE 2] and you rescind your order, we will return your funds with interest at Clifton Savings' passbook rate.

     We expect our directors and executive officers, together with their associates, to subscribe for 338,000 shares, which equals 3.3% of the shares offered at the midpoint of the offering range.

--------------------------------------------------------------------------------------------------------------------
                                                OFFERING SUMMARY
                                             Price Per Share: $10.00

                                                                                                            MAXIMUM
                                                                              MINIMUM      MAXIMUM      AS ADJUSTED
                                                                            -----------  ------------  ------------
Number of shares........................................................      8,657,250    11,712,750    13,469,663

Gross offering proceeds.................................................    $86,572,500  $117,127,500  $134,696,630

Estimated offering expenses.............................................     $2,052,000    $2,432,000    $2,650,000

Estimated net proceeds..................................................    $84,520,500  $114,695,500  $132,046,630

Estimated net proceeds per share........................................          $9.76         $9.79         $9.80
--------------------------------------------------------------------------------------------------------------------
               THIS INVESTMENT INVOLVES A DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.
                                PLEASE READ "RISK FACTORS" BEGINNING ON PAGE ____.

     THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              ----------------------------------------------------

                          KEEFE, BRUYETTE & WOODS, INC.

              ----------------------------------------------------

                   The date of this prospectus is [DATE], 2003

  [map of New Jersey showing office locations of Clifton Savings appears here]


                                        TABLE OF CONTENTS

Questions and Answers about the Stock Offering.................................................
Summary........................................................................................
Risk Factors...................................................................................
A Warning About Forward-Looking Statements.....................................................
Selected Financial and Other Data..............................................................
Use of Proceeds................................................................................
Our Dividend Policy............................................................................
Market for the Common Stock....................................................................
Capitalization.................................................................................
Regulatory Capital Compliance..................................................................
Pro Forma Data.................................................................................
Management's Discussion and Analysis of Results of Operations and Financial Condition..........
Our Business...................................................................................
Our Management.................................................................................
Subscriptions by Executive Officers and Directors..............................................
Regulation and Supervision.....................................................................
Federal and State Taxation.....................................................................
The Conversion.................................................................................
Restrictions on Acquisition of Clifton Savings Bancorp and Clifton Savings.....................
Description of Clifton Savings Bancorp Capital Stock...........................................
Transfer Agent and Registrar...................................................................
Registration Requirements......................................................................
Legal and Tax Opinions.........................................................................
Experts........................................................................................
Where You Can Find More Information............................................................
Index to Financial Statements of Clifton Savings Bank, S.L.A...................................


--------------------------------------------------------------------------------

                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

     The following are answers to frequently asked questions. You should read this entire prospectus, including "RISK FACTORS" beginning on page _ and "THE CONVERSION" beginning on page __, for more information.

Q.   WHAT WILL HAPPEN AS A RESULT OF CLIFTON SAVINGS' CONVERSION?

A. Clifton Savings is undergoing a transaction referred to as a mutual-to-stock conversion. Currently, Clifton Savings is a mutual savings and loan association with no stockholders. In the conversion process, Clifton Savings will become a stock savings and loan association. Clifton Savings has formed a new Delaware chartered stock holding company named Clifton Savings Bancorp, Inc. In the conversion, Clifton Savings Bancorp will offer for sale to the public and its employee stock ownership plan 100% of its common stock. After the conversion, Clifton Savings Bancorp will own 100% of Clifton Savings' common stock.

Q.   HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

A. We are offering for sale up to 11,712,750 shares of common stock at a subscription price of $10.00 per share. We must sell at least 8,657,250 shares. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines the market value of Clifton Savings has increased, we may sell up to 13,469,663 shares without notice to you.

Q.   WHAT HAPPENS IF WE DO NOT SELL THE MINIMUM AMOUNT OF SHARES BEING OFFERED?

A. If we do not sell at least the minimum amount, or 8,657,250 shares, in the offering, then we will not sell any shares and the offering will be withdrawn. Purchase orders will be cancelled and any funds received by us from investors will be refunded promptly with interest at our passbook rate.

Q.   WHO MAY PURCHASE SHARES OF COMMON STOCK IN THE OFFERING?

A. Rights to subscribe for common stock have been granted under our plan of conversion to the following persons in the following descending order of priority:

     1. Clifton Savings depositors with $50.00 or more on deposit as of March 31, 2002;

     2. Our tax-qualified employee stock benefit plans, including our employee stock ownership plan;

     3. Clifton Savings depositors with $50.00 or more on deposit as of June 30, 2003; and

     4.   Clifton Savings depositors and borrowers as of __________, 2003.

     If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares to the general public, giving preference to people and trusts for the benefit of people who reside in Bergen, Essex and Passaic Counties, New Jersey.

Q. WHAT FACTORS SHOULD I CONSIDER WHEN DECIDING WHETHER TO PURCHASE SHARES OF STOCK OFFERED IN THIS OFFERING?

     A. There are many important factors for you to consider before making an investment decision, such as our profitability, lending activities and the competition we face for our products and services, as well as the suitability of the investment for your purposes. Factors you should consider are included in this

--------------------------------------------------------------------------------
          prospectus. Therefore, you should read this entire prospectus before making your investment decision.

Q.   WILL I BE CHARGED A COMMISSION?

     A. No. You will not be charged a commission or fee to purchase shares in the conversion.

--------------------------------------------------------------------------------

Q.   HOW MUCH STOCK MAY I BUY?

A. The minimum order is 25 shares. Generally, no person or group of persons on a single account may purchase more than $500,000 of common stock (which equals 50,000 shares) in the subscription offering, and no person, either alone or together with associates and persons acting in concert with such person, may purchase more than 1% of the common stock issued in the conversion (which equals 101,850 shares at the midpoint of the offering range).

Q.   DOES CLIFTON SAVINGS BANCORP PLAN TO PAY DIVIDENDS ON THE COMMON STOCK?

A. Yes. After the offering, we intend to adopt a policy of paying regular cash dividends, but we have not yet decided on the amount or frequency of payments.

Q.   HOW DO I SELL MY STOCK AFTER I PURCHASE IT?

A. After shares of the common stock begin trading, you may contact a stockbroker to buy or sell shares. We have applied to have our stock traded on the Nasdaq National Market under the trading symbol "CSBK." There can be no assurance that someone will want to buy your shares or that you will be able to sell them for more money than you originally paid. There may also be a wide spread between the bid and asked price for our common stock.

Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE OR GUARANTEED BY ANY GOVERNMENT AGENCY?

A. No. Unlike insured deposit accounts at Clifton Savings, our common stock, like other common stock, will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.   WHEN IS THE DEADLINE FOR SUBSCRIBING FOR STOCK?

A. We must receive a properly signed and completed order form with the required payment no later than 12:00 noon, Eastern time, on [DATE 1].

Q.   CAN THE DEADLINE FOR SUBSCRIBING FOR STOCK BE EXTENDED?

A. If we do not receive sufficient orders, we can extend the offering beyond [DATE 1]. We must complete any offering to the general public within 45 days after the close of the subscription offering, unless we receive regulatory approval to further extend the offering. No single extension can exceed 90 days, and the extensions may not go beyond [DATE 3].

Q.   HOW DO I SUBSCRIBE FOR STOCK?

A. First, you should read this entire prospectus carefully. Then, complete, sign and return the enclosed stock order form, together with your payment. Subscription orders may be delivered in person to our office during regular banking hours, or by mail in the enclosed business reply envelope. If the stock offering is not completed by [DATE 2] and is not extended, then all funds will be returned promptly with interest, and all withdrawal authorizations will be cancelled.

Q.   CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. Once we receive your order, you cannot cancel or change it without our consent. If we extend the offering beyond [DATE 2] or if we intend to sell fewer than 8,657,250 shares or more than 13,469,663 shares, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest at our passbook rate.

Q.   HOW CAN I PAY FOR THE STOCK?

A. You have two options: (1) you can pay by check or money order; or (2) you can authorize a withdrawal from your deposit account at Clifton Savings (without any penalty for early withdrawal).


--------------------------------------------------------------------------------

Q.   MAY I OBTAIN A LOAN FROM CLIFTON SAVINGS TO PAY FOR MY STOCK?

A. No. Federal law prohibits Clifton Savings from knowingly loaning funds to purchase stock in the offering. However, other financial institutions may make such a loan.

Q. AS AN ELIGIBLE DEPOSITOR OR BORROWER PLACING AN ORDER IN THE SUBSCRIPTION OFFERING, MAY I REGISTER THE SHARES IN SOMEONE ELSE'S NAME?

A. No. To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

Q.   CAN I PURCHASE STOCK ON BEHALF OF SOMEONE ELSE?

A. No. You may not transfer the subscription rights that you have as a depositor or borrower at Clifton Savings. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not honor orders for shares of the common stock by anyone believed by us to be a party to such an agreement and we will pursue all legal remedies against any person who is a party to such an agreement.

Q.   WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

A. Yes. You will receive interest on your subscription funds at our passbook rate from the time we receive your funds until completion or termination of the conversion. If you authorize payment by withdrawal from an account at Clifton Savings, your funds will continue to earn interest at the account rate until completion of the conversion.

Q. CAN I SUBSCRIBE FOR STOCK USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT AT CLIFTON SAVINGS?

A. Yes. However, you cannot purchase stock with your existing IRA at Clifton Savings. You must establish a self-directed IRA with an outside trustee to subscribe for stock using your IRA funds. Please call our stock information center at (___) ___-____ to get more information. The transfer of IRA funds takes time, so please make arrangements immediately.

Q.   WHAT HAPPENS IF THERE ARE NOT ENOUGH SHARES OF STOCK TO FILL ALL ORDERS?

A. If there is an oversubscription, then you might not receive any or all of the shares you want to purchase. We will allocate shares in the order of priority established in our plan of conversion.

Q.   WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MIGHT HAVE ABOUT THE STOCK
     OFFERING?

A. For answers to other questions, we encourage you to read this prospectus. You may direct your questions to our stock information center at (___) ___-____. You may also visit our stock information center, which is located at 317 Lakeview Avenue, Clifton, New Jersey. The stock information center is open Monday through Friday from 9:00 a.m. to 4:00 p.m., Eastern time.

     To ensure that each person receives a prospectus at least 48 hours prior to the expiration date of the offering in accordance with federal law, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------

                                                 SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION
THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE STOCK OFFERING FULLY, YOU SHOULD READ THIS ENTIRE DOCUMENT
CAREFULLY. IN CERTAIN INSTANCES WHERE APPROPRIATE, THE TERMS "WE," "US" AND "OUR" REFER COLLECTIVELY TO
CLIFTON SAVINGS BANCORP AND CLIFTON SAVINGS. FOR ASSISTANCE, PLEASE CONTACT OUR STOCK INFORMATION CENTER
AT (___)_______.

                                             THE COMPANIES

CLIFTON SAVINGS BANCORP, INC.              This offering is made by Clifton Savings Bancorp, Inc.
1433 VAN HOUTEN AVENUE                     Clifton Savings Bancorp is a new Delaware chartered
CLIFTON, NEW JERSEY  07015                 corporation. Clifton Savings recently formed Clifton Savings
(973) 473-2200                             Bancorp on May 19, 2003 to be its stock holding company. To date, Clifton Savings Bancorp has only conducted
                                           organizational activities. After the conversion, Clifton
                                           Savings Bancorp will own all of Clifton Savings' capital
                                           stock and will direct, plan and coordinate Clifton Savings'
                                           business activities. In the future, Clifton Savings Bancorp might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or
                                           agreements to do so.

CLIFTON SAVINGS BANK, S.L.A.               Clifton Savings is a community-oriented financial
1433 VAN HOUTEN AVENUE                     institution dedicated to serving the financial service needs
CLIFTON, NEW JERSEY  07015                 of consumers and businesses within our market area. We
(973) 473-2200                             engage primarily in the business of attracting deposits from the general public and using such funds to originate loans.
                                           We emphasize the origination of loans secured by first
                                           mortgages on owner-occupied, residential real estate. To a lesser extent, we originate other types of real estate loans and consumer loans. We also maintain significant investment and mortgage-backed securities portfolios, which together
                                           accounted for 47.1% of our total assets at March 31, 2003.
                                           We currently operate out of our main office in Clifton, New
                                           Jersey and nine branch offices in Bergen and Passaic
                                           Counties. At March 31, 2003, we had total assets of $576.1 million, deposits of $497.5 million and total stockholders'
                                           equity of $73.0 million.

OUR BUSINESS STRATEGY (PAGE __)            Our mission is to operate and grow a profitable
                                           community-oriented financial institution serving primarily retail customers in our market area. We plan to achieve this by executing our strategy of:

                                           o    continuing to serve as a community-oriented financial
                                                institution;

                                           o    expanding our branch network into new market areas;

                                           o    pursuing opportunities to increase multi-family and
                                                commercial real estate lending in our local market area
                                                where there are many multi-family and commercial real estate properties;

                                           o    continuing to use conservative underwriting practices to
                                                maintain the high quality of our loan portfolio;

                                           o    managing our net interest margin and net interest spread by seeking to increase lending levels;

                                           o    managing our investment and borrowings portfolios to provide

--------------------------------------------------------------------------------------------------------------

                                                   1


--------------------------------------------------------------------------------------------------------------

                                                liquidity, enhance income and manage interest rate risk; and

                                           o    seeking opportunities to increase deposits by continuing to offer exceptional customer service and expanding products
                                                and services offered to our customers.

                                           THE CONVERSION

DESCRIPTION OF THE CONVERSION              Currently, we are a New Jersey chartered mutual savings and
(PAGE __)                                  loan association with no stockholders.

                                           The mutual-to-stock conversion process that we are now
                                           undertaking involves a series of transactions by which we
                                           will convert our organization from the mutual form to the
                                           public stock holding company structure. In the public stock holding company structure, all of Clifton Savings' stock
                                           will be owned by Clifton Savings Bancorp, and all of Clifton
                                           Savings Bancorp's stock will be owned by the public and our employee stock ownership plan.

                                           After the conversion, our ownership structure will be as
                                           follows:

                                                   ----------------------------------------
                                                              Public Stockholders
                                                   ------------------- --------------------
                                                                       100% of Common Stock
                                                   ------------------- --------------------
                                                          Clifton Savings Bancorp, Inc.
                                                   ------------------- --------------------
                                                                       100% of Common Stock
                                                   ------------------- --------------------
                                                          Clifton Savings Bank, S.L.A.
                                                   ----------------------------------------

                                           The normal business operations of Clifton Savings will
                                           continue without interruption during the conversion and the same officers and directors who currently serve Clifton
                                           Savings in the mutual form will serve the new holding
                                           company and Clifton Savings in the fully converted stock
                                           form.

CONDITIONS TO COMPLETING THE CONVERSION    We are conducting the conversion under the terms of our plan of conversion. We cannot complete the conversion and related offering unless:

                                           o    The plan of conversion is approved by at least A MAJORITY OF
                                                VOTES ELIGIBLE TO BE CAST by members of Clifton Savings
                                                (depositors and certain borrowers of Clifton Savings);

                                           o    We sell at least the minimum number of shares offered; and

                                           o    We receive the final approval of the Office of Thrift
                                                Supervision and the New Jersey Department of Banking and
                                                Insurance to complete the conversion and offering.



--------------------------------------------------------------------------------------------------------------

                                                   2


--------------------------------------------------------------------------------------------------------------

REASONS FOR THE CONVERSION                 Our primary reasons for the conversion are to:
(PAGE __)

                                           o    structure our business in the form used by most financial
                                                institutions;

                                           o    support future lending and operational growth;

                                           o    enhance our ability to attract and retain qualified
                                                directors and management through stock-based compensation
                                                plans; and

                                           o    support future branching activities and/or the acquisition of other financial institutions or financial services
                                                companies or their assets.

                                           We have recently increased our branch network with the
                                           opening of a branch in Wallington, New Jersey and we expect to open a branch in Wayne, New Jersey in the third quarter of the 2003 calendar year.

                                           Although we are interested in finding new possible branch
                                           locations, we do not have any specific plans or arrangements for expansion and we do not now have any specific
                                           acquisition plans.

BENEFITS OF THE CONVERSION TO MANAGEMENT   We intend to adopt the following benefit plans and employment
(PAGE __)                                  agreements:

                                              o  EMPLOYEE STOCK OWNERSHIP PLAN. We intend to establish an employee stock ownership plan that will purchase 8% of the shares issued in the conversion. We will allocate these
                                                 shares to employees over a period of years in proportion to their compensation. We will incur additional compensation
                                                 expense as a result of this plan. See "Pro Forma Data" for an illustration of the effects of this plan.

                                              o  STOCK-BASED INCENTIVE PLAN. We intend to implement a
                                                 stock-based incentive plan no earlier than six months after the conversion. Shareholder approval of this plan will be
                                                 required. Under this plan, we may award stock options and
                                                 shares of restricted stock to key employees and directors.
                                                 The number of options available under this plan will be
                                                 equal to 10% of the number of shares sold in the conversion.
                                                 The number of shares available for restricted stock awards will equal 4% of the number of shares sold in the
                                                 conversion. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See "Pro Forma Data" for an illustration of the effects of this plan.

                                              o  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS. Clifton Savings
                                                 Bancorp and Clifton Savings intend to enter into three-year employment agreements with John A. Celentano, Jr., Chairman of the Board of Clifton Savings, and Walter Celuch,
                                                 President and Chief Executive Officer of Clifton Savings.
                                                 Clifton Savings also intends to enter into two-year Change in Control Agreements with three senior executive officers.
                                                 These agreements will provide for severance benefits if the executives are terminated following a change in control of
                                                 Clifton Savings Bancorp or Clifton Savings.

--------------------------------------------------------------------------------------------------------------

                                                    3


--------------------------------------------------------------------------------------------------------------

                                           The following table summarizes the total number and dollar value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards that are expected to be available
                                           under the stock-based incentive plan. The table assumes the value of the shares is $10.00 per share. The table does not include a value for the options because their exercise price would be equal to the fair market value of the common stock on the day that the options are granted. As a result,
                                           financial gains can be realized on an option only if the
                                           market price of the common stock increases above the price at which the option is granted.

                                           ----------------------------------------------------------------

                                                                         Number of Shares to
                                                                       be Granted or Purchased
                                                                     --------------------------    Value of
                                                                                   As a % of        Grants
                                                                          At       Common Stock       At
                                                                        Maximum     Outstanding    Maximum
                                                                      of Offering      After     of Offering
                                                                         Range      Conversion      Range
                                                                      ------------ ------------- -----------
                                           Employee stock
                                              ownership plan.........     937,020        8.0%     $9,370,200
                                           Restricted stock awards...     468,510        4.0       4,685,100
                                           Stock options ............   1,171,275       10.0               -
                                                                      -----------       ----    ------------

                                                    Total............   2,576,805       22.0%    $14,055,300
                                                                       ==========      =====    ============

TAX CONSEQUENCES (PAGE __)                 As a general matter, the conversion will not be a taxable
                                           transaction for purposes of federal or state income taxes to
                                           Clifton Savings Bancorp, Clifton Savings or persons eligible to subscribe for shares in the offering.

                                              THE OFFERING

PERSONS WHO CAN ORDER STOCK IN THE         We have granted rights to subscribe for shares of Clifton
OFFERING (PAGE __)                         Savings Bancorp common stock in a "subscription offering" to the following persons in the following order of priority:

Note: Subscription rights are not            1.   Persons with $50 or more on deposit at Clifton Savings
transferable, and persons with                    as of March 31, 2002.
subscription rights may not subscribe for
shares for the benefit of any other          2.   Our employee stock ownership plan, which provides
person.  If you violate this prohibition,         retirement benefits to our employees.
you may lose your rights to purchase
shares and may face criminal prosecution     3.   Persons with $50 or more on deposit at Clifton Savings
and/or other sanctions.                           as of June 30, 2003.

                                             4.   Clifton Savings' depositors and borrowers as of
                                                  __________, 2003.

                                           If we receive subscriptions for more shares than are to be sold in this offering, shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. If we increase the number of shares to be sold above 11,712,750, the Clifton Savings employee
                                           stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be

--------------------------------------------------------------------------------------------------------------

                                                    4


--------------------------------------------------------------------------------------------------------------
                                           allocated in the order of priorities described above. See
                                           "The Conversion--Subscription Offering and Subscription
                                           Rights" for a description of the allocation procedure. We
                                           may offer shares not sold in the subscription offering to
                                           the general public in a community offering. People and
                                           trusts for the benefit of people who are residents of
                                           Bergen, Essex and Passaic Counties, New Jersey will have
                                           first preference to purchase shares in a community offering.
                                           The community offering, if held, may begin at any time
                                           during the subscription offering or immediately after the
                                           end of the subscription offering.

DEADLINE FOR ORDERING STOCK                The subscription offering will end at 12:00 noon, Eastern
(PAGE __)                                  time, on [DATE 1]. We expect that the community offering
                                           will terminate at the same time, although it may continue
                                           for up to 45 days after the end of the subscription
                                           offering, or longer if regulators approve a later date. All extensions, in the aggregate, may not go beyond [DATE 3].

PURCHASE PRICE                             The purchase price is $10.00 per share. We consulted with
                                           Keefe, Bruyette & Woods, Inc. in determining this price. You will not pay a commission to buy any shares in the
                                           conversion.

NUMBER OF SHARES TO BE SOLD                We are offering for sale between 8,657,250 and 11,712,750
                                           shares of Clifton Savings Bancorp common stock in this
                                           offering. With regulatory approval, we may increase the
                                           number of shares to be sold to 13,469,663 shares without
                                           giving you further notice or the opportunity to change or
                                           cancel your order. The Office of Thrift Supervision will
                                           consider the level of subscriptions, our financial condition and results of operations and changes in market conditions in connection with a request to increase the offering size.

HOW WE DETERMINED THE OFFERING             The offering range is based on an independent appraisal of
RANGE (PAGE __)                            Clifton Savings by FinPro, Inc., an appraisal firm
                                           experienced in appraisals of savings institutions. Finpro's estimate of our market value was also based in part upon our financial condition and results of operations and the effect of the capital raised in this offering. Finpro's appraisal, dated as of June 3, 2003, estimated the pro forma market
                                           value of Clifton Savings Bancorp to be between $86,572,500 and $117,127,500, with a midpoint of $101,850,000. FinPro's independent appraisal will be updated before we complete our conversion.

                                           Subject to regulatory approval, we may increase the amount of common stock offered by approximately 15%. Accordingly, at the minimum of the offering range, we are offering
                                           8,657,250 shares, and at the maximum, as adjusted, of the
                                           offering range we are offering 13,469,663 shares in the
                                           subscription offering. The appraisal will be updated again before the conversion is completed. If the pro forma market value of the common stock at that time is either below
                                           $86,572,500 or above $134,696,630, we will notify
                                           subscribers, and subscribers will have the opportunity to
                                           confirm, modify or cancel their order. In such event,
                                           subscribers would be required to affirmatively confirm or
                                           modify their order within a specified period

--------------------------------------------------------------------------------------------------------------

                                                    5


--------------------------------------------------------------------------------------------------------------

                                           of time or else it would be cancelled. If we are unable to sell at least the number of shares at the minimum of the
                                           offering range, as the range may be amended, the conversion and offering would be terminated and all subscriptions would be cancelled and funds returned. See "The Conversion--How We
                                           Determined the Offering Range and the $10.00 Purchase Price"
                                           for a description of the factors and assumptions used in
                                           determining the stock price and offering range.

                                           Two of the measures some investors use to analyze whether a stock might be a good investment are the ratio of the
                                           offering price to the issuer's "tangible book value" and the ratio of the offering price to the issuer's annual core net income. FinPro considered these ratios, among other factors, in preparing its appraisal. Tangible book value is the same as total equity and represents the difference between the
                                           issuer's assets and liabilities less any intangibles. The
                                           appraisal by FinPro also incorporated an analysis of a peer group of publicly traded savings institutions that FinPro
                                           considered to be comparable to us.

                                           The following table presents a summary of selected pricing ratios utilized by FinPro for the peer group companies and the resulting pricing ratios for Clifton Savings Bancorp.
                                           See "Pro Forma Data" for a description of the assumptions we used in making these calculations.

                                                                             Price to       Price to
                                                                          Core Earnings   Tangible Book
                                                                             Multiple      Value Ratio
                                                                          -------------   -------------

                                           Clifton Savings Bancorp:
                                             Minimum....................      14.49x          58.86%
                                             Maximum....................      19.23           67.48

                                           Valuation of piergroup
                                           Companies:
                                             Average....................      17.20          157.31
                                             Median.....................      16.75          141.39


                                           THE INDEPENDENT APPRAISAL DOES NOT INDICATE MARKET VALUE. We
                                           cannot guarantee that anyone who purchases shares in the
                                           conversion will be able to sell their shares at or above the
                                           $10.00 purchase price.

Purchase Limitations (page __)             Our plan of conversion establishes limitations on the
                                           purchase of stock in the offering. These limitations include the following:

                                           The minimum purchase is 25 shares.

                                           No individual may purchase more than 50,000 shares. If any of the following persons purchase stock, their purchases
                                           when combined with your purchases cannot exceed 1% of the
                                           common stock issued in the conversion (which equals 101,850 shares at the midpoint of the offering range):

                                           o    Your spouse or relatives of you or your spouse living
                                                in your house;

                                           o    Companies, trusts or other entities in which you have a
                                                controlling interest or hold a position; or

                                           o    Other persons who may be acting in concert with you.
                                                Subject to the Office of Thrift Supervision's approval,
                                                we may increase or decrease the purchase and ownership
                                                limitations at any time.

HOW TO PURCHASE COMMON STOCK               If you want to place an order for shares in the conversion, you must
--------------------------------------------------------------------------------------------------------------

                                                   6


--------------------------------------------------------------------------------------------------------------

(PAGE __)                                  complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription
                                           offering or the end of the community offering, as
                                           appropriate. Once we receive your order, you cannot cancel or change it without our consent.

                                           To ensure that we properly identify your subscription
                                           rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the
                                           offering is oversubscribed.

                                           We may, in our sole discretion, reject orders received in
                                           the community offering either in whole or in part. For
                                           example, we may reject an order submitted by a person who we believe is making false representations or who we believe is attempting to violate, evade or circumvent the terms and
                                           conditions of the plan of conversion. If your order is
                                           rejected in part, you cannot cancel the remainder of your
                                           order.

                                           You may pay for shares in the subscription offering or the community offering in any of the following ways:

                                               o    BY CHECK OR MONEY ORDER made payable to Clifton Savings
                                                    Bancorp, Inc.

                                               o    BY AUTHORIZING WITHDRAWAL FROM AN ACCOUNT AT CLIFTON
                                                    SAVINGS. To use funds in an Individual Retirement
                                                    Account at Clifton Savings, you must transfer your
                                                    account to an unaffiliated institution or broker.
                                                    Please contact the stock information center as soon as
                                                    possible for assistance.

                                           We will pay interest on your subscription funds at the rate we pay on passbook accounts, which is currently ____%, from the date we receive your funds until the conversion is
                                           completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the
                                           applicable account rate until the conversion is completed.
                                           There will be no early withdrawal penalty for withdrawals
                                           from certificates of deposit used to pay for stock. If, as a result of a withdrawal from a certificate of deposit, the
                                           balance falls below the minimum balance requirement, the
                                           remaining funds will earn interest at our passbook rate.

HOW WE WILL USE THE PROCEEDS OF THIS
OFFERING (PAGE __)                         The following table summarizes how Clifton Savings Bancorp will use the proceeds of this offering, based on the sale of shares at the minimum and maximum of the offering range.

--------------------------------------------------------------------------------------------------------------

                                                   7


---------------------------------------------------------------------------------------------------------

                                                                               8,657,250   11,712,750
                                                                               Shares at   Shares at
                                                                                $10.00      $10.00
                                                                               Per Share   Per Share
                                                                              ------------------------
                                                                                   (In thousands)

                                               Offering proceeds...........    $ 86,573    $ 117,128
                                               Less: Offering expenses.....       2,052        2,432
                                                                               --------    ---------
                                               Net offering proceeds.......      84,521      114,696

                                               Less:
                                                Proceeds Contributed to
                                                Clifton Savings............      42,261       57,348
                                                Proceeds used for loan to
                                                employee stock ownership...       6,926        9,370
                                                                               --------    ---------
                                                Proceeds remaining for
                                                Clifton Savings Bancorp....    $ 35,334    $  47,978
                                                                               ========    =========

                                           Clifton Savings Bancorp may use the portion of the proceeds that it retains to, among other things, invest in
                                           securities, pay cash dividends or buy back shares of common stock, subject to regulatory restrictions. Clifton Savings may use the portion of the proceeds that it receives to fund new loans, invest in securities and expand its business
                                           activities. Clifton Savings Bancorp and Clifton Savings may also use the proceeds of the offering to diversify their
                                           businesses and acquire other companies, although we have no specific plans to do so at this time.

PURCHASES BY DIRECTORS AND                 We expect that our directors and executive officers,
EXECUTIVE OFFICERS (PAGE __)               together with their associates, will subscribe for 338,000 shares, which equals 3.3% of the shares that would be sold at the midpoint of the offering range. Directors and
                                           executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the conversion.

MARKET FOR CLIFTON SAVINGS BANCORP         We have applied to have the common stock of Clifton Savings
COMMON STOCK (PAGE __)                     Bancorp listed for trading on the Nasdaq National Market
                                           under the symbol "CSBK." No assurances can be given that our common stock will be approved for listing. Keefe, Bruyette &
                                           Woods, Inc. currently intends to become a market maker in
                                           the common stock and will assist us in obtaining additional market makers. After shares of the common stock begin
                                           trading, you may contact a stock broker to buy or sell
                                           shares.

CLIFTON SAVINGS BANCORP'S DIVIDEND         After the conversion, we intend to adopt a policy of paying
POLICY (PAGE __)                           regular cash dividends, but have not yet decided on the
                                           amount or frequency of payments.

SUBSCRIPTION RIGHTS                        Subscription rights are not allowed to be transferred and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of
                                           subscription rights.

STOCK INFORMATION CENTER                   If you have any questions regarding the offering of our
                                           conversion to stock form, please call the stock information center at (___) _________.

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE PURCHASING CLIFTON SAVINGS BANCORP COMMON STOCK.

     ADDITIONAL EXPENSES FOLLOWING THE CONVERSION MAY REDUCE OUR PROFITABILITY AND STOCKHOLDERS' EQUITY.

     We have historically had low operating expenses, which have contributed to our profitability. Following the conversion, our noninterest expense is likely to increase as a result of the financial accounting, legal and various other additional expenses usually associated with operating as a public company, which will adversely affect our profitability. In addition, we will recognize additional annual material employee compensation and benefit expenses stemming from the

--------------------------------------------------------------------------------
shares purchased or granted to employees and executives under new benefit plans. We cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. In addition, changes in accounting guidelines may require us to recognize expenses relating to stock option grants. For further discussion of these plans, see "Our Management--Benefit Plans."

RISING INTEREST RATES MAY HURT OUR PROFITS AND ASSET VALUE.

     Interest rates are at historically low levels. If interest rates rise, our net interest income and the value of our assets likely would be reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increased more quickly than interest received on interest-earning assets, such as loans and investments. Due primarily to the current lower interest rate environment as well as the composition of our interest sensitive assets and liabilities, our interest rate spread (the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities) was 2.34% for the year ended March 31, 2003 compared to 1.94% and 2.05% for the years ended March 31, 2002 and 2001, respectively. Our net interest margin (net interest income as a percentage of average interest-earning assets) was 2.67% for the year ended March 31, 2003 compared to 2.41% and 2.58% for the years ended March 31, 2002 and 2001, respectively. If there is an increasing interest rate environment, our interest rate spread and net interest margin could be compressed, which would have a negative effect on our profitability.

     Changes in interest rates also affect the value of our interest-earning assets, in particular our securities portfolio. Generally, the value of securities fluctuates inversely with changes in interest rates. According to Office of Thrift Supervision calculations, if interest rates increase by 2%, the net value of our assets (our net portfolio value) will decrease by 13%. If interest rates increase by 3%, the net value of our assets (our net portfolio value) will decrease by 22%. For further discussion of how changes in interest rates could impact us, see "Management's Discussion and Analysis of Results of Operations and Financial Condition--Market Risk Analysis."

STRONG COMPETITION WITHIN OUR MARKET AREA COULD HURT OUR PROFITS AND SLOW
GROWTH.

     We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. As of June 30, 2002, we held 1.32% of the deposits in Bergen and Passaic Counties, New Jersey, which was the 21st share of deposits out of 51 financial institutions in these counties. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area. For more information about our market area and the competition we face, see "Our Business--Market Area" and "Our Business--Competition."

WE EXPECT THAT OUR RETURN ON EQUITY INITIALLY WILL DECLINE AFTER THE CONVERSION.

     Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. Our return on average equity was 7.41%, 6.75% and 7.34% for the years ended March 31, 2003, 2002 and 2001, respectively. These returns are lower than returns on equity for comparable publicly traded savings institution holding companies. The net proceeds from the conversion and the offering, which at the maximum, as adjusted, of the offering may be as much as $132.0 million, will significantly increase our capital, which will further decrease our return on equity. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with a higher return on equity. See "PRO FORMA DATA" for an illustration of the financial impact of this offering.

ISSUANCE OF SHARES FOR BENEFIT PROGRAMS MAY DILUTE YOUR OWNERSHIP INTEREST.

     We intend to adopt a stock-based incentive plan following the offering. If shareholders approve the new stock-based incentive plan, we intend to issue shares to our officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest could be diluted by up to approximately 3.8%. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 9.1%. See "PRO FORMA DATA" and "OUR MANAGEMENT--BENEFIT PLANS."

WE HAVE BROAD DISCRETION IN ALLOCATING THE PROCEEDS OF THE OFFERING. OUR FAILURE TO EFFECTIVELY UTILIZE SUCH PROCEEDS WOULD REDUCE OUR PROFITABILITY.

     We intend to contribute approximately 50% of the net proceeds of the offering to Clifton Savings. We may use the remaining net proceeds to pay dividends to shareholders, repurchase common stock, purchase investment securities, finance the acquisition of other financial institutions or other businesses that are related to banking, or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the employee stock ownership plan purchases of shares in the offering. Clifton Savings may use the proceeds it receives to fund new loans, purchase investment securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

VARIOUS FACTORS COULD MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE, EVEN IF A MAJORITY OF OUR SHAREHOLDERS FAVOR SUCH TAKEOVER ATTEMPTS.

     Provisions of Clifton Savings Bancorp's certificate of incorporation and bylaws, federal and state regulations and various other factors may make it more difficult for companies or persons to acquire control of Clifton Savings Bancorp without the consent of Clifton Savings Bancorp's Board of Directors. It is possible, however, that you might like to see a takeover attempt succeed because, for example, the potential acquiror could be offering a premium over the then prevailing market price of Clifton Savings Bancorp common stock. The factors that may discourage takeover attempts or make them more difficult include:

     o ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS. Provisions in Clifton Savings Bancorp's certificate of incorporation and bylaws, the corporate law of the State of Delaware, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions will also make the removal of the current board of directors or management of Clifton Savings Bancorp, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of Clifton Savings Bancorp's common stock; approval by at least 80% of the outstanding shares required to approve business combinations involving an interested shareholder; the election of directors to staggered terms of three years; and the absence of cumulative voting by shareholders in the election of directors. The bylaws of Clifton Savings Bancorp also contain provisions regarding the timing and content of shareholder proposals and nominations and qualification for service on the board of directors. For further information about these provisions, see "RESTRICTIONS ON ACQUISITION OF CLIFTON SAVINGS BANCORP AND CLIFTON SAVINGS."

     o REQUIRED CHANGE IN CONTROL PAYMENTS. If a change in control had occurred at March 31, 2003 and all current executive officers of Clifton Savings were terminated, the aggregate value of the severance benefits required to be paid under our employment agreements with our chairman of the board and president and chief executive officer and our change in control agreements with our other senior executive officers, based on 2003 compensation data, would have been approximately $____ million. This estimate does not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. These payments may have the effect of increasing the costs of acquiring Clifton Savings Bancorp, thereby discouraging future attempts to take over Clifton Savings Bancorp.

     o OFFICE OF THRIFT SUPERVISION REGULATIONS. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Office of Thrift Supervision.

EXPECTED VOTING CONTROL BY MANAGEMENT AND EMPLOYEES MAY PREVENT SHAREHOLDERS FROM TAKING ACTIONS OPPOSED BY MANAGEMENT.

     Our board of directors and executive officers intend to purchase approximately 3.3% of the shares offered at the midpoint of the offering range. These purchases, together with the purchase of 8% of the shares by the employee stock ownership plan and the potential acquisition of 14% of our common stock through the stock-based incentive plan, could result in management and employees controlling a significant percentage of Clifton Savings Bancorp's common stock. If these individuals were to act together, they could have significant influence over the outcome of any shareholder vote. This voting power may discourage takeover attempts you might like to see happen. In addition, if the total voting power of management and employees exceeds 20% of Clifton Savings Bancorp's outstanding stock, management and employees as a group would be able to defeat any shareholder matter that requires an 80% vote, including removal of directors, approval of certain business combinations with interested shareholders and certain amendments to our charter and bylaws. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "OUR MANAGEMENT--BENEFIT PLANS," and "SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS."

OUR STOCK PRICE MAY DECLINE WHEN TRADING COMMENCES.

     We cannot guarantee that if you purchase shares in the conversion that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

THERE MAY BE A LIMITED MARKET FOR OUR COMMON STOCK, WHICH MAY LOWER OUR STOCK PRICE.

     Although we have applied to have Clifton Savings Bancorp's stock traded on the Nasdaq National Market, there is no guarantee that the shares of Clifton Savings Bancorp will be regularly traded. If an active trading market for Clifton Savings Bancorp's stock does not develop, you may not be able to sell all of your shares of Clifton Savings Bancorp common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for the common stock.

WE OPERATE IN A HIGHLY REGULATED ENVIRONMENT AND WE MAY BE ADVERSELY AFFECTED BY CHANGES IN LAWS AND REGULATIONS.

     We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision and the New Jersey Department of Banking and Insurance, our chartering authorities, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. As a savings and loan holding company, Clifton Savings Bancorp will be subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision govern the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

                   A Warning About Forward-Looking Statements

     This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

     o    statements of our goals, intentions and expectations;

     o statements regarding our business plans, prospects, growth and operating strategies;

     o statements regarding the quality of our loan and investment portfolios; and

     o    estimates of our risks and future costs and benefits.

     These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

     o general economic conditions, either nationally or in our market area, that are worse than expected;

     o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

     o    increased competitive pressures among financial services companies;

     o    changes in consumer spending, borrowing and savings habits;

     o    legislative or regulatory changes that adversely affect our business;

     o    adverse changes in the securities markets; and

     o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies or the Financial Accounting Standards Board.

     Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                        SELECTED FINANCIAL AND OTHER DATA

     The following tables contain certain information concerning the financial position and results of operations of Clifton Savings. You should read this information in conjunction with the financial statements and notes beginning on page F-1.


                                                                           AT MARCH 31,
                                                   ------------------------------------------------------------
                                                    2003          2002          2001          2000        1999
                                                   -------       -------       -------      -------     -------
                                                                      (DOLLARS IN THOUSANDS)
FINANCIAL CONDITION DATA:
Total assets..................................    $576,055      $543,917      $494,160     $482,668    $478,004
Loans receivable, net.........................     214,219       251,021       228,996      202,833     162,144
Cash and cash equivalents and securities......     347,613       280,543       253,009      267,741     304,225
Deposits......................................     497,495       471,318       426,155      420,441     419,310
Total equity..................................      73,020        67,804        63,402       58,009      54,592


                                                                        YEAR ENDED MARCH 31,
                                                   ------------------------------------------------------------
                                                     2003         2002          2001          2000        1999
                                                   -------       -------       -------      -------     -------

                                                                      (DOLLARS IN THOUSANDS)
OPERATING DATA:
Interest income...............................     $29,253       $31,290       $32,437      $30,958     $29,354
Interest expense..............................      14,856        19,136        20,237       18,612      18,855
                                                   -------       -------       -------      -------     -------
Net interest income...........................      14,397        12,154        12,200       12,346      10,499
Provision for loan losses.....................           -            55           100          105          90
                                                   -------       -------       -------      -------     -------
Net interest income after
   provision for loan losses..................      14,397        12,099        12,100       12,241      10,409
Noninterest income............................         296           284           360           56         181
Noninterest expense...........................       5,926         5,478         5,487        5,269       5,654
                                                   -------       -------       -------      -------     -------
Earnings before income taxes..................       8,767         6,905         6,973        7,028       4,936
Total income taxes............................       3,546         2,476         2,525        2,629       1,636
                                                   -------       -------       -------      -------     -------
Net earnings..................................      $5,221        $4,429        $4,448       $4,399      $3,300
                                                   =======       =======       =======      =======     =======


                                                                  AT OR FOR THE YEAR ENDED MARCH 31,
                                                     ---------------------------------------------------------------
                                                        2003         2002         2001          2000         1999
                                                     ----------   ----------   ----------    ----------   ----------
PERFORMANCE RATIOS :

Return on average assets.....................           0.94%        0.86%        0.91%         0.92%        0.73%

Return on average equity.....................           7.41         6.75         7.34          7.82         6.21

Interest rate spread (1).....................           2.34         1.94         2.05          2.18         1.89

Net interest margin (2)......................           2.67         2.41         2.58          2.65         2.37

Noninterest expense to average assets........           1.07         1.06         1.13          1.10         1.24

Efficiency ratio (3).........................          40.33        43.98        43.91         41.77        52.51

Average interest-earning assets to
   average interest-bearing liabilities......          1.12x        1.13x        1.12x         1.11x        1.11x

Average equity to average assets.............         12.68%       12.67%       12.45%        11.75%       11.69%

CAPITAL RATIOS:

Tangible capital.............................          12.69%       12.47%       12.83%        12.17%       11.41%

Core capital.................................          12.69        12.47        12.83         12.17        11.41

Risk-based capital...........................          40.47        35.64        36.82         36.62        37.70

ASSET QUALITY RATIOS:

Allowance for loan losses as a percent of
   total gross loans.........................           0.44%        0.37%        0.38%         0.38%        0.42%

Allowance for loan losses as a percent of
   nonperforming loans.......................         537.14       186.51       306.23         69.35        91.64

Net charge-offs to average outstanding
   loans during the period...................              -            -            -             -            -

Nonperforming loans as a percent of
   total loans...............................           0.08         0.20         0.13          0.55         0.45

Nonperforming assets as a percent of
   total assets..............................           0.03         0.09         0.09          0.23         0.16

OTHER DATA:

Number of:

   Real estate loans outstanding.............          1,905        2,263        2,369         2,317        2,172

   Deposit accounts..........................         35,171       37,005       37,190        37,274       37,553

   Full service customer service facilities..              8            8            8             8            8

    ------------------------------------
    (1) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
    (2) Represents net interest income as a percent of average interest-earning assets.
    (3) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.

                                 USE OF PROCEEDS

     The following table shows how Clifton Savings Bancorp intends to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Clifton Savings will reduce Clifton Savings' deposits and will not result in the receipt of new funds for investment. See "Pro Forma Data" for the assumptions used to arrive at these amounts.

                                                                  8,657,250  10,185,000  11,712,750  13,469,663
                                                                  Shares at   Shares at   Shares at   Shares at
                                                                   $10.00      $10.00      $10.00      $10.00
                                                                  Per Share   Per Share   Per Share   Per Share
                                                                  ---------------------------------------------
                                                                                 (In thousands)
 Offering proceeds..............................................   $86,573    $101,850    $117,128    $134,697
 Less:  estimated underwriting commissions and
        other offering expenses.................................     2,052       2,242       2,432       2,650
                                                                   -------    --------    --------    --------
 Net offering proceeds..........................................    84,521      99,608     114,696     132,047

 Less:
    Proceeds contributed to Clifton Savings.....................    42,261      49,804      57,348      66,024
    Proceeds used for loan to employee stock ownership plan.....     6,926       8,148       9,370      10,776
                                                                   -------    --------    --------    --------
 Proceeds remaining for Clifton Savings Bancorp ................   $35,334    $ 41,656    $ 47,978    $ 55,247
                                                                   =======    ========    ========    ========

     Clifton Savings Bancorp may use the proceeds it retains from the offering:

     o    to invest in securities;

     o    to pay dividends to shareholders;

     o to repurchase shares of its common stock, subject to regulatory restrictions;

     o to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

     o    for general corporate purposes.

     Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following conversion, except to fund stock-based benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

     Clifton Savings may use the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to Clifton Savings:

     o    to fund new loans;

     o    to invest in securities;

     o to finance the possible expansion of its business activities, including developing new branch locations; and

     o    for general corporate purposes.

     We may need regulatory approvals to engage in some of the activities listed above. We currently have no specific plans or agreements regarding any expansion activities or acquisitions.

     Except as described above, neither Clifton Savings Bancorp nor Clifton Savings has any specific plans for the investment of the proceeds of this offering. Although Clifton Savings' capital currently exceeds regulatory requirements, we are conducting the conversion primarily to structure our business in the form of organization used by commercial banks and most other financial services companies. For a discussion of our business reasons for undertaking the conversion, see "THE CONVERSION--REASONS FOR THE CONVERSION."

                               OUR DIVIDEND POLICY

     Following the conversion, Clifton Savings Bancorp's Board of Directors intends to adopt a policy of paying regular cash dividends, but has not decided the amount that may be paid or when the payments may begin. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account Clifton Savings Bancorp's financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Clifton Savings to Clifton Savings Bancorp discussed below will also be considered. Clifton Savings Bancorp cannot guarantee that it will pay dividends or that, if paid, Clifton Savings Bancorp will not reduce or eliminate dividends in the future.

     Clifton Savings Bancorp is subject to Delaware law, which generally limits dividends to an amount equal to the difference between the amount by which total assets exceed total liabilities and the amount equal to the aggregate par value of the outstanding shares of capital stock. If there is no difference between these amounts, dividends are limited to net income for the current and/or immediately preceding fiscal year.

     Dividends from Clifton Savings Bancorp may depend, in part, upon receipt of dividends from Clifton Savings because Clifton Savings Bancorp initially will have no source of income other than dividends from Clifton Savings and earnings from the investment of the net proceeds from the offering retained by Clifton Savings Bancorp. Office of Thrift Supervision regulations and New Jersey law limit distributions from Clifton Savings to Clifton Savings Bancorp. In addition, Clifton Savings may not declare or pay a cash dividend on its capital stock if its effect would be to reduce the regulatory capital of Clifton Savings below the amount required for the liquidation account to be established as required by Clifton Savings' plan of conversion. See "REGULATION AND SUPERVISION-- REGULATION OF NEW JERSEY SAVINGS ASSOCIATIONS--LIMITATION ON CAPITAL DISTRIBUTIONS" and "THE CONVERSION--LIQUIDATION RIGHTS."

     Any payment of dividends by Clifton Savings to Clifton Savings Bancorp that would be deemed to be drawn out of Clifton Savings' bad debt reserves would require the payment of federal income taxes by Clifton Savings at the then current income tax rate on the amount deemed distributed. See "FEDERAL AND STATE TAXATION--FEDERAL INCOME TAXATION" and note 10 of the notes to financial statements included in this prospectus. Clifton Savings Bancorp does not contemplate any distribution by Clifton Savings that would result in this type of tax liability.

                           MARKET FOR THE COMMON STOCK

     Clifton Savings Bancorp has not previously issued common stock and there is currently no established market for the common stock. Upon completion of the conversion, the shares of common stock of Clifton Savings Bancorp is expected to be traded on the Nasdaq National Market under the symbol "CSBK." No assurance can be given that our common stock will be approved for listing. Keefe, Bruyette & Woods, Inc. intends to become a market maker in Clifton Savings Bancorp common stock following the conversion. Keefe, Bruyette & Woods, Inc. also will assist Clifton Savings Bancorp in obtaining other market makers after the conversion. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

                                 CAPITALIZATION

     The following table presents the historical capitalization of Clifton Savings at March 31, 2003 and the capitalization of Clifton Savings Bancorp reflecting the conversion (referred to as "pro forma" information). The pro forma capitalization gives effect to the assumptions listed under "PRO FORMA DATA," based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION MAY MATERIALLY AFFECT PRO FORMA CAPITALIZATION.


                                                                                 Clifton Savings Bancorp Pro Forma
                                                                               Capitalization Based Upon the Sale of
                                                                         --------------------------------------------------
                                                         Clifton Savings   8,657,250   10,185,000   11,712,750  13,469,663
                                                         Capitalization    Shares at    Shares at    Shares at   Shares at
                                                              as of         $10.00        $10.00      $10.00      $10.00
                                                          March 31, 2003   Per Share    Per Share    Per Share   Per Share
                                                        -------------------------------------------------------------------
                                                                                      (In thousands)
  Deposits (1).......................................          $497,495     $497,495     $497,495     $497,495    $497,495
                                                               ========     ========     ========     ========    ========

  Stockholders' equity:
    Preferred stock:
      1,000,000 shares, $.01 par value per share,
        authorized; none issued or outstanding.......          $      -     $      -     $      -     $      -    $      -

    Common stock:
      35,000,000, $.01 par value per share,
        authorized; specified number of shares
        assumed to be issued and outstanding.........                 -           87          102          117         135

  Additional paid-in capital.........................                 -       84,434       99,506      114,579     131,912
  Retained earnings (2)..............................            73,002       73,002       73,002       73,002      73,002

  Net unrealized gain on available-for-sale
  securities, net....................................                18           18           18           18          18
  Less:
    Common stock acquired by employee
      stock ownership plan (3).......................                 -        6,926        8,148        9,370      10,776
    Common stock to be acquired by stock-based
      incentive plan (4).............................                 -        3,463        4,074        4,685       5,388
                                                               --------     --------     --------     --------    --------
  Total stockholders' equity............................       $ 73,020     $147,152     $160,406     $173,661    $188,903
                                                               ========     ========     ========     ========    ========

(1) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals. Clifton Savings does not have any borrowings.
(2) Retained earnings are restricted by applicable regulatory capital requirements. Additionally, Clifton Savings will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Clifton Savings' eligible depositors as of March 31, 2002 and June 30, 2003 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "THE CONVERSION--LIQUIDATION RIGHTS."
(3) Assumes that 8% of the common stock issued in the conversion will be acquired by the employee stock ownership plan in the conversion with funds borrowed from Clifton Savings Bancorp. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from Clifton Savings Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Clifton Savings Bancorp. See "OUR MANAGEMENT--BENEFIT PLANS--EMPLOYEE STOCK OWNERSHIP PLAN."
(4) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of the shares of common stock issued in the conversion. The shares are reflected as a reduction of stockholders' equity. The stock-based incentive plan will be submitted to shareholders for approval at a meeting following the conversion. See "RISK FACTORS--ISSUANCE OF SHARES FOR BENEFIT PROGRAMS MAY DILUTE YOUR OWNERSHIP INTEREST," "PRO FORMA DATA" and "OUR MANAGEMENT--BENEFIT PLANS--FUTURE STOCK-BASED INCENTIVE PLAN."

                          REGULATORY CAPITAL COMPLIANCE

     At March 31, 2003, Clifton Savings exceeded all regulatory capital requirements. The following table presents Clifton Savings' capital position relative to its regulatory capital requirements at March 31, 2003, on a historical and a pro forma basis. The table reflects receipt by Clifton Savings of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Clifton Savings, see "REGULATION AND SUPERVISION--REGULATION OF NEW JERSEY SAVINGS ASSOCIATIONS--CAPITAL REQUIREMENTS."

                                                                             Pro Forma at March 31, 2003
                                                  ----------------------------------------------------------------------------------
                                                                                                                      15% Above
                                                       Minimum of          Midpoint of           Maximum of           Maximum of
                                                     Offering Range       Offering Range       Offering Range       Offering Range
                                                  -------------------  -------------------  -------------------  -------------------
                                Historical at       8,657,250 Shares    10,185,000 Shares    11,712,750 Shares    13,469,663 Shares
                               March 31, 2003     at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share
                             ------------------   -------------------  -------------------  -------------------  -------------------
                                      Percent              Percent              Percent               Percent              Percent
                                         of                   of                   of                   of                    of
                             Amounts  Assets(1)   Amounts   Assets     Amounts   Assets    Amounts    Assets    Amounts     Assets
                             -------------------------------------------------------------------------------------------------------
                                                                      (Dollars in thousands)
 Generally accepted
  accounting
  principles
  capital............        $73,020    12.68%   $104,892    17.25%   $110,602    18.02%   $116,313    18.78%   $122,880   19.63%
                             =======    =====    ========    =====    ========    =====    ========    =====    ========   =====

 Tangible Capital:
  Capital level (2)..        $73,002    12.69%   $104,874    17.27%   $110,584    18.04%   $116,295    18.80%   $122,862   19.65%
  Requirement........          8,631     1.50       9,109     1.50       9,195     1.50       9,280     1.50       9,379    1.50
                             -------    -----    --------    -----    --------    -----    --------    -----    --------   -----
  Excess.............        $64,371    11.19%   $ 95,765    15.77%   $101,389    16.54%   $107,015    17.30%   $113,483   18.15%
                             =======    =====    ========    =====    ========    =====    ========    =====    ========   =====

 Core Capital:
  Capital level (2)........  $73,002    12.69%   $104,874    17.27%   $110,584    18.04%   $116,295    18.80%   $122,862   19.65%
  Requirement..............   23,016     4.00      24,291     4.00      24,519     4.00      24,747     4.00      25,010    4.00
                             -------    -----    --------    -----    --------    -----    --------    -----    --------   -----
  Excess...................  $49,986     8.69%   $ 80,583    13.27%   $ 86,065    14.04%   $ 91,548    14.80%   $ 97,852   15.65%
                             =======    =====    ========    =====    ========    =====    ========    =====    ========   =====

 Total Risk-Based Capital:
  Total risk-based
   capital (3).............  $73,942    40.47%   $105,814    55.97%   $111,524    58.63%   $117,235    61.27%   $123,802   64.26%
  Requirement..............   14,616     8.00      15,126     8.00      15,217     8.00      15,308     8.00      15,413    8.00
                             -------    -----    --------    -----    --------    -----    --------    -----    --------   -----
  Excess...................  $59,326    32.47%   $ 90,688    47.97%   $ 96,307    50.63%   $101,927    53.27%   $108,389   56.26%
                             =======    =====    ========    =====    ========    =====    ========    =====    ========   =====

(1) Tangible capital and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2) A portion of the net unrealized gains on available-for-sale securities accounts for the difference between capital calculated under generally accepted accounting principles and each of tangible capital and core capital. See note 9 to the notes to financial statements for additional information.
(3) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

     The following tables show information about our net income and stockholders' equity reflecting the conversion. The information provided illustrates our pro forma net income and stockholders' equity based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

     o All shares of stock will be sold in the subscription and community offerings;

     o Our employee stock ownership plan will purchase a number of shares equal to 8% of the shares issued in the conversion with a loan from Clifton Savings Bancorp that will be repaid in equal installments over a period of 20 years; and

     o Total expenses of the offering, including fees and expenses paid to Keefe, Bruyette & Woods, Inc. will be $2.4 million at the maximum of the offering.

     Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

     Pro forma net income for the year ended March 31, 2003 has been calculated as if the conversion was completed at the beginning of the year, and the net proceeds had been invested at 2.08% for the year ended March 31, 2003, which represents the arithmetic average of the weighted average yield earned by us on our interest-earning assets and the rates paid on our deposits as required by Office of Thrift Supervision regulation.

     A pro forma after-tax return of 1.25% is used for both Clifton Savings Bancorp and Clifton Savings for the year ended March 31, 2003, after giving effect to a combined federal and state income tax rate of 39.94%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

     When reviewing the following tables you should consider the following:

     o The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if FinPro increases its appraisal to reflect the results of this offering, changes in the financial condition or results of operations of Clifton Savings or changes in market conditions after the offering begins. See "THE CONVERSION--HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PURCHASE PRICE."

     o Since funds on deposit at Clifton Savings may be withdrawn to purchase shares of common stock, the amount of funds available to Clifton Savings Bancorp for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

     o Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

     o Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of our assets and liabilities. The amounts shown for book value do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of March 31, 2002 and June 30, 2003, or the federal income tax consequences of the restoration to income of Clifton Savings' special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "FEDERAL AND STATE TAXATION" and "THE CONVERSION--LIQUIDATION RIGHTS."

     o The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation of Clifton Savings Bancorp's common stock.

     o The amounts shown do not account for the shares to be reserved for issuance upon the exercise of stock options that may be granted under our proposed stock-based incentive plan, which requires shareholder approval at a meeting following the conversion. Under the stock-based incentive plan, an amount equal to 10% of the common stock sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the plan.

     The following pro forma data, which are based on Clifton Savings' equity at March 31, 2003, and net income for the year ended March 31, 2003, may not represent the actual financial effects of the conversion or our operating results after the conversion. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of Clifton Savings Bancorp's common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if Clifton Savings Bancorp is liquidated after the conversion.

                                                                                 Year Ended March 31, 2003
                                                                    --------------------------------------------------
                                                                                                            15% Above
                                                                     Minimum of   Midpoint of  Maximum of   Maximum of
                                                                      Offering     Offering     Offering     Offering
                                                                        Range       Range        Range        Range
                                                                    ------------  -----------  ----------  -----------
                                                                      8,657,250   10,185,000   11,712,750  13,469,663
                                                                        Shares      Shares       Shares      Shares
                                                                      at $10.00    at $10.00    at $10.00   at $10.00
                                                                      Per Share    Per Share    Per Share   Per Share
                                                                    --------------------------------------------------
                                                                     (Dollars in thousands, except per share amounts)
Gross proceeds.....................................................   $86,573      $101,850     $117,128    $134,697
Less:  estimated expenses..........................................    (2,052)       (2,242)      (2,432)     (2,650)
                                                                      -------      --------     --------    --------
Estimated net proceeds.............................................    84,521        99,608      114,696     132,047
Less: common stock acquired by employee stock ownership plan (1)...    (6,926)       (8,148)      (9,370)    (10,776)
Less: common stock to be acquired by stock-based incentive plan....    (3,463)       (4,074)      (4,685)     (5,388)
                                                                     --------      --------     --------    --------
   Net investable proceeds.........................................  $ 74,132      $ 87,386     $100,641    $115,883
                                                                     ========      ========     ========    ========

PRO FORMA NET INCOME:

Pro forma net income (2):
   Historical......................................................   $ 5,221      $  5,221     $  5,221    $  5,221
   Pro forma income on net investable proceeds.....................       927         1,092        1,258       1,449
   Less: pro forma employee stock ownership plan adjustments (1)...      (208)         (245)        (281)       (324)
   Less: pro forma stock-based incentive plan adjustments (2)......      (416)         (489)        (563)       (647)
                                                                     --------      --------     --------    --------
      Pro forma net income.........................................  $  5,524      $  5,579     $  5,635    $  5,699
                                                                     ========      ========     ========    ========

Pro forma net income per share:
   Historical......................................................   $  0.65      $   0.55     $   0.48    $   0.42
   Pro forma income on net investable proceeds.....................      0.12          0.12         0.12        0.12
   Less: pro forma employee stock ownership plan adjustments (1)...     (0.03)        (0.03)       (0.03)      (0.03)
   Less: pro forma stock-based incentive plan adjustments (2)......     (0.05)        (0.05)       (0.05)      (0.05)
                                                                     --------      --------     --------    --------
      Pro forma net income per share...............................  $   0.69      $   0.59     $   0.52    $   0.46
                                                                     ========      ========     ========    ========

Offering price as a multiple of pro forma net income per share.....  $  14.49      $  16.95     $  19.23    $  21.74

Number of shares used to calculate pro forma net income per
share (3).......................................................... 7,999,299     9,410,940   10,822,581  12,445,969

PRO FORMA STOCKHOLDERS' EQUITY:

Pro forma stockholders' equity (book value):
   Historical......................................................  $ 73,020      $ 73,020     $ 73,020    $ 73,020
   Estimated net proceeds..........................................    84,521        99,608      114,696     132,047
   Less: common stock acquired by employee stock ownership
   plan (1)........................................................    (6,926)       (8,148)      (9,370)    (10,776)
   Less: common stock to be acquired by stock-based incentive
   plan (3)........................................................    (3,463)       (4,074)      (4,685)     (5,388)
                                                                     --------      --------     --------    --------
      Pro forma stockholders' equity...............................  $147,152      $160,406     $173,661    $188,903
                                                                     ========      ========     ========    ========

 Pro forma stockholders' equity per share:
   Historical......................................................  $   8.43      $   7.17     $   6.23    $   5.42
   Estimated net proceeds..........................................      9.76          9.78         9.79        9.80
   Less: common stock acquired by employee stock ownership
   plan (1)........................................................     (0.80)        (0.80)       (0.80)      (0.80)
   Less: common stock to be acquired by stock-based incentive
   plan (3)........................................................     (0.40)        (0.40)       (0.40)      (0.40)
                                                                     --------      --------     --------    --------
      Pro forma stockholders' equity per share.....................  $  16.99      $  15.75     $  14.82    $  14.02
                                                                     ========      ========     ========    ========

Offering price as a percentage of pro forma stockholders'
equity per share...................................................     58.86%        63.49%       67.48%      71.33%

Number of shares used to calculate pro forma stockholders'
equity per share................................................... 8,657,250    10,185,000   11,712,750  13,469,663

------------------------------------------
(1) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock issued in the conversion. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by Clifton Savings Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently ____%. Clifton Savings intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Clifton Savings' payment of the employee stock ownership plan debt is based upon equal installments of principal over a 20-year period, assuming a combined federal and state income tax rate of 39.94%. Interest income earned by Clifton Savings Bancorp on the loan to the employee stock ownership plan offsets the interest paid on the loan by Clifton Savings. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "OUR MANAGEMENT--BENEFIT PLANS--EMPLOYEE STOCK OWNERSHIP PLAN."

(2) In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired by Clifton Savings Bancorp at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 39.94%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing shareholders by approximately ____%.

     For purposes of the pro forma tables, shares of restricted stock issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

     The following table shows the estimated pro forma net income and stockholders' equity per share if restricted shares awarded under the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense. The number of shares used to calculate pro forma net income per share in the following table is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within one year following the conversion and plus the number of shares that may be awarded as restricted stock under the planned stock-based incentive plan. The number of shares used to calculate pro forma stockholders' equity per share in the following table is the total number of shares issued at the indicated point in the offering range, plus the number of shares that may be awarded as restricted stock under the planned stock-based incentive plan.

                                                                                                        15% ABOVE
                                                               MINIMUM       MIDPOINT      MAXIMUM       MAXIMUM
                                                             OF OFFERING   OF OFFERING   OF OFFERING   OF OFFERING
                                                                RANGE         RANGE         RANGE         RANGE
                                                             -----------   -----------   -----------   ------------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
     Pro forma net income per share:
      Year ended March 31, 2003...........................        $0.66          $0.57         $0.50        $0.44

     Number of shares used to calculate pro forma
      net income per share:
      Year ended March 31, 2003...........................    8,345,589      9,818,340    11,291,091   12,984,755

     Pro forma stockholders' equity per share:
      At March 31, 2003...................................       $16.34         $15.14        $14.26       $13.48

     Number of shares used to calculate pro forma
      stockholders' equity per share......................    9,003,540     10,592,400    12,181,260   14,008,450

     Pre-tax stock-based incentive plan expense:
      Year ended March 31, 2003...........................         $693           $815          $937       $1,078


(3) The following table shows how we derived the number of shares used to calculate pro forma net income per share.


                                                                                                        15% ABOVE
                                                               MINIMUM       MIDPOINT      MAXIMUM       MAXIMUM
                                                             OF OFFERING   OF OFFERING   OF OFFERING   OF OFFERING
                                                                RANGE         RANGE         RANGE         RANGE
                                                             -----------   -----------   -----------   ------------
    Year Ended March 31, 2003:
       Shares issued in the conversion....................    8,657,250     10,185,000    11,712,750    13,469,663

       Less: shares purchased by the employee
              stock ownership plan........................      692,580        814,800       937,020     1,077,573
       Plus: shares committed to be released by the
              employee stock ownership plan...............       34,629         40,740        46,851        53,879
                                                             -----------   -----------   -----------   ------------

       Number of shares used to calculate
       pro forma net income per share.....................    7,999,299      9,410,940    10,822,581    12,445,969

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the financial statements and notes to the financial statements that appear at the end of this prospectus.

OVERVIEW

     INCOME. We have two primary sources of pre-tax income. The first is net interest income. Net interest income is the difference between interest income - which is the income that we earn on our loans and investments - and interest expense - which is the interest that we pay on our deposits and borrowings.

     To a much lesser extent, we also recognize pre-tax income from fee and service charge income - the compensation we receive from providing products and services. Most of our fee and service charge income comes from service charges on deposit accounts and fees for late loan payments. We also earn fee and service charge income from ATM charges and other fees and charges.

     Finally, we occasionally recognize gains or losses as a result of sales of investment securities. These gains and losses are not a regular part of our income.

     EXPENSES. The expenses we incur in operating our business consist of salary and employee benefits expenses, occupancy expenses, equipment, advertising expenses, deposit insurance premiums, and other miscellaneous expenses.

     Salary and employee benefits consist primarily of the salaries and wages paid to our employees, payroll taxes and expenses for retirement and other employee benefits.

     Occupancy expenses, which are the fixed and variable costs of building and equipment, consist primarily of lease payments, real estate taxes, depreciation charges, maintenance and costs of utilities.

     Equipment expense includes fees paid to our third-party data processing service, telephone expense and expenses and depreciation charges related to office and banking equipment. Depreciation of premises and equipment is computed using the straight-line and accelerated methods based on the useful lives of the related assets. Estimated lives are five to 40 years for building and improvements, and two to 10 years for furniture and equipment.

     Deposit insurance premiums are payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

     Other expenses include expenses for attorneys, accountants and consultants, fees and retirement benefits paid to directors, franchise taxes, foreclosed real estate, charitable contributions, insurance, office supplies, postage and other miscellaneous operating expenses.

CRITICAL ACCOUNTING POLICIES

     We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the following to be our critical accounting policies: allowance for loan losses and deferred income taxes.

     ALLOWANCE FOR LOAN LOSSES. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Management reviews the level of the allowance on a quarterly basis, at a minimum, and establishes the provision for loan losses based on the composition of the loan portfolio, delinquency levels, loss experience, economic conditions, and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination.

     DEFERRED INCOME TAXES. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets, including projections of future taxable income. These judgments and estimates are reviewed on a continual basis as regulatory and business factors change.

OPERATING STRATEGY

     Our mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers in our market area. We plan to achieve this by executing our strategy of:

     o    continuing to serve as a community-oriented financial institution;

     o    expanding our branch network into new market areas;

     o pursuing opportunities to increase multi-family and commercial real estate lending in our market area where there are many multi-family and commercial real estate properties;

     o continuing to use conservative underwriting practices to maintain the high quality of our loan portfolio;

     o managing our net interest margin and net interest spread by seeking to increase lending levels;

     o managing our investment and borrowings portfolios to provide liquidity, enhance income and manage interest rate risk; and

     o seeking opportunities to increase deposits by continuing to offer exceptional customer service and expanding products and services offered to our customers.

     CONTINUING TO SERVE AS A COMMUNITY-ORIENTED FINANCIAL INSTITUTION

     We have a long tradition of focusing on the needs of consumers in our community and being an active corporate citizen. We deliver personalized service and respond with flexibility to customer needs. We believe our community orientation is attractive to our customers and distinguishes us from the large regional banks that operate in our market area, and we intend to maintain this focus as we grow.

     EXPAND OUR BRANCH NETWORK INTO NEW MARKET AREAS

     In April 2003, we opened a new branch in Wallington, New Jersey and we expect to open a new branch in Wayne, New Jersey in the third quarter of the 2003 calendar year. We intend to continue to pursue expansion in Bergen and Passaic Counties in future years and we also may consider exploring expansion opportunities in Essex County and in surrounding counties.

     PURSUE OPPORTUNITIES TO INCREASE MULTI-FAMILY AND COMMERCIAL REAL ESTATE LENDING

     Many multi-family and commercial properties are located in our market area and with the additional capital raised in the offering, we may pursue the larger lending relationships associated with these multi-family and commercial properties, while continuing to originate any such loans in accordance with our conservative underwriting guidelines.

     CONTINUE CONSERVATIVE UNDERWRITING PRACTICES AND MAINTAIN HIGH QUALITY LOAN PORTFOLIO

     We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards which we believe are conservative. At March 31, 2003, our nonperforming loans (loans which are 90 or more day delinquent) were only 0.08% of our total loan portfolio and only 0.03% of our total assets. Although we intend to increase our multi-family and commercial real estate lending after the conversion, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

     MANAGE NET INTEREST MARGIN AND NET INTEREST SPREAD

     We intend to continue to manage our net interest margin and net interest spread by seeking to increase lending levels. Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one-to-four family residential mortgage loans. As a result, however, multi-family and commercial real estate loans typically have higher yields which increase our net interest margin and net interest spread.

     MANAGE INVESTMENT AND BORROWINGS PORTFOLIOS

     Our liquidity, income and interest rate risk are affected by the management of our investment and borrowings portfolios. After the conversion, we may leverage the additional capital we raise in the offering by borrowing funds from the Federal Home Loan Bank and investing the funds in loans and investment securities in a manner consistent with our current portfolio. This leverage strategy, if implemented and assuming favorable market conditions, will provide us with additional liquidity, enhance earnings and help to manage our interest rate risk.

     INCREASE DEPOSITS

     Our primary source of funds is our deposit accounts. Deposits increased $26.2 million, or 5.6%, in fiscal 2003 primarily due to competitive interest rates, the movement of customer funds out of riskier investments, including the stock market, and our history of paying interest on deposit accounts since 1928. We intend to continue to increase our deposits by continuing to offer exceptional customer service, as well as enhancing products and services offered to our customers.

RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 2003, 2002 AND 2001

     OVERVIEW.

                                              2003        2002       2001    % CHANGE   % CHANGE
                                                                             2003/2002  2002/2001
                                           ---------   ---------  ---------  ---------  ---------
                                                            (Dollars in thousands)

        Net earnings....................     $5,221     $4,429     $4,448      17.88%    (0.43)%
        Return on average assets........       0.94%      0.86%      0.91%      9.30%    (5.49)%
        Return on average equity........       7.41%      6.75%      7.34%      9.78%    (8.04)%

     2003 v. 2002. Net earnings increased due primarily to an increase in net interest income, as well as a small increase in noninterest income, which more than offset a modest increase in noninterest expense. Net interest income increased primarily as a result of a higher volume of interest-earning assets partially offset by a decrease in the cost of funds.

     2002 v. 2001. Net earnings decreased due primarily to lower net interest income and lower noninterest income. Net interest income decreased primarily as a result of a decrease in the yield on the interest-earning assets. Noninterest income for 2001 included trading account income in the amount of $65,000 as compared to a trading account loss of $17,000 for 2002.

     NET INTEREST INCOME.

     2003 v. 2002. Net interest income increased $2.2 million, or 18.5%, to $14.4 million for 2003. The increase in net interest income for 2003 was primarily attributable to a higher volume of interest-earning assets partially offset by a decrease in the cost of funds.

     Total interest income decreased $2.0 million, or 6.5%, to $29.3 million for 2003, resulting from a decrease in the average yield, which more than offset an increase in the volume of interest-earning assets. During 2003, average interest-earning assets increased by $34.4 million, or 6.8%, to $538.6 million, while the average yield decreased 78 basis points to 5.43%. The composition of interest-earning assets generally consists of loans, securities and interest-bearing deposits. The increase in average interest-earning assets was primarily due to increases in the average balance of mortgage-backed securities and investment securities, which were partially offset by a decrease in loans. Interest on mortgage-backed securities and investment securities decreased 5.1% and 2.7%, respectively, due to the decrease in yields on mortgage-backed securities and investment securities. Interest on loans receivable decreased $999,000, or 5.9%, to $16.0 million for 2003 due to a decrease in the volume of loans and a decrease in the yield on mortgage loans. During 2003, we originated loans at lower interest rates due to the prevailing low interest rate environment.

     Total interest expense decreased $4.3 million, or 22.4%, to $14.9 million for 2003 due primarily to a decrease in the average rate paid on deposits, which more than offset an increase in the average balance. The average interest rate paid on deposits decreased 118 basis points as a result of the prevailing low interest rate environment. During 2003 we emphasized low yielding transaction accounts and our customers preferred to invest in shorter-term certificates of deposit.

     2002 v. 2001. Net interest income decreased $46,000, or 0.4%, to $12.2 million for 2002 due primarily to a lower net interest margin, which more than offset an increase in volume. Average interest-earning assets increased $30.7 million, or 6.5%, to $504.1 million for 2002 while average interest-bearing liabilities increased $26.1 million, or 6.2%, to $448.0 million for 2002.

     Total interest income decreased $1.1 million, or 3.5%, to $31.3 million for 2002 resulting from a decrease in the average yield, which more than offset an increase in the volume of interest-earning assets. Interest on loans receivable increased $841,000, or 5.2%, to $17.0 million for 2002 due to an increase in the average volume that was partially offset by a decrease in the average yield. The average yield on loans receivable decreased due primarily to a decrease in the yield on mortgage loans. During 2002, we originated loans at lower interest rates due to the prevailing low interest rate environment. Interest on mortgage-backed securities and investment securities decreased 4.5% and 16.6%, respectively, due to decreases in the average balance and yield earned. Due to the low rate environment, many of our securities were called and we used the proceeds from the called securities to increase our loan portfolio.

     Total interest expense decreased $1.1 million, or 5.4%, to $19.1 million for 2002 due primarily to a decrease in the average rate paid on deposits, which more than offset an increase in the average balance. The average interest rate paid on deposits decreased 53 basis points as a result of the prevailing low interest rate environment. During 2002, we emphasized low yielding transaction accounts and our customers preferred to invest in shorter-term certificates of deposit.

     Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income and dividends from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average of month-end balances, and nonaccrual loans are included in average balances; however, accrued interest income has been excluded from these loans.

                                                                              YEAR ENDED MARCH 31,
                                             ---------------------------------------------------------------------------------------
                                  AT MARCH                2003                          2002                        2001
                                  31, 2003
                                 ----------- ----------------------------- ---------------------------- ----------------------------
                                                        INTEREST                      INTEREST                    INTEREST
                                              AVERAGE      AND     YIELD/   AVERAGE      AND     YIELD/ AVERAGE      AND     YIELD/
                                  YIELD/COST  BALANCE   DIVIDENDS   COST    BALANCE   DIVIDENDS   COST  BALANCE   DIVIDENDS   COST
                                 ----------- --------- ----------- ------- --------- ---------- ------- -------- ----------- -------
                                                                          (DOLLARS IN THOUSANDS)
ASSETS:

Interest-earning assets:
   Loans receivable............      6.39%   $238,457    $15,952   6.69%   $239,018   $16,951    7.09%   $219,925  $16,110    7.33%
   Mortgage-backed securities..      5.07     124,397      6,918   5.56     113,648     7,293    6.42     116,894    7,635    6.53
   Investment securities.......      3.85     130,381      5,612   4.30     107,016     5,768    5.39     109,714    6,912    6.30
   Other interest-earning
    assets.....................      1.40      45,326        771   1.70      44,439     1,278    2.88      26,856    1,780    6.63
                                             --------    -------           --------   -------            --------  -------
    Total interest-earning
      assets...................      4.85     538,561     29,253   5.43     504,121    31,290    6.21     473,389   32,437    6.85
                                             --------    -------           --------   -------            --------  -------

Noninterest-earning assets.....                16,722                        13,733                        13,078
                                             --------                      --------                      --------
    Total assets...............              $555,283                      $517,854                      $486,467
                                             ========                      ========                      ========
LIABILITIES AND EQUITY:
Interest-bearing liabilities:
   Demand accounts.............      1.30    $ 37,269        563   1.51    $ 33,704       620    1.84    $ 32,544      731    2.25
   Savings and club accounts...      1.47     121,000      2,533   2.09     102,908     2,639    2.56      98,635    2,765    2.80
   Certificates of deposit.....      3.06     322,057     11,760   3.65     311,408    15,877    5.10     290,771   16,741    5.76
                                             --------    -------           --------   -------            --------  -------
    Total interest-bearing
     deposits..................      2.51     480,326     14,856   3.09     448,020    19,136    4.27     421,950   20,237    4.80
                                                         -------                      -------                      -------
   Noninterest-bearing
     liabilities...............                 4,523                         4,247                         3,945
                                             --------                      --------                      --------
    Total liabilities..........               484,849                       452,267                       425,895

   Equity......................                70,434                        65,587                        60,572
                                             --------                      --------                      --------
       Total liabilities and
         equity................              $555,283                      $517,854                      $486,467
                                             ========                      ========                      ========

   Net interest income.........                          $14,397                      $12,154                      $12,200
                                                          =======                     =======                      =======
   Interest rate spread........      2.34                          2.34                          1.94                         2.05
   Net interest margin.........                                    2.67                          2.41                         2.58
   Average interest-earning
     assets to average
     interest- bearing
     liabilities...............                 1.12x                         1.13x                         1.12x


     RATE/VOLUME ANALYSIS. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.


                                         2003 COMPARED TO 2002       2002 COMPARED TO 2001
                                      --------------------------   ---------------------------
                                      INCREASE (DECREASE)          INCREASE (DECREASE)
                                            DUE TO                      DUE TO
                                      -------------------          -------------------
                                       VOLUME    RATE      NET      VOLUME    RATE      NET
                                      -------- -------- --------   -------- ---------- -------
                                                         (IN THOUSANDS)
     Interest income:
      Loans receivable...............  $  (40)  $ (959)  $ (999)    $1,377   $ (536)   $  841
      Mortgage-backed securities.....     654   (1,029)    (375)      (213)    (129)     (342)
       Investment securities.........   1,130   (1,286)    (156)      (166)    (978)   (1,144)
       Other interest-earning assets.      25     (532)    (507)       811   (1,313)     (502)
                                       ------   ------   ------     ------   ------    ------
         Total interest income.......   1,769   (3,806)  (2,037)     1,809   (2,956)   (1,147)
                                       ------   ------   ------     ------   ------    ------

     Interest expense:
       Demand deposits...............      61     (118)     (57)        25     (136)     (111)
       Savings and club accounts.....     421     (527)    (106)       117     (243)     (126)
       Certificates of deposit.......     528   (4,645)  (4,117)     1,138   (2,002)     (864)
                                       ------   ------   ------     ------   ------    ------
         Total interest expense......   1,010   (5,290)  (4,280)     1,280   (2,381)   (1,101)
                                       ------   ------   ------     ------   ------    ------
       Net interest income...........  $  759   $1,484   $2,243     $  529   $ (575)   $  (46)
                                       ======   ======   ======     ======   ======    ======

     PROVISION FOR LOAN LOSSES.

     2003 v. 2002. We did not record a provision for loan losses in 2003 as compared to a provision of $55,000 in 2002. The absence of a provision for loan losses in 2003 reflected the lack of any losses being experienced on the loan portfolio in recent years and a decrease in the size of the loan portfolio.

     2002 v. 2001. Provision for loan losses decreased $45,000, or 45.0%, from $100,000 for 2001 to $55,000 for 2002. The lower provision primarily reflected the lack of any losses being experienced on the loan portfolio in recent years.

     An analysis of the changes in the allowance for loan losses is presented under "ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY."

     NONINTEREST INCOME. The following table shows the components of noninterest income and the percentage changes from 2003 to 2002 and from 2002 to 2001.


                                              2003     2002      2001     % CHANGE     %CHANGE
                                                                          2003/2002    2002/2001
                                           --------- --------- --------- ----------- ------------
                                                         (DOLLARS IN THOUSANDS)
     Fees and service charges..........       $230     $245       $244      (6.12)%      0.41%
     Trading account (loss) income.....          -     (17)         65     (100.00)    126.15)
     Other.............................         66       56         51       17.86       9.80
                                              ----     ----       ----
           Total.......................       $296     $284       $360
                                              ====     ====       ====

     Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes from 2003 to 2002 and from 2002 to 2001.

                                                  2003        2002        2001     % CHANGE     %CHANGE
                                                                                   2003/2002    2002/2001
                                              ----------- ----------- ---------- ------------ ------------
                                                                 (DOLLARS IN THOUSANDS)
     Salaries and employee benefits........      $2,969      $2,760     $2,712        7.57%       1.77%
     Net occupancy expense of premises.....         582         548        531         6.20        3.20
     Equipment.............................         756         768        734       (1.56)        4.63
     Advertising...........................         253         183        165        38.25       10.91
     Federal insurance premium.............          81          81         85            -      (4.71)
     Other.................................       1,285       1,138      1,260        12.92      (9.68)
                                                 ------      ------     ------
           Total...........................      $5,926      $5,478     $5,487
                                                 ======      ======     ======

     2003 v. 2002. Salary and employee benefits increased due to salary increases and additional compensation related to an increase in employees and resulting payroll taxes. Expenses related to advertising increased due to an increase in marketing efforts for renovated and new branch openings. Other expenses increased due to increases in miscellaneous operating expenses and directors' pension and fee income.

     2002 v. 2001. Expenses related to advertising increased due to an increase in promotion of loan products. Other expenses decreased due to a loss incurred as a result of the retirement of a former branch office in 2001.

     INCOME TAXES.

     2003 v. 2002. Income taxes increased due to a higher level of taxable income and an increase in the New Jersey corporate tax rate from 3% to 9%. The effective tax rate for 2003 was 40.5%, compared to 35.9% for 2002.

     2002 v. 2001. Income taxes decreased due to a lower level of taxable income. The effective tax rate for 2002 was 35.9%, compared to 36.2% for 2001.

BALANCE SHEET

     LOANS. Our primary lending activity is the origination of loans secured by real estate. We originate real estate loans secured by one- to four-family homes, and to a much lesser extent, multi-family and commercial real estate and construction loans. At March 31, 2003, real estate loans totaled $209.5 million, or 97.1% of total loans, compared to $246.2 million, or 97.6% of total loans, at March 31, 2002 and $223.3 million, or 97.0% of total loans, at March 31, 2001. Loans decreased in the year ended March 31, 2003 as borrowers refinanced their loans with other lenders in the low interest rate environment.

     The largest segment of our mortgage loans is one- to four-family loans. At March 31, 2003, one- to four-family loans totaled $199.0 million and represented 95.0% of mortgage loans and 92.3% of total loans. One- to four-family loans declined $38.0 million, or 16.0%, in the year ended March 31, 2003 as borrowers refinanced their loans with other lenders.

     Multi-family and commercial real estate loans is the second largest segment of our mortgage loan portfolio. This portfolio was $10.1 million, and represented 4.7% of total loans as of March 31, 2003. Multi-family and commercial real estate loans increased $1.4 million, or 15.7%, in the year ended March 31, 2003.

     We also originate a variety of consumer loans, including second mortgage loans, loans secured by passbook or certificate accounts and home equity lines of credit. Consumer loans totaled $6.2 million and represented 2.9% of total loans at March 31, 2003, compared to $6.1 million, or 2.4% of total loans, at March 31, 2002.

     The following table sets forth the composition of our loan portfolio at the dates indicated.

                                                                      AT MARCH 31,
                                             -------------------------------------------------------------
                                                      2003                2002                2001
                                             -------------------------------------------------------------
                                                AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                                             -------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
Real estate loans:
 One- to four-family........................  $198,957     92.25%  $236,967    93.93%  $214,349    93.11%
 Multi-family and commercial................    10,127      4.70      8,753     3.47      8,977     3.90
 Construction...............................       382      0.18        450     0.18          -        -
                                              --------   -------   --------  -------   --------  -------
   Total real estate loans..................   209,466     97.13    246,170    97.58    223,326    97.01
                                              --------   -------   --------  -------   --------  -------

Consumer loans:
 Second mortgage loans......................     3,319      1.54      3,828     1.52      4,682     2.04
 Passbook or certificate loans..............     1,188      0.55        976     0.39        996     0.43
 Equity lines of credit.....................     1,639      0.76      1,256     0.50      1,161     0.50
 Other consumer loans.......................        35      0.02         35     0.01         35     0.02
                                              --------   -------   --------  -------   --------  -------
   Total consumer loans.....................     6,181      2.87      6,095     2.42      6,874     2.99
                                              --------   -------   --------  -------   --------  -------

   Total gross loans........................   215,647    100.00%   252,265   100.00%   230,200   100.00%
                                                         =======             =======             =======

Loans in process............................       252                   80                   -
Deferred loan fees, net.....................       236                  224                 319
Allowance for loan losses...................       940                  940                 885
                                              --------             --------            --------
   Total loans receivable, net..............  $214,219             $251,021            $228,996
                                              ========             ========            ========

                                             -----------------------------------------
                                                      2000                1999
                                             -----------------------------------------
                                                AMOUNT    PERCENT   AMOUNT    PERCENT
                                             -----------------------------------------
Real estate loans:
 One- to four-family........................  $187,736     91.90%  $149,618    91.59%
 Multi-family and commercial................    10,345      5.06      9,043     5.54
 Construction...............................       956      0.47        200     0.12
                                              --------   -------   --------  -------
   Total real estate loans..................   199,037     97.43    158,861    97.25
                                              --------   -------   --------  -------

Consumer loans:
 Second mortgage loans......................     3,276      1.61      2,855     1.75
 Passbook or certificate loans..............     1,151      0.56      1,027     0.63
 Equity lines of credit.....................       783      0.38        594     0.36
 Other consumer loans.......................        36      0.02         13     0.01
                                              --------   -------   --------  -------
   Total consumer loans.....................     5,246      2.57      4,489     2.75
                                              --------   -------   --------  -------

   Total gross loans........................   204,283    100.00%   163,350   100.00%
                                                         =======             =======

Loans in process............................       196                  102
Deferred loan fees, net.....................       469                  424
Allowance for loan losses...................       785                  680
                                              --------             --------
   Total loans receivable, net..............  $202,833             $162,144
                                              ========             ========

     The following table sets forth certain information at March 31, 2003 regarding the dollar amount of principal repayments becoming due during the periods indicated for loans. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

                                         ONE- TO
                                           FOUR-      MULTI-FAMILY
                                          FAMILY     AND COMMERCIAL                  CONSUMER     TOTAL
                                        REAL ESTATE    REAL ESTATE   CONSTRUCTION      LOANS      LOANS
                                       ------------- -------------- --------------- ----------  ----------
                                                                    (IN THOUSANDS)
Amounts due in:
 One year or less.....................    $    220       $    13         $      -    $  1,232    $  1,465
 More than one to three years.........         690             -              382         248       1,320
 More than three to five years........       2,963            25                -         538       3,526
 More than five to 10 years...........      21,658         1,241                -       1,229      24,128
 More than 10 to 15 years.............      74,379           995                -       1,882      77,256
 More than 15 years...................      99,047         7,853                -       1,052     107,952
                                          --------       -------         --------    --------    --------
   Total..............................    $198,957       $10,127         $    382    $  6,181    $215,647
                                          ========       =======         ========    ========    ========

     The following table sets forth the dollar amount of all loans at March 31, 2003 that are due after March 31, 2004 and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude applicable loans in process, unearned interest on installment loans and deferred loan fees, net, and includes $175,000 of nonperforming loans.

                                                              FLOATING OR
                                                               ADJUSTABLE-
                                               FIXED-RATES       RATES         TOTAL
                                             --------------  --------------  ----------
                                                             (IN THOUSANDS)
Real estate loans:
 One- to four-family.......................      $143,818        $54,919      $198,737
 Multi-family and commercial...............         1,674          8,440        10,114
 Construction..............................           382              -           382
Consumer loans.............................         3,154          1,795         4,949
                                                 --------        -------      --------
   Total...................................      $149,028        $65,154      $214,182
                                                 ========        =======      ========

 The following table shows loan origination activity during the periods indicated.

                                                  Year Ended March 31,
                                          ------------------------------------
                                              2003        2002        2001
                                          -----------  ----------- ----------
                                                   (In thousands)
Total loans at beginning of period.......  $252,265      $230,200    $204,283
                                           --------      --------    --------
Loans originated:
 Real estate.............................    59,240        81,126      48,885
 Consumer................................     3,690         2,816       3,747
                                           --------      --------    --------
   Total loans originated................    62,930        83,942      52,632
                                           --------      --------    --------
Loans purchased..........................       382            --          --
                                           --------      --------    --------
Deduct:
 Principal payments:
   Real estate...........................   (96,263)      (58,282)    (24,313)
   Consumer..............................    (3,604)       (3,595)     (2,118)
                                           --------      --------    --------
 Total principal payments................   (99,867)      (61,877)    (26,431)
                                           --------      --------    --------
 Transfers to foreclosed real estate.....       (63)           --        (284)
                                           --------      --------    --------
Net loan activity........................   (36,618)       22,065      25,917
                                           --------      --------    --------
Total gross loans at end of period.......  $215,647      $252,265    $230,200
                                           ========      ========    ========

     Securities. Our securities portfolio consists primarily of Federal agency debt securities with maturities of 15 years or less and mortgage-backed securities with stated final maturities of thirty years or less. Securities increased $45.8 million, or 20.3%, in the year ended March 31, 2003 as a result of excess funds invested from net growth in deposits. All of our mortgage-backed securities were issued by either Ginnie Mae, Fannie Mae or Freddie Mac.

     The following table sets forth the carrying values of our securities portfolio at the dates indicated.

                                                                    AT MARCH 31,
                                    ---------------------------------------------------------------------------
                                               2003                     2002                     2001
                                    ---------------------------------------------------------------------------
                                     AMORTIZED       FAIR     AMORTIZED       FAIR     AMORTIZED       FAIR
                                       COST          VALUE       COST         VALUE       COST         VALUE
                                    ---------------------------------------------------------------------------
                                                                  (IN THOUSANDS)
Trading account securities:
   Federal agency securities.......   $      -     $      -    $      -     $      -    $    979     $    988
                                      --------     --------    --------     --------    --------     --------

Securities available-for-sale:
   Federal agency securities.......      5,000        5,011       1,000       1,014       22,002       22,062
   Freddie Mac.....................        246          264         354         377          479          498
                                      --------     --------    --------     --------    --------     --------
                                         5,246        5,275       1,354       1,391       22,481       22,560
                                      --------     --------    --------     --------    --------     --------
Securities held-to-maturity:
   Federal agency securities.......    120,862      123,115     110,255      109,425      80,321       80,564
   Fannie Mae......................     47,290       48,846      53,861       53,879      46,567       46,970
   Freddie Mac.....................     57,940       59,695      53,667       53,961      48,788       49,417
   Ginnie Mae......................     39,994       40,406       6,340        6,511       9,822       10,035
                                      --------     --------    --------     --------    --------     --------
                                       266,086      272,062     224,123      223,776     185,498      186,986
                                      --------     --------    --------     --------    --------     --------

         Total.....................   $271,332     $277,337    $225,477     $225,167    $208,958     $210,534
                                      ========     ========    ========     ========    ========     ========

     The following table sets forth the maturities and weighted average yields of securities at March 31, 2003. Certain mortgage-backed securities have interest rates that are adjustable and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. At March 31, 2003, mortgage-backed securities with adjustable rates totaled $64.2 million.


                                                          MORE THAN         MORE THAN          MORE THAN
                                                         ONE YEAR TO      FIVE YEARS TO      FIVE YEARS TO
                                  ONE YEAR OR LESS       FIVE YEARS         TEN YEARS           TEN YEARS             TOTAL
                                 ------------------ ------------------------------------ --------------------- -------------------
                                                                     (DOLLARS IN THOUSANDS)
Securities available-for-sale:
 Federal agency securities.....   $   --        --%  $  5,011    2.25%  $    --      --%   $     --       --%   $  5,011    2.50%
 Freddie Mac...................       --        --         --      --       264     8.50         --       --         264    8.50
                                  ------             --------           -------            --------
                                      --        --      5,011    2.25       264     8.50         --       --       5,275    2.80
                                  ------             --------           -------            --------

Securities held-to-maturity:
 Federal agency securities.....    2,000      5.88    100,987    3.51    12,936     6.24      4,939     6.58     120,862    3.91
 Fannie Mae....................       --        --      1,297    6.43    17,002     4.84     28,991     5.65      47,290    5.38
 Freddie Mac...................      295      6.99      2,766    6.54    11,011     5.65     43,868     5.23      57,940    5.39
 Ginnie Mae....................       --        --        695    7.48       493     6.96     38,806     4.10      39,994    4.20
                                  ------             --------           -------            --------             --------
                                   2,295      6.02    105,745    3.65    41,442     5.52    116,604     5.02     266,086    4.54
                                  ------             --------           -------            --------             --------
    Total......................   $2,295      6.02%  $110,756    3.59%  $41,706     5.53%  $116,604     5.02%   $271,361    4.52%
                                  ======             ========           =======            ========             ========

     DEPOSITS. Our primary source of funds is our deposit accounts. The deposit base is comprised of NOW checking, savings, money market and time deposits. These deposits are provided primarily by individuals within our market area. We do not use brokered deposits as a source of funding. Deposits increased $26.2 million, or 5.6%, in the year ended March 31, 2003. The increase in deposits consisted primarily of a increase in savings and club accounts, certificates of deposit and, to a lesser extent, money market deposit accounts. The increase was attributable primarily to competitive interest rates, the movement of customer funds out of riskier investments, including the stock market, and our history of paying interest on deposit accounts since 1928.

     The following table sets forth the balances of our deposit products at the dates indicated.

                                                     AT MARCH 31,
                                           ---------------------------------
                                              2003       2002        2001
                                           ---------- ----------- ----------
                                                    (IN THOUSANDS)

     NOW accounts........................    $26,391     $25,636    $22,500
     Super NOW accounts..................        433         705        652
     Money market deposit accounts.......     12,096      10,819      9,704
     Savings and club accounts...........    128,400     112,428     97,567
     Certificates of deposit.............    330,175     321,730    295,732
                                            --------    --------   --------
           Total.........................   $497,495    $471,318   $426,155
                                            ========    ========   ========

     The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of March 31, 2003. Jumbo certificates of deposit require minimum deposits of $100,000.

                                                                CERTIFICATES
                             MATURITY PERIOD                    OF DEPOSITS
          -------------------------------------------------   ----------------
                                                               (IN THOUSANDS)

            Three months or less..........................             $13,562
            Over three through six months.................               6,227
            Over six through twelve months................               9,912
            Over twelve months............................              10,397
                                                                       -------
                 Total....................................             $40,098
                                                                       =======

     The following table sets forth the time deposits classified by rates at the dates indicated.

                                                     AT MARCH 31,
                                           ---------------------------------
                                              2003       2002        2001
                                           ---------- ----------- ----------
                                                     (IN THOUSANDS)
     1.01 - 1.99%....................        $ 26,755   $      -   $      -
     2.00 - 2.99%....................         164,021     80,855          -
     3.00 - 3.99%....................          84,959     73,024          -
     4.00 - 4.99%....................          30,502     84,831     29,169
     5.00 - 5.99%....................          14,385     36,302    174,803
     6.00 - 6.99%....................           9,553     46,718     91,760
                                             --------   --------   --------
          Total......................        $330,175   $321,730   $295,732
                                             ========   ========   ========

     The following table sets forth the amount and maturities of time deposits at March 31, 2003.

                                                        AMOUNT DUE
                                  -------------------------------------------------------
                                                                                                     PERCENT OF
                                                                                                        TOTAL
                                    LESS THAN     1-2       2-3        3-4      AFTER 4              CERTIFICATE
                                    ONE YEAR     YEARS     YEARS      YEARS      YEARS      TOTAL      ACCOUNTS
                                  ------------ --------- ---------- ---------- ---------- --------- --------------
                                                              (DOLLARS IN THOUSANDS)
1.01 - 1.99%.....................  $ 26,728     $     -    $     6    $     -     $   21   $ 26,755       8.10%
2.00 - 2.99%.....................   147,550      15,171      1,300          -          -    164,021      49.68
3.00 - 3.99%.....................    24,099      35,682     16,446      6,766      1,966     84,959      25.73
4.00 - 4.99%.....................    15,232       3,500      8,247      3,518          5     30,502       9.24
5.00 - 5.99%.....................    10,502         391      3,480         12          -     14,385       4.36
6.00 - 6.99%.....................     8,502       1,037         14          -          -      9,553       2.89
                                   --------     -------    -------    -------     ------   --------     ------
     Total.......................  $232,613     $55,781    $29,493    $10,296     $1,992   $330,175     100.00%
                                   ========     =======    =======    =======     ======   ========     ======

     The following table sets forth the savings activities for the periods indicated.

                                                      YEAR ENDED MARCH 31,
                                         ---------------------------------------------
                                              2003           2002            2001
                                         ------------- ---------------- --------------
                                                         (IN THOUSANDS)
Beginning balance....................        $471,318       $426,155       $420,441
Increase (decrease)
   before interest credited..........          11,306         25,992       (14,518)
Interest credited....................          14,871         19,171         20,232
                                             --------       --------       --------
Net increase in savings deposits.....          26,177         45,163          5,714
                                             --------       --------       --------
Ending balance.......................        $497,495       $471,318       $426,155
                                             ========       ========       ========

     BORROWINGS. Historically, we have not relied upon advances from the Federal Home Loan Bank of New York to supplement our supply of lendable funds or to meet deposit withdrawal requirements; however, as part of our leveraging strategy, we may rely upon advances from the Federal Home Loan Bank in the future. During the year ended March 31, 2003, we had no borrowings.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY

     ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish reserves against losses on loans on a monthly basis. When additional reserves are necessary, a provision for loan losses is charged to earnings.

     Clifton Savings' methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: specific allowances for identified problem loans and a general valuation allowance on the remainder of the loan portfolio.

     Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred. Clifton Savings' identifies loans which may require a specific allowance by reviewing all delinquent loans, significant credits, problem loans as identified by Clifton Savings' internal grading system, loans classified as substandard, doubtful, loss, or special mention by Clifton Savings' internal classification system, and other loans which management may have concerns about collectibility, such as loans in a particular industry. For individually reviewed loans, a borrower's inability to service a credit according to the contractual terms based on the borrower's cash flow and/or a shortfall in collateral value would result in the recording of a specific allowance.

     The general valuation allowance represents a loss allowance which has been established to recognize the inherent risk factors associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. Risk factors are based on our historical loss experience and industry averages and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.

     The Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require us to make additional provisions for loan losses based on judgments different from ours.

     At March 31, 2003, our allowance for loan losses represented 0.44% of total gross loans and 537.1% of nonperforming loans. The allowance for loan losses remained stable at $940,000 at March 31, 2003. The absence of a provision for loan losses in 2003 reflected the lack of any charge-offs in fiscal 2003, a decrease in the size of the loan portfolio, and management's continuation of very conservative underwriting practices and decision to continue to originate primarily one- to four-family loans.

     Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

     SUMMARY OF LOAN LOSS EXPERIENCE. The following table sets forth an analysis of the allowance for loan losses for the periods indicated. Where specific loan loss reserves have been established, any difference between the loss reserve and the amount of loss realized has been charged or credited to current income.


                                                                       Year Ended March 31,
                                                        -------------------------------------------------
                                                           2003     2002        2001      2000     1999
                                                        -------------------------------------------------
                                                                   (Dollars in thousands)
Allowance at beginning of period....................       $940     $885       $785       $680     $590
                                                           ----     ----       ----       ----     ----
Provision for loan losses...........................          -       55        100        105       90
                                                           ----     ----       ----       ----     ----
Recoveries..........................................          -        -          -          -        -
Charge offs.........................................          -        -          -          -        -
                                                           ----     ----       ----       ----     ----
Net charge-offs.....................................          -        -          -          -        -
                                                           ----     ----       ----       ----     ----

   Allowance at end of period.......................       $940     $940       $885       $785     $680
                                                           ====     ====       ====       ====     ====

Allowance to nonperforming loans....................     537.14%  186.51%    306.23%     69.35%   91.64%
Allowance to total gross loans
   outstanding at the end of the period.............       0.44     0.37       0.38       0.38     0.42

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

                                                                        At March 31,
                                ----------------------------------------------------------------------------------------------
                                             2003                            2002                           2001
                                ------------------------------- ------------------------------- -------------------------------
                                                       % of                            % of                            % of
                                             % of     Loans in               % of     Loans in               % of     Loans in
                                           Allowance  Category             Allowance  Category             Allowance  Category
                                            to Total  to Total              to Total  to Total              to Total  to Total
                                 Amount    Allowance   Loans     Amount    Allowance   Loans     Amount    Allowance   Loans
                                -------- ------------ --------- -------- ------------ --------- -------- ------------ ---------
                                                                   (DOLLARS IN THOUSANDS)
One- to four-family............   $737       78.40%    92.25%     $818      87.02%      93.93%    $757       85.54%     93.11%
Multi-family and commercial         58        6.17      4.70        93       9.89        3.47       45        5.08       3.90
   real estate.................
Construction...................      1        0.11      0.18         1       0.11        0.18        -           -          -
Consumer.......................     31        3.30      2.67        27       2.87        2.42       30        3.39       2.99
Unallocated....................    113       12.02         -         1       0.11           -       53        5.99          -
                                  ----      ------    ------      ----     ------      ------     ----      ------     ------
  Total allowance for loan
   losses......................   $940      100.00%   100.00%     $940     100.00%     100.00%    $885      100.00%    100.00%
                                  ====      ======    ======      ====     ======      ======     ====      ======     ======

                                                            At March 31,
                                ----------------------------------------------------------------
                                             2000                             1999
                                -------------------------------  -------------------------------
                                                       % of                             % of
                                             % of     Loans in                % of     Loans in
                                           Allowance  Category              Allowance  Category
                                            to Total  to Total               to Total  to Total
                                 Amount    Allowance   Loans      Amount    Allowance   Loans
                                -------- ------------ ---------  -------- ------------ ---------
                                                        (DOLLARS IN THOUSANDS)
One- to four-family............    $660      84.08%     91.90%     $544       80.00%     91.59%
Multi-family and commercial
   real estate.................     102      12.99       5.06        65        9.56       5.54
Construction...................       2       0.25       0.47         -           -       0.12
Consumer.......................      21       2.68       2.57        21        3.09       2.75
Unallocated....................       -          -          -        50        7.35          -
                                   ----     ------     ------      ----      ------     ------
  Total allowance for loan
   losses.....................     $785     100.00%    100.00%     $680      100.00%    100.00%
                                   ====     ======     ======      ====      ======     ======

     NONPERFORMING AND CLASSIFIED ASSETS. When a loan becomes 90 days delinquent, the loan is placed on nonaccrual status at which time the accrual of interest ceases and the reserve for any uncollectible accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

     We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

     Nonperforming assets totaled $175,000, or 0.03% of total assets, at March 31, 2003, which is a decrease of $329,000, or 65.3%, from March 31, 2002.
Nonaccrual loans accounted for all the total nonperforming assets at March 31, 2003 and March 31, 2002. At March 31, 2003, nonaccrual loans were comprised solely of residential mortgage loans. At March 31, 2003, $36,000 of the allowance for loan losses related to nonaccrual real estate loans.

     Under current accounting guidelines, a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. We consider one- to four-family mortgage loans and consumer installment loans to be homogeneous and, therefore, do not separately evaluate them for impairment. All other loans are evaluated for impairment on an individual basis. At March 31, 2003, we had no loans that were considered impaired.

     The following table provides information with respect to our nonperforming assets at the dates indicated. We did not have any troubled debt restructurings at the dates presented.

                                                                          AT MARCH 31,
                                                       ---------------------------------------------------
                                                        2003      2002        2001       2000       1999
                                                       -------  ---------  ----------  ---------  --------
                                                                      (DOLLARS IN THOUSANDS)
  Nonaccrual loans:
    Real estate......................................    $175      $504       $289      $1,104      $742
                                                         ----      ----       ----      ------      ----
      Total..........................................     175       504        289       1,104       742
                                                         ====      ====       ====      ======      ====

  Accruing loans past due 90 days or more:
    Consumer.........................................       -         -          -          28         -
                                                         ----      ----       ----      ------      ----
      Total..........................................       -         -          -          28         -
                                                         ====      ====       ====      ======      ====

      Total of nonaccrual and 90 days
         or more past due loans......................     175       504        289       1,132       742
                                                         ----      ----       ----      ------      ----

  Real estate owned..................................       -         -        168           -         -
      Total nonperforming assets.....................    $175      $504       $457      $1,132      $742
                                                         ====      ====       ====      ======      ====

  Total nonperforming loans to total loans............   0.08%     0.20%      0.13%       0.55%     0.45%

  Total nonperforming loans to total assets...........   0.03%     0.09%      0.06%       0.23%     0.16%

  Total nonperforming assets to total assets..........   0.03%     0.09%      0.09%       0.23%     0.16%

     Interest income that would have been recorded for the year ended March 31, 2003 had nonaccruing loans been current according to their original terms amounted to $13,000. The amount of interest related to these loans included in interest income was $8,000 for the year ended March 31, 2003.

     Pursuant to federal regulations, we review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. "Substandard assets" must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. "Doubtful assets" have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified "loss" is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a "special mention" category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we must establish a general allowance for loan losses. If we classify an asset as loss, we must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount.

     The following table shows the aggregate amounts of our classified assets at the dates indicated.

                                                           AT MARCH 31,
                                                     -----------------------
                                                        2003          2002
                                                     ----------    ---------
                                                          (IN THOUSANDS)

      Special mention assets..................         $  940        $1,869
      Substandard assets .....................            182           509
      Doubtful assets.........................              -             -
      Loss assets.............................              -             -
                                                       ------        ------
         Total classified assets..............         $1,122        $2,378
                                                       ======        ======

     At each of the dates in the above table, substandard assets consisted of all nonperforming assets and included negative escrow amounts. All substandard assets were nonperforming loans at March 31, 2003 and March 31, 2002. At March 31, 2003, of the $940,000 in special mention assets, we had $202,000 of current loans that we are monitoring because of concerns about the borrowers' ability to continue to make payments in the future.

     DELINQUENCIES. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

                                                               AT MARCH 31,
                                             -----------------------------------------------
                                                       2003                    2002
                                             -----------------------------------------------
                                                30-59       60-89       30-59       60-89
                                                DAYS         DAYS        DAYS        DAYS
                                              PAST DUE     PAST DUE    PAST DUE    PAST DUE
                                             ----------   ----------  ----------  ----------
                                                             (IN THOUSANDS)
    Real estate loans.....................     $1,158        $275       $1,380       $951
    Consumer loans........................        109          52          174         26
                                               ------        ----       ------       ----
        Total.............................     $1,267        $327       $1,554       $977
                                               ======        ====       ======       ====

     At each of the dates in the above table, delinquent real estate loans consisted solely of loans secured by residential real estate.

MARKET RISK ANALYSIS

     QUALITATIVE ASPECTS OF MARKET RISK. Our most significant form of market risk is interest rate risk. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Pursuant to this strategy, we originate adjustable-rate mortgage loans for retention in our loan portfolio. The ability to originate adjustable-rate loans depends to a great extent on market interest rates and borrowers' preferences. As an alternative to adjustable-rate mortgage loans, we offer fixed-rate mortgage loans with maturities of fifteen years or less. This product enables us to compete in the fixed-rate mortgage market while maintaining a shorter maturity. Fixed-rate mortgage loans typically have an adverse effect on interest rate sensitivity compared to adjustable-rate loans. In recent years we have used investment securities with terms of three years or less and adjustable-rate mortgage-backed securities to help manage interest rate risk. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of off-balance sheet derivative financial instruments.

     We have a Risk Management Committee to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume and mix of assets and funding sources with the objective of managing assets and funding sources.

     Quantitative Aspects of Market Risk. We use an interest rate sensitivity analysis prepared by the Office of Thrift Supervision to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or 100 basis point decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. Because of the low level of market interest rates, this analysis is not performed for decreases of more than 100 basis points. We measure interest rate risk by modeling the changes in net portfolio value over a variety of interest rate scenarios. The following table, which is based on information that we provide to the Office of Thrift Supervision, presents the change in our net portfolio value at March 31, 2003 that would occur in the event of an immediate change in interest rates based on Office of Thrift Supervision assumptions, with no effect given to any steps that we might take to counteract that change.

                                                                  NET PORTFOLIO VALUE AS % OF
                                    NET PORTFOLIO VALUE             PRESENT VALUE OF ASSETS
  BASIS POINT ("BP")        -----------------------------------  ----------------------------
  CHANGE IN RATES            $ AMOUNT    $ CHANGE     % CHANGE     NPV RATIO        CHANGE
--------------------------- ----------  -----------  ----------  ------------   -------------
                                   (DOLLARS IN THOUSANDS)
           300 bp             $73,606     $(21,250)      (22)%       12.83%        (289)bp
           200                 82,987      (11,869)      (13)        14.17          (155)
           100                 90,574       (4,283)       (5)        15.19           (53)
             0                 94,856            -         -         15.72             -
          (100)                94,421         (436)        -         15.58           (14)

     The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, amount others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of investment securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term U.S. Government agency obligations.

     Our most liquid assets are cash and cash equivalents and interest-bearing deposits. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At March 31, 2003, cash and cash equivalents totaled $76.3 million, including interest-bearing deposits of $64.0 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $5.3 million at March 31, 2003. In addition, at March 31, 2003, we had arranged the ability to borrow a total of approximately $54.4 million from the Federal Home Loan Bank of New York. On that date, we had no advances outstanding.

     At March 31, 2003, we had $6.9 million in loan commitments outstanding. In addition to commitments to originate loans, we had $2.2 million in unused lines of credit, $25.4 million in commitments to purchase securities and $1.1 million in commitments related to the construction of new branches. Certificates of deposit due within one year of March 31, 2003 totaled $232.6 million. We believe, based on past experience, that a significant portion of those deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

     The following table presents certain of our contractual obligations as of March 31, 2003.


                                                                      PAYMENTS DUE BY PERIOD
                                                        ----------------------------------------------
                                                        LESS THAN                            MORE THAN
         CONTRACTUAL OBLIGATIONS              TOTAL       1 YEAR    1-3 YEARS   3-5 YEARS     5 YEARS
------------------------------------------  ----------  ----------  ---------- -----------  ----------
                                                                  (IN THOUSANDS)
Operating lease obligations(1)...........     $   286     $    62       $133        $91          $-
Purchase obligations:                          25,436      25,436          -          -           -
  Securities.............................
  Branch renovations and construction....       1,075       1,075          -          -           -
                                              -------     -------       ----        ---          --
    Total ...............................     $26,797     $26,573       $133        $91          $-
                                              =======     =======       ====        ===          ==

--------------------------
(1) Payments are for lease of real property.

     Our primary investing activities are the origination of loans and the purchase of securities. In fiscal 2003, we originated $62.9 million of loans and purchased $191.5 million of securities. In fiscal 2002, we originated $83.9 million of loans and purchased $159.7 million of securities. In fiscal 2001, we originated $52.6 million of loans and purchased $40.9 million of securities.

     Financing activities consist primarily of activity in deposit accounts. We experienced a net increase in total deposits of $26.2 million, $45.2 million and $5.7 million for the years ended March 31, 2003, 2002 and 2001, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships. Occasionally, we offer promotional rates on certain deposit products in order to attract deposits.

     We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At March 31, 2003, we exceeded all of our regulatory capital requirements. We are considered "well capitalized" under regulatory guidelines. See "REGULATION AND SUPERVISION--REGULATION OF NEW JERSEY SAVINGS ASSOCIATIONS--CAPITAL REQUIREMENTS" and "REGULATORY CAPITAL COMPLIANCE" and note 9 of the notes to the financial statements.

     The capital from the conversion will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations will be enhanced by the capital from the conversion, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital raised in the offering, return on equity will be adversely impacted following the conversion.

OFF-BALANCE SHEET ARRANGEMENTS

     We do not have any off-balance sheet arrangements and have not had any such arrangements during the three years ended March 31, 2003.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and the provisions for the disposal of a segment of a business in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a

Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This statement requires that long-lived assets to be disposed of by sale be measured at the lower of its carrying amount or fair value less cost to sell, and recognition of impairment losses on long-lived assets to be held if the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows and exceeds its fair value. Additionally, Statement of Financial Accounting Standards No. 144 resolved various implementation issues related to Statement of Financial Accounting Standards No. 121. The provisions of Statement of Financial Accounting Standards No. 144 were adopted on April 1, 2002 and had no effect on our financial statements.

     In October 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." This statement removes acquisitions of financial institutions from the scope of both Statement of Financial Accounting Standards No. 72 and Interpretation No. 9 and requires that those transactions be accounted for in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." As a result, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of intangible assets acquired as an unidentifiable intangible asset (SFAS No. 72 goodwill) no longer applies to acquisitions within the scope of the statement. We do not currently have any SFAS No. 72 goodwill and, as a result, the adoption of this statement is not expected to have a material impact on our financial statements.

     In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We have not completed an analysis of the potential effects of the this statement on our financial statements.

EFFECT OF INFLATION AND CHANGING PRICES

     The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                                  OUR BUSINESS

GENERAL

     Clifton Savings Bancorp, Inc. was organized as a Delaware corporation at the direction of Clifton Savings in May 2003 to become the holding company for Clifton Savings upon completion of the conversion. As a result of the conversion, Clifton Savings will be a wholly owned subsidiary of Clifton Savings Bancorp.

     Before the completion of the conversion, Clifton Savings Bancorp will not engage in any significant activities other than that of an organizational nature. Upon completion of the conversion, Clifton Savings Bancorp's business activity will be the ownership of the outstanding capital stock of Clifton Savings and management of the investment of offering proceeds retained from the conversion. Initially, Clifton Savings Bancorp will neither own nor lease any property but will instead use the premises, equipment and other property of Clifton Savings with the payment of appropriate rental fees, as required by applicable law and regulations. In the future, Clifton Savings Bancorp may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Clifton Savings was formed as a New Jersey building and loan association in 1928 under the name Botany Building and Loan Association. Clifton Savings has changed its name several times since and has done business under the names East Clifton Building and Loan Association, East Clifton Savings and Loan Association and Clifton Savings and Loan Association and since 1989 under its current name Clifton Savings Bank, S.L.A.

     We operate as a community-oriented financial institution offering traditional financial services to consumers and businesses in our market area. We attract deposits from the general public and use those funds to originate one- to four-family, multi-family and commercial real estate, and consumer loans, which we hold for investment.

     Our website address is WWW.CLIFTONSAVINGS.COM. Information on our website should not be considered a part of this prospectus.

MARKET AREA

     We are headquartered in Clifton, New Jersey, which is located in northeast New Jersey and situated approximately 20 miles west of New York City. In addition to our main office located in Passaic County, we operate nine branch offices in Bergen and Passaic Counties, which, along with Essex County, we consider our primary market area. The economy in our market area is primarily oriented to the service, manufacturing, medical and retail industries. The major employers in the area include St. Vincents Nursing Home, Passaic County Freeholders, ITT Industries and the United Parcel Service. The area is also home to commuters working in the greater New York City metropolitan area. New Jersey has the highest population density of any state in the United States, and our market area has a population of 2.2 million, which is approximately 25% of the state's total population. Median household income in Bergen County is among the highest in the United States at $65,000, compared to $55,000 for New Jersey as a whole and $42,000 nationally. Essex and Passaic Counties have median household incomes of $45,000 and $49,000, respectively.

COMPETITION

     We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our market area and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions and insurance companies. We also face competition for investors' funds from money market funds and other corporate and government securities. At June 30, 2002, which is the most recent date for which data is available from the FDIC, we held approximately 1.32% of the deposits in Bergen and Passaic Counties, which is the 21st market share out of 51 financial institutions with offices in these counties. In addition, banks owned by FleetBoston Financial Corporation, Wachovia Corporation, J.P. Morgan Chase & Co. and Washington Mutual, Inc., all of which are large regional bank holding companies, also operate in our market area. These institutions are significantly larger than us and, therefore, have significantly greater resources.

     Our competition for loans comes primarily from financial institutions in our market area, and to a lesser extent from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

     We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our growth in the future.

LENDING ACTIVITIES

     GENERAL. Our loan portfolio consists primarily of one- to four-family mortgage loans. To a much lesser extent, our loan portfolio includes multi-family and commercial real estate loans, construction and consumer loans.

     ONE- TO FOUR-FAMILY RESIDENTIAL LOANS. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes or to construct new residential dwellings. We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

     We offer fixed rate loans with terms of either 15, 20 or 30 years. Our adjustable-rate mortgage loans are based on a 30 year amortization schedule and interest rates and payments on our adjustable-rate mortgage loans adjust annually after either a one, seven or 10 year initial fixed period. In addition, we offer adjustable-rate mortgage loans that adjust every three years after a three year initial fixed period. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% above either the one- or three-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan.

     While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

     While one- to four-family residential real estate loans are normally originated with up to 30-year terms; such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

     We generally do not make conventional loans with loan-to-value ratios exceeding 95% and generally make loans with a loan-to-value ratio in excess of 80% only when secured by first liens on owner-occupied one- to four-family residences. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance or additional collateral. We require all properties securing mortgage loans to be appraised by a board-approved appraiser. We require title insurance on all first mortgage loans. Borrowers must obtain hazard or flood insurance (for loans on property located in a flood zone) prior to closing the loan.

     In an effort to provide financing for moderate income and first-time buyers, we offer several special targeted lending programs (including a low- to moderate-income program) and a first-time home buyers program. We offer residential mortgage loans through these programs to qualified individuals and originate the loans using modified underwriting guidelines. All of these loans have private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property.

     MULTI-FAMILY AND COMMERCIAL REAL ESTATE LOANS. We offer adjustable-rate mortgage loans secured by multi-family and commercial real estate. Our multi-family and commercial real estate loans are generally secured by mixed-use properties with residential units as well as retail space. We intend to continue to grow this segment of our loan portfolio

     We originate five year adjustable-rate multi-family and commercial real estate loans for terms up to 20 years. Interest rates and payments on our adjustable-rate mortgage loans adjust every five years after a five year initial fixed period. Interest rates and payment on our adjustable rate loans generally are adjusted to a rate typically equal to 3.25% above the five-year constant maturity treasury index. There are no adjustment period or lifetime interest rate caps. Loan amounts generally do not exceed 75% of the appraised value.

     Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and commercial real estate lending is the borrower's creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties are often dependent on successful operation or management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. In order to monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements and rent rolls on multi-family and commercial real estate loans. We also perform annual reviews and prepare write-ups on all loans where the loan is secured by commercial or multi-family real estate.

     At March 31, 2003, we had three loans with principal balances in excess of $500,000. These loans included one loan secured by a mixed-use building that includes retail stores and two apartments totaling $649,000, or 6.4% of multi-family and commercial real estate loans. In addition, we had two loans secured by multi-family properties totaling $1.2 million in the aggregate, or 11.8% of multi-family and commercial real estate loans. At March 31, 2003, all of these loans were performing in accordance with their terms.

     RESIDENTIAL CONSTRUCTION LOANS. To a much lesser extent, we originate loans to finance the construction of residential dwellings. Construction loans generally provide for interest-only payments at fixed-rates of interest and have terms of six to 12 months. At the end of the construction period, the loan generally converts into a permanent loan. Construction loans generally may be considered for loan-to-value ratios of up to 70%. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant. We generally use independent fee appraisers for construction disbursement purposes.

     Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project having a value which is insufficient to assure full repayment. As a result of the foregoing, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay principal and interest. If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

     CONSUMER LOANS. We offer a variety of consumer loans, including second mortgage loans, loans secured by passbook or certificate accounts, and home equity lines of credit.

     The procedures for underwriting consumer loans include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

     Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

     LOAN ORIGINATIONS. Loan originations come from a number of sources. The customary sources of loan originations include internet mortgage loan marketers, local mortgage brokers, advertising, referrals from customers, and personal contacts by our staff. We generally retain for our portfolio all of the loans that we originate. We occasionally purchase participation interests in real estate loans in our market area.

     LOAN APPROVAL PROCEDURES AND AUTHORITY. Our policies and loan approval limits are established and approved by the Board of Directors. All residential mortgage loans not exceeding Fannie Mae and Freddie Mac conforming loan amounts and all consumer loans require the approval of senior management and are ratified by the Board of Directors. All other loans require the approval of our Board of Directors. The Board of Directors meets weekly to review all mortgage loans.

     LOANS TO ONE BORROWER. The maximum amount that we may lend to one borrower and the borrower's related entities is limited by regulation. At March 31, 2003 our regulatory limit on loans to one borrower was $11.1 million. At that date our largest lending relationship was $1.5 million and included six loans to one individual, all of which were performing according to the original repayment terms at March 31, 2003.

     LOAN COMMITMENTS. We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 90 days or less.

     DELINQUENCIES. When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We make initial contact with the borrower when the loan becomes 30 days past due. If payment is not then received by the 45th day of delinquency, additional letters and phone calls generally are made. When the loan becomes 90 days past due, we send a letter notifying the borrower that we will commence foreclosure proceedings if the loan is not brought current within 30 days. When the loan becomes 120 days past due, we will commence foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

INVESTMENT ACTIVITIES

     We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of New York and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in corporate securities. We also are required to maintain an investment in Federal Home Loan Bank of New York stock.

     At March 31, 2003, our investment portfolio consisted of Federal agency debt securities with maturities of 15 years or less and mortgage-backed securities issued by Fannie Mae, Freddie Mac and Ginnie Mae with stated final maturities of 30 years or less. We purchase mortgage-backed securities in an effort to increase yield, improve liquidity, provide call protection, and enhance our qualified thrift lender ratio.

     Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak, and to generate a favorable return. Clifton Savings' Board of Directors has the overall responsibility for Clifton Savings' investment portfolio, including approval of Clifton Savings' investment policy and appointment of Clifton Savings' Investment Committee. The Investment Committee is responsible for approval of investment strategies and monitoring of the investment performance of Clifton Savings. Clifton Savings' President is the designated investment officer and is responsible for the daily investment activities and is authorized to make investment decisions consistent with Clifton Savings' investment policy. The Investment Committee meets regularly with the President in order to review and determine investment strategies and transactions.

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

     GENERAL. Deposits and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

     DEPOSIT ACCOUNTS. Substantially all of our depositors are residents of the State of New Jersey. Deposits are attracted from within our primary market area through the offering of a broad selection of deposit instruments, including NOW and Super NOW accounts, money market accounts, regular savings accounts, club savings accounts and certificates of deposit. We do not utilize brokered funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. In the past, our strategy had been to attract and retain deposits by offering the highest rates in our market area. Our current strategy is to offer competitive rates, but not be the market leader in every type and maturity. We have also changed our advertising to emphasize transaction accounts, with the goal of shifting our mix of deposits towards a smaller percentage of higher cost time deposits.

     BORROWINGS. Historically, we have not relied upon advances from the Federal Home Loan Bank of New York to supplement our supply of lendable funds or to meet deposit withdrawal requirements; however, as part of our leveraging strategy, we may rely upon advances from the Federal Home Loan Bank in the future.

     The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the Federal Home Loan Bank's assessment of the institution's creditworthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member's assets, and short-term borrowings of less than one year may not exceed 10% of the institution's assets. The Federal Home Loan Bank determines specific lines of credit for each member institution. We have authority to borrow up to 20% of assets under a short-term line of credit.

PROPERTIES

     We conduct our business through our main office and branch offices. The following table sets forth certain information relating to these facilities as of March 31, 2003.

                                                   Net Book Value
    Location                         Year               as of             Square         Owned/
                                    Opened         March 31, 2003         Footage        Leased
  --------------                 -----------    --------------------   ------------   -----------
                                                       (Dollars in thousands)
    Main Office:
    1433 Van Houten Avenue           1981                  $2,706        10,460          Owned

    Branches:
    Clifton:
    1055 Clifton Avenue              1956                     830         2,484          Owned
    1 Village Square West            1928                      87         1,550          Owned
    319 Lakeview Avenue              1970                      29         3,311          Owned
    646 Van Houten Avenue            1968                     145         1,081          Owned
    387 Valley Road                  1971                       1           995      Leased(1)
    Garfield:
    253 Palisade Avenue              1975                       -           685      Leased(2)
    369 Lanza Avenue                 1977                   1,143         2,174          Owned
    Wallington:
    163 Maple Avenue(3)              2003                     465           680          Owned
    Wayne:
    1158 Hamburg Turnpike             (4)                       -         1,617      Leased(5)


(1)  The current lease expires in 2006 with an option for an additional 5 years.
(2) This branch is currently leased on a month to month basis. Clifton Savings owns land with a book value of $344,000 for a future branch site at 247 Palisade Avenue to replace this branch.
(3) This is a temporary facility. The permanent facility is scheduled to open in the fourth quarter of 2003.
(4)  This office is scheduled to open in the third quarter of 2003.
(5) The current lease expires in 2008 with an option for an additional 5 years.

     In addition, Clifton Savings owns two properties valued at $294,000 at March 31, 2003, which are adjacent to two existing branches and may be used for branch expansion.

PERSONNEL

     As of March 31, 2003, we had 63 full-time employees and 17 part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

LEGAL PROCEEDINGS

     Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

SUBSIDIARIES

     We do not have any subsidiaries.

                                 OUR MANAGEMENT

DIRECTORS

     The initial Board of Directors of Clifton Savings Bancorp consists of the seven directors of Clifton Savings. The Board of Directors of Clifton Savings Bancorp are elected to terms of three years, approximately one-third of whom are elected annually.

     The Board of Directors of Clifton Savings is presently composed of seven members who are elected for terms of three years, approximately one-third of whom are elected annually. All of the directors of Clifton Savings are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Celentano who is the Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and Chairman of the Board of Clifton Savings, Mr. Hahofer who is a consultant to Clifton Savings and Mr. Smith whose construction company provides construction services for Clifton Savings. Information regarding the directors is provided below. Unless otherwise stated, each person has held his current occupation for the last five years. Ages presented are as of March 31, 2003.

     The following directors have terms ending in 2004:

     Frank J. Hahofer is a retired textile engraver. Age 89. Director since
1942.

     John Stokes has been a General Partner at O.I.R. Realty Co., a real estate investment company since 1980. From 1978 to 1992, Mr. Stokes was a General Partner at Brigadier Realty, a real estate investment company. Age 73. Director since 2001.

     The following directors have terms ending in 2005:

     JOHN A. CELENTANO, JR. is the Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and the Chairman of the Board of Clifton Savings. Prior to April 2003, Mr. Celentano was also a partner at the law firm of Celentano, Stadtmauer & Walentowicz, L.L.P. Mr. Celentano and Mr. Smith are first cousins. Age 68. Director since 1962.

     THOMAS A. MILLER is the owner of The T.A. Miller & Co., Inc. a full service marketing research organization servicing the pharmaceutical industry located in Clifton, New Jersey. Age 65. Director since 1990.

     The following directors have terms ending in 2006:

     JOHN H. PETO is the retired owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 57. Director since 1995.

     RAYMOND L. SISCO is the President of Cin Ray Realty, Inc. located in Ramsey, New Jersey and the Vice Chairman of the Board of Directors of Clifton Savings Bancorp and Clifton Savings. Age 71. Director since 1995.

     JOSEPH C. SMITH is the President Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Mr. Smith and Mr. Celentano are first cousins. Age 50. Director since 1994.

EXECUTIVE OFFICERS

     The executive officers of Clifton Savings Bancorp and Clifton Savings are elected annually by the Board of Directors and serve at the Board's discretion. The executive officers of Clifton Savings Bancorp and Clifton Savings are:


     Name                              Position
     ------------                      ---------------
     John A. Celentano, Jr.            Chairman of the Board and Chief Executive Officer of
                                       Clifton Savings Bancorp and Chairman of the Board of
                                       Clifton Savings

     Walter Celuch                     President and Corporate Secretary of Clifton Savings
                                       Bancorp and President, Chief Executive Officer and
                                       Secretary of Clifton Savings

     Bart D'Ambra                      Executive Vice President and Chief Operating Officer
                                       of Clifton Savings

     Stephen A. Hoogerhyde             Executive Vice President and Chief Lending Officer
                                       of Clifton Savings

     Christine R. Piano                Chief Financial Officer and Treasurer of Clifton
                                       Savings Bancorp and Executive Vice President and
                                       Chief Financial Officer of Clifton Savings

     Below is information regarding the executive officers of Clifton Savings Bancorp and Clifton Savings who are not also directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of March 31, 2003.

     WALTER CELUCH has been President and Chief Executive Officer of Clifton Savings since January 1999. From October 1987 until December 1998, Mr. Celuch served as the Senior Vice President and Chief Financial Officer of Clifton Savings. Age 55.

     BART D'AMBRA has been Executive Vice President and Chief Operating Officer since March 2003. Mr. D'Ambra served as Senior Vice President from April 2002 until March 2003. Prior to April 2002, Mr. D'Ambra served Clifton Savings as a Vice President. Age 54.

     STEPHEN A. HOOGERHYDE has been Executive Vice President and Chief Lending Officer of Clifton Savings since March 2003 and April 2002, respectively. Mr. Hoogerhyde served as Senior Vice President from April 2002 until March 2003. Prior to April 2002, Mr. Hoogerhyde served Clifton Savings as Vice President and Mortgage Officer. Age 48.

     CHRISTINE R. PIANO has been Executive Vice President and Chief Financial Officer of Clifton Savings since April 2003 and March 1999, respectively. Ms. Piano served as Vice President from March 2000 to April 2003 and as Assistant Vice President from March 1999 to March 2000. Prior to 1999, Ms. Piano was a Manager at Radics & Co., LLC, an accounting and auditing firm. Age 39.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF CLIFTON SAVINGS

     We conduct business through meetings of our Board of Directors and its committees. During the year ended March 31, 2003, the Board of Directors of Clifton Savings held 12 regular meetings and no special meetings.

     Our Board of Directors has standing Audit, Compensation and Nominating & Proxy Committees, among others.

     The Audit Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes, is responsible for developing and monitoring our internal audit and compliance programs. The committee also receives and reviews all the reports and findings and other information presented to them by our officers regarding financial reporting policies and practices. Mr. Sisco is the Audit Committee Chairman. This committee met 15 times during the year ended March 31, 2003.

     The Compensation Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes, determines annual grade and salary levels for employees and establishes personnel policies. Mr. Miller is the Compensation Committee Chairman. This committee met twice during the year ended March 31, 2003.

     The Nominating & Proxy Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes is responsible for the annual selection of management's nominees for election as directors. Mr. Peto is the Nominating & Proxy Committee Chairman. This committee met once in 2002 to nominate the individuals for election at the 2003 annual meeting.

     In addition, the Board of Directors has Executive, Building & Grounds, Compliance, Electronic Data Processing, Finance, Investment, Loan and Risk Management Committees.

COMMITTEES OF THE BOARD OF DIRECTORS OF CLIFTON SAVINGS BANCORP

     In connection with the formation of Clifton Savings Bancorp, the following committees were established:

     The Audit/Compliance Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes, is responsible for ensuring that Clifton Savings Bancorp is maintaining reliable accounting policies and financial reporting processes, ensuring that the internal auditing department is adequate, and reviewing the work of Clifton Savings Bancorp's independent accountants and internal auditing department to determine its effectiveness. Mr. Sisco is the Audit/Compliance Committee Chairman.

     The Compensation Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes, is responsible for determining annual grade and salary levels for employees and establishing personnel policies. Mr. Miller is the Compensation Committee Chairman.

     The Nominating/Corporate Governance Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes, is responsible for the annual selection of management's nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Clifton Savings Bancorp's corporate governance policy. Mr. Peto is the Nominating/Corporate Governance Committee Chairman.

     Each of the committees listed above operates under a written charter, which governs its composition, responsibilities and operations.

CORPORATE GOVERNANCE POLICIES AND PROCEDURES

     In addition to establishing committees of the Board of Directors, Clifton Savings Bancorp also adopted several policies to govern the activities of both Clifton Savings Bancorp and Clifton Savings, including a corporate governance policy and a code of business conduct. The corporate governance policy sets forth:

     o    the duties and responsibilities of each director;

     o the composition, responsibilities and operation of the Board of Directors;

     o    the establishment and operation of board committees;

     o    succession planning;

     o appointing an independent lead director and convening executive sessions of independent directors;

     o    the Board of Directors' interaction with management and third parties;
          and

     o the evaluation of the performance of the Board of Directors and of the chief executive officer.

     The code of business conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

DIRECTORS' COMPENSATION

     FEES. Each non-employee director of Clifton Savings receives a monthly fee of $2,875. Each non-employee director of Clifton Savings Bancorp will receive a quarterly retainer of $1,500. Each member of the Clifton Savings Bancorp Audit/Compliance Committee will receive a quarterly retainer of $1,250 plus $250 for each meeting attended.

     AGREEMENT WITH FRANK J. HAHOFER. Pursuant to a Retainer Agreement for Real Estate Inspection and Consulting Services between Mr. Hahofer and Clifton Savings, Mr. Hahofer received $1,208 per month between January 1, 2002 and December 1, 2002 and will receive $1,368 per month beginning January 1, 2003 through December 31, 2003 for his consulting services to Clifton Savings.

     DIRECTORS' RETIREMENT PLAN. We maintain the Clifton Savings Bank, S.L.A. Directors' Retirement Plan to provide directors with supplemental retirement income. All current directors participate in the Plan and future directors may become participants upon designation as such by the board of directors. The plan provides benefits upon a director's retirement, death or disability, and upon a change in control of Clifton Savings or Clifton Savings Bancorp.

     Upon the completion of three years of service, retirement and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the date preceding retirement. The percentage paid as an annual benefit is determined by multiplying the participant's years of service (up to a maximum of 10) by 10 percent.

     A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. If the participant dies prior to the start of the normal retirement benefit, the participant's surviving spouse or other designated beneficiary receives an annual death benefit, payable over a ten-year period, equal to the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) to the director during the twelve-month period ending on the last day of the month preceding the date of death. If a participant dies while receiving the annual retirement benefit under the plan, the beneficiary continues to receive the same annual benefit for ten years, minus the number of years the participant already received the annual retirement benefit. The disability benefit under the plan equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the last day of the month immediately preceding the participant's termination of service due to disability. If a participant dies while receiving the annual disability benefit, the beneficiary continues to receive the annual disability benefit for a period of 10 years, less the number of years the participant previously received disability benefits.

     Upon the completion of one year of service, regardless of age, participants receive a benefit upon a change in control of Clifton Savings or Clifton Savings Bancorp. The annual change in control benefit, payable for the life of the participant, equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) to the participant during the twelve-month period preceding the date of a termination of service due to a change in control. If a participant dies while receiving the annual change in control benefit, the designated beneficiary continues to receive the annual change in control benefit for a period of fifteen years, minus the number of years the participant had already received benefits under the plan.

     The plan provides for the payment of retirement, death, disability or change in control benefits in equal monthly installments, commencing on the first business day of the month after the participant becomes entitled to a benefit, or, if a director so elects, in an actuarial equivalent lump sum.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following information is provided for Walter Celuch, our President, Chief Executive Officer and Secretary and Stephen
A. Hoogerhyde, our Executive Vice President and Chief Lending Officer. No other executive officer of Clifton Savings received a salary and bonus of $100,000 or more during the year ended March 31, 2003. Because John A. Celentano Jr., our Chairman of the Board, did not become an employee of Clifton Savings until April 2003, he is not included in the table.

                                            Annual Compensation(1)
                                      --------------------------------
                                       Year     Salary($)    Bonus($)       All Other
Name and Position                                                       Compensation ($)(2)
-------------------                   ------   ----------  ----------- --------------------
Walter Celuch                          2003     163,091       7,213           3,523
   President, Chief Executive Officer  2002     152,422       7,490           3,712
   and Secretary                       2001     142,450       8,400           3,536

Stephen Hoogerhyde                     2003      98,695       4,365           2,319
   Executive Vice President and        2002      93,534       4,619           2,209
   Chief Lending Officer               2001      88,457       4,358           2,088

---------
(1) Does not include the aggregate amount of perquisites or other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(2)  Includes matching contributions under Clifton Savings' 401(k) Plan.

     EMPLOYMENT AGREEMENTS. Upon the completion of the conversion, Clifton Savings Bancorp and Clifton Savings will enter into employment agreements with Messrs. Celentano and Celuch. The employment agreements are designed to encourage the continued services of Messrs. Celentano and Celuch after the conversion, as the continued success of Clifton Savings Bancorp and Clifton Savings will depend to a significant degree on their skills and competence.

     Each employment agreement will provide for a three-year term. The term of the employment agreement with Clifton Savings Bancorp will extend on a daily basis and the term of the employment agreement with Clifton Savings will be subject to annual renewal by the Board of Directors until the Board of Directors or the executive provides written notice of non-renewal. The Board of Directors will review the executives' base salaries annually. The initial annual base salary for Mr. Celentano will be ___________ and for Mr. Celuch will be __________. In addition to base salary, the employment agreements will provide for, among other things, the executives' participation in stock-based benefit plans and the provision of certain fringe benefits applicable to executive personnel. The employment agreements also will provide for termination of the executives by Clifton Savings Bancorp or Clifton Savings for just cause, as defined in the respective employment agreements, at any time. Upon a termination for just cause, Clifton Savings Bancorp and Clifton Savings will make no further payments under the employment agreements. However, if Clifton Savings Bancorp or Clifton Savings terminates Messrs. Celentano or Celuch for reasons other than just cause, or if they resign under specified circumstances that constitute constructive termination, the executives, or if they should die, their beneficiaries, will receive base salary and contributions to any employee benefit plans that would have been paid or contributed on their behalf for the remaining term of the employment agreement. Clifton Savings Bancorp and Clifton Savings will also continue the executives' health and welfare benefits for the remaining term of the agreement. Upon a termination of employment for reasons other than cause or a change in control, the agreements will require Messrs. Celentano and Celuch to adhere to a one-year non-competition provision.

     If Messrs. Celentano or Celuch are involuntarily terminated in connection with a change in control, or if they voluntarily terminate employment following a change in control under certain circumstances specified in the employment agreements, they or their beneficiaries will receive a severance payment equal to three times their average annual compensation over the five preceding tax years (or if they are employed less than five years, their years of employment). Clifton Savings Bancorp and Clifton Savings will also continue the executives' health and welfare benefit coverage for thirty-six months.

     Under applicable law, the Internal Revenue Service may impose an excise tax on change in control-related payments that equal or exceed three times each executive's average annual compensation over the five years preceding the change in control. This excise tax would equal 20% of the amount that exceeds one times the executive's average compensation over the preceding five tax years. Therefore, in order to prevent the imposition of the excise tax, each employment agreement will limit payments to the executive to an amount that is one dollar less than three times the executive's average annual compensation.

     Clifton Savings Bancorp and Clifton Savings will be jointly responsible for payments made to Messrs. Celentano and Celuch under the employment agreements, although Clifton Savings Bancorp will guarantee any payments not made by Clifton Savings. Clifton Savings Bancorp or Clifton Savings will also pay or reimburse all reasonable costs and legal fees incurred by Messrs. Celentano or Celuch in relation to any dispute or question of interpretation involving their employment agreements, if they succeed on the merits in a legal judgment, arbitration or settlement proceeding. The employment agreements will provide further that Clifton Savings Bancorp and Clifton Savings will indemnify the executives to the fullest extent legally permissible for all expenses and liabilities they incur in connection with any legal proceedings related to their roles as officers or directors.

     CHANGE IN CONTROL AGREEMENTS. Upon completion of the conversion, Clifton Savings will enter into change in control agreements with Messrs. D'Ambra and Hoogerhyde and Ms. Piano. Each change in control agreement will have a two-year term, subject to renewal on an annual basis. If, following a change in control of Clifton Savings Bancorp or Clifton Savings, an officer is terminated without cause, or the officer voluntarily resigns upon the occurrence of circumstances specified in the agreements, the officer will receive a severance payment under the agreements equal to two times the officer's average annual compensation for the five most recent taxable years. Clifton Savings will also continue health and welfare benefit coverage for twenty-four months following termination of employment. If a change in control of Clifton Savings Bancorp and Clifton Savings occurred, and Clifton Savings terminated all officers covered by such agreements, the bank estimates that the total payments due under the change in control agreements, based solely on cash compensation paid in the year ending March 31, 2003, and excluding any benefits that would be payable under any employee benefit plans, would equal approximately $________.

BENEFIT PLANS

     401(k) Savings Plan. We maintain the Clifton Savings Bank, S.L.A. 401(k) Savings Plan in RSI Retirement Trust, a tax-qualified defined contribution plan, for substantially all employees of Clifton Savings who have completed a year of eligible service (as defined under the plan) and attained age 21. Eligible employees may contribute an amount from 1% to 25% of their salary to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended. For 2003, the limit is $12,000; provided, however, that participants over age 50 may contribute an additional $2,000 per year. Under the plan, Clifton Savings makes a matching contribution equal to 50% of the first 4.5% of compensation deferred by a participant.

     The plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account in the investment funds provided through the RS Group, Inc. Following the conversion, the plan will add an additional investment alternative, the Clifton Savings Bancorp, Inc. Stock Fund. The Clifton Savings Bancorp, Inc. Stock Fund will permit participants to invest up to 100% of their deferrals in Clifton Savings Bancorp, Inc. common stock. A participant who elects to purchase common stock in the conversion through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION-- SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS" and "--LIMITATIONS ON
PURCHASES OF SHARES." The plan will purchase common stock for participants in the conversion offering, to the extent that shares are available. After the offering, the plan will purchase shares in open market transactions. Participants will direct the voting of shares purchased for their plan accounts.

     EMPLOYEE STOCK OWNERSHIP PLAN. In connection with the conversion, Clifton Savings will adopt an employee stock ownership plan for employees of Clifton Savings. Generally, employees will become eligible to participate in the employee stock ownership plan upon the completion of one year of service and attainment of age 21. The plan will permit all eligible employees to participate in the plan as of the conversion date.

     An independent third party trustee will purchase 8% of the shares issued in the conversion on behalf of the employee stock ownership plan. This would range between 692,580 shares, assuming Clifton Savings Bancorp issues 8,657,250 shares in the conversion, and 937,020 shares, assuming Clifton Savings Bancorp issues 11,712,750 shares in the conversion. The employee stock ownership plan will fund its purchase of shares in the conversion through a loan from Clifton Savings Bancorp, Inc. for 100% of the aggregate purchase price of the common stock. The plan will repay the loan principally through Clifton Savings' contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan will equal the prime rate, as published in The Wall Street Journal on the closing date of the conversion. If the employee stock ownership plan is unable to acquire 8% of the common stock issued in the conversion, the plan may acquire additional shares following the conversion through open market purchases, subject to approval by the Office of Thrift Supervision.

     In any plan year, Clifton Savings may make additional discretionary contributions (beyond those necessary to satisfy the loan repayment obligation) to the employee stock ownership plan for the benefit of plan participants. Clifton Savings may make these contributions either in cash or shares of common stock, which Clifton Savings may acquire through the purchase of outstanding shares in the market or from individual shareholders, or which constitute authorized but unissued shares or shares held in treasury by Clifton Savings Bancorp. Such factors as applicable regulatory policies, legal and regulatory requirements and market conditions may affect the timing, amount and manner of discretionary contributions to the employee stock ownership plan. Because Clifton Savings Bancorp will not make fixed contributions to the employee stock ownership plan, Clifton Savings Bancorp cannot estimate the benefits payable under the plan at this time.

     Shares purchased by the employee stock ownership plan with the proceeds of the loan from Clifton Savings Bancorp will be held in a suspense account and released on a pro rata basis as the loan is repaid. The plan provides for the allocation of shares released from the suspense account among participants on the basis of each participant's proportional share of compensation.

     Participants vest in their accrued benefits under the employee stock ownership plan over a five-year period at a rate of 20% per year. A participant will be fully vested at retirement, upon death or disability, upon a change in control or upon termination of the plan. Generally, the plan provides for the distribution of vested benefits upon a participant's separation from service. The plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants in the plan.

     Plan participants will direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants. The trustee will vote unallocated shares and allocated shares for which no instructions are received on any matter in the same ratio as those shares for which instructions are given, subject to fulfillment of the trustee's fiduciary responsibilities.

     Under applicable accounting requirements, Clifton Savings records a compensation expense for a leveraged employee stock ownership plan at the fair market value of the shares when they are committed to be released from the suspense account to participants' accounts under the plan.

     The employee stock ownership plan, to be a tax-qualified employee benefit plan, must satisfy certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act (ERISA). Clifton Savings expects to receive a favorable determination letter from the Internal Revenue Service confirming the plan's tax-qualified status, but Clifton Savings cannot guarantee that it will receive a letter at this time.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Following the conversion, Clifton Savings will implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan and the 401(k) savings plan. The plan will provide participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible officers (those designated by the Board of Directors of Clifton Savings) that cannot be provided under the 401(k) plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the new plan will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the supplemental executive retirement plan will provide participants with a benefit equal to what they would have received under the employee stock ownership plan, had they remained employed throughout the term of the loan, less the benefits actually provided under the plan on the participant's behalf. A participant's benefits generally become payable upon a change in control of Clifton Savings and Clifton Savings Bancorp. Clifton Savings anticipates that the Board of Directors will designate Mr. Celentano as a participant in the supplemental executive retirement plan. In the future, the Board of Directors may designate other officers as participants.

     Clifton Savings may utilize a grantor trust in connection with the supplemental executive retirement plan, in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of Clifton Savings' general creditors in the event of insolvency, until paid to a participant according to the terms of the supplemental executive retirement plan.

     RETIREMENT AGREEMENT. Clifton Savings entered into a retirement agreement with Kenneth Van Saders, a former executive officer, effective as of July 24, 1996, which continues in effect following the conversion. Under the retirement agreement, Mr. Van Saders receives an annual payment of $35,000 per year, payable on a monthly basis. Clifton Savings has agreed to make the annual retirement payments for the life of Mr. Van Saders. Upon Mr. Van Saders' death, Clifton Savings will make the annual payments to his spouse through the earliest of (1) the date that is 10 years after the first payment to Mr. Van Saders or
(2) the date of death of his spouse. In addition, for the lifetime of Mr. Van Saders and his spouse, Clifton Savings will continue their health insurance coverage. Currently, the health insurance coverage provided by Clifton Savings supplements the primary coverage provided through the Medicare program.

     FUTURE STOCK-BASED INCENTIVE PLAN. Following the conversion, Clifton Savings Bancorp plans to adopt a stock-based incentive plan that will provide for grants of stock options and restricted stock to eligible officers, employees and directors of Clifton Savings Bancorp and Clifton Savings. As required by the Office of Thrift Supervision, Clifton Savings Bancorp will not implement the stock-based incentive plan until at least six months after completion of the conversion. Clifton Savings Bancorp will submit the stock-based incentive plan to shareholders for their approval, at which time Clifton Savings Bancorp will provide shareholders with detailed information about the plan.

     Generally, under the stock-based incentive plan, Clifton Savings Bancorp will reserve shares of its common stock for grants of stock options in an amount equal to 10% of the shares sold in the conversion. The amount reserved would range from 865,725 shares, assuming 8,657,250 shares are sold in the conversion, to 1,171,275 shares, assuming 11,712,750 shares are sold in the conversion. Clifton Savings Bancorp will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of the grant. Generally, the shares will vest ratably over a five-year period.

     Clifton Savings Bancorp will also reserve 4% of the shares of common stock sold in the conversion for grants of restricted stock. The amount reserved for restricted stock awards would, therefore, range from 346,290 shares, assuming 8,657,250 shares are sold in the conversion, to 468,510 shares, assuming 11,712,750 shares are sold in the conversion. Clifton Savings Bancorp will grant restricted stock awards at no cost to recipients. The shares subject to restricted stock awards generally vest ratably over a five-year period, but Clifton Savings Bancorp may also make vesting contingent upon the satisfaction of performance goals established by the Board of Directors or the Committee charged with administering the plan.

     Clifton Savings Bancorp may fund the stock-based incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Clifton Savings Bancorp common stock. The acquisition of additional authorized, but unissued, shares by the stock-based incentive plan after the conversion would dilute the interests of existing shareholders. See "PRO FORMA DATA."

TRANSACTIONS WITH CLIFTON SAVINGS

     LOANS AND EXTENSIONS OF CREDIT. The recently enacted Sarbanes-Oxley Act generally prohibits loans by Clifton Savings to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Clifton Savings to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Clifton Savings is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Clifton Savings to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

     In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Clifton Savings' capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION AND SUPERVISION--REGULATION OF NEW JERSEY SAVINGS ASSOCIATIONS--TRANSACTIONS WITH RELATED PARTIES."

     The aggregate amount of loans by Clifton Savings to its executive officers and directors was $471,000 at March 31, 2003, or approximately 0.3% of pro forma stockholders' equity assuming that 11,712,750 shares are sold in the conversion. These loans were performing according to their original terms at March 31, 2003.

     OTHER TRANSACTIONS. Celentano, Stadtmauer & Walentowicz, L.L.P., Attorneys at Law, of which Mr. Celentano was a partner through March 2003, performs legal services for Clifton Savings. In fiscal 2003, Clifton Savings paid a total of $121,000 in legal fees to Mr. Celentano's former firm. This amount did not represent more than 5% of the gross revenues that Mr. Celentano's former firm earned during fiscal 2003.

     Mr. Smith's paving construction company occasionally provides construction services for Clifton Savings. In fiscal 2003, Clifton Savings paid a total of $230,000 to Mr. Smith's paving construction company. This amount did not represent more than 5% of the gross revenues that Mr. Smith's paving construction company earned during fiscal 2003.

INDEMNIFICATION FOR DIRECTORS AND OFFICERS

     Clifton Savings Bancorp's certificate of incorporation contains provisions that limit the liability of and provide indemnification for its directors and officers. These provisions provide that a director or officer will be indemnified and held harmless by Clifton Savings Bancorp when that individual is made a party to civil, criminal, administrative and investigative proceedings. Directors and officers will be indemnified to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Clifton Savings Bancorp pursuant to certificate of incorporation or otherwise, Clifton Savings Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The following table presents certain information as to the approximate purchases of common stock by the directors and executive officers of Clifton Savings Bancorp, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.

                                          Proposed Purchases of Stock
                                               in the Offering(1)            Percent of           Percent of
                                         ----------------------------         Shares at            Shares at
                                                                              Minimum of           Maximum of
                                            Number of       Dollar            Estimated            Estimated
Name                                         Shares         Amount         Valuation Range      Valuation Range
----                                     --------------  ------------    -------------------  ------------------

John A. Celentano, Jr.                        70,000        $700,000                0.8%                  0.5%
Frank J. Hahofer                              30,000         300,000                0.3                   0.2
Thomas A. Miller                              50,000         500,000                0.6                   0.4
John H. Peto                                  10,000         100,000                0.1                     *
Raymond L. Sisco                             100,000       1,000,000                1.2                   0.9
Joseph C. Smith                               50,000         500,000                0.6                   0.4
John Stokes                                   10,000         100,000                0.1                     *
Walter Celuch                                 10,000         100,000                0.1                     *
Bart D'Ambra                                   3,000          30,000                  *                     *
Stephen A. Hoogerhyde                          2,000          20,000                  *                     *
Christine R. Piano                             3,000          30,000                  *                     *
                                            --------      ----------               ----                  ----
All directors and executive officers
  as a group (11 persons)................    338,000      $3,380,000                3.9%                  2.9%
                                            ========      ==========               ====                  ====
--------------------------------
*    Less than 0.1%.
(1)  Includes proposed subscriptions, if any, by associates.

                           REGULATION AND SUPERVISION

GENERAL

     Clifton Savings is subject to extensive regulation, examination and supervision by the New Jersey Commissioner of Banking and Insurance and the New Jersey Department of Banking and Insurance, as its chartering agency, the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as its deposits insurer. Clifton Savings is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. Clifton Savings must file reports with the New Jersey Department of Banking and Insurance, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the New Jersey Department of Banking and Insurance, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to evaluate Clifton Savings' safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which a savings association can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the New Jersey Department of Banking and Insurance, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the New Jersey legislature or Congress, could have a material adverse impact on Clifton Savings Bancorp and Clifton Savings and their operations. Clifton Savings Bancorp, as a savings and loan holding company, will also be required to file certain reports with, be subject to examination by, and otherwise comply with the rules and regulations of the New Jersey Department of Banking and Insurance and the Office of Thrift Supervision and the Securities and Exchange Commission under the federal securities laws.

     Certain of the regulatory requirements that are or will be applicable to Clifton Savings and Clifton Savings Bancorp are described below. This description of statutory provisions and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Clifton Savings and Clifton Savings Bancorp and is qualified in its entirety by reference to the actual statutes and regulations.

REGULATION OF NEW JERSEY SAVINGS ASSOCIATIONS

     GENERAL. New Jersey law and the New Jersey Department of Banking and Insurance regulate, among other things, Clifton Savings' internal corporate governance procedures as well as its deposits, lending and investment activities and its ability to declare and pay dividends. The New Jersey Department of Banking and Insurance must approve changes to a savings association's certificate of incorporation, the establishment or relocation of branch offices, mergers and the issuance of additional stock. As primary federal regulator, the Office of Thrift Supervision also regulates some of these areas and must approve certain corporate transactions such as mergers.

     BUSINESS ACTIVITIES. The activities of New Jersey-chartered, Federal Deposit Insurance Corporation insured savings associations are governed by the New Jersey Savings and Loan Act (1963), as amended, the Home Owners' Loan Act, as amended and, the Federal Deposit Insurance Act and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which savings associations may engage. In particular, under the New Jersey Savings and Loan Act, specific lending activities of New Jersey savings associations may be limited to a specified percentage of the association's assets or capital. Also, certain activities or investments of a state savings association allowable under New Jersey law may be constrained by federal law or regulation. New Jersey law contains a "parity" provision which provides state savings associations with authority that may be exercised by national banks, federally chartered savings associations, out of state banks or savings banks and bank and financial holding companies upon approval by the New Jersey Department of Banking and Insurance.

     BRANCHING. New Jersey law provides that, upon satisfaction of certain specified conditions, as determined by the New Jersey Department of Banking and Insurance, savings associations located in a state which has reciprocal legislation in effect on substantially the same terms and conditions as New Jersey law may acquire, or be acquired by, New Jersey savings associations or holding companies. Further, New Jersey's parity provision would permit interstate de novo branching by savings associations to the same extent Office of Thrift Supervision permits interstate branching for federal savings associations. Office of Thrift Supervision regulations generally authorize nationwide branching by federal savings association.

     ACTIVITIES AND INVESTMENT. The Federal Deposit Insurance Act imposes certain restrictions on the activities and investments of state savings associations such as Clifton Savings. No state savings association may engage as principal in any activity that is not permitted for federally chartered savings associations unless the association is in compliance with federal regulatory capital requirements and the Federal Deposit Insurance Corporation has determined that the activity does not pose a significant risk to the deposit insurance fund. A state savings association may engage in an activity that is permissible for a federal savings association, but in a greater amount, only if the institution is in capital compliance and the Federal Deposit Insurance Corporation has not determined that engaging in that amount of activity poses a risk to the affected deposit insurance fund. Also, a state savings association may not acquire directly an equity investment of a type or in an amount that is not permissible for federal associations. Generally, service corporations of state savings associations may not engage in activities not permissible for service corporations of federal savings associations unless the association is in capital compliance and the Federal Deposit Insurance Corporation determines that the activity poses no significant risk to the deposit insurance fund.

     LOANS-TO-ONE BORROWER. Under the Home Owners Loan Act and New Jersey law, savings associations are subject to limits on loans-to-one borrower. Generally, this limit is 15% of the association's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include financial instruments and bullion.

     QTL TEST. The Home Owners Loan Act requires all savings associations to meet a qualified thrift lender test. Under the test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less:
(i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including mortgage-backed and related securities) in at least 9 months out of each 12-month period. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered as "qualified thrift investments." A savings association that fails the qualified thrift lender test must either convert to a commercial bank charter or operate under certain restrictions. As of March 31, 2003, Clifton Savings met the qualified thrift lender test.

     LIMITATION ON CAPITAL DISTRIBUTIONS. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings association, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. Under the regulations, application to and the prior approval of the Office of Thrift Supervision is required prior to any capital distribution if the association does not meet the criteria for "expedited treatment" of applications under Office of Thrift Supervision regulations (i.e., generally, examination ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if it is a subsidiary of a holding company. In the event Clifton Savings' capital fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, Clifton Savings' ability to make capital distributions could be restricted. Additionally, the Office of Thrift Supervision could prohibit a proposed capital distribution by any savings association, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

     TRANSACTIONS WITH RELATED PARTIES. Clifton Savings' authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including Clifton Savings Bancorp and any non-savings institution subsidiaries that Clifton Savings Bancorp may establish) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A restricts the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings association and also limits the aggregate amount of transactions with all affiliates to 20% of the savings association's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. Also, savings associations are prohibited from lending to any affiliate that is engaged in activities not permitted for bank holding companies and no savings association may purchase the securities of an affiliate (other than a subsidiary).

     The recently enacted Sarbanes-Oxley Act generally prohibits loans by a company to its executive officers and directors. However, that act contains a specific exception for loans by a depositary institution, such as Clifton Savings, to its executive officers and directors in compliance with federal banking laws. Under such laws, Clifton Savings' authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is restricted. The law limits both the individual and aggregate amount of loans that may make to insiders based, in part, on Clifton Savings capital position and requires certain board approval procedures to be followed. Such loans are required to be made in terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees.

     STANDARDS FOR SAFETY AND SOUNDNESS. The Federal Deposit Insurance Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement these safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency will require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

     CAPITAL REQUIREMENTS. Office of Thrift Supervision and New Jersey Department of Banking and Insurance capital regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) which compares Tier 1 capital to total adjusted assets, and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

     The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier
1) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The Office of Thrift Supervision and the New Jersey Department of Banking and Insurance also have authority to establish individual minimum capital requirements in appropriate cases upon a determination that an association's capital level is or may become inadequate in light of the particular circumstances.

     At March 31, 2003, Clifton Savings met each of its capital requirements.

PROMPT CORRECTIVE REGULATORY ACTION

     Under the prompt corrective action statute, the Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized savings associations, the severity of which depends upon the institution's degree of capitalization. Generally, a savings association that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital or risk-based assets ratio that is less than 4.0% is considered to be undercapitalized. A savings association that has a total risk-based capital less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings association that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth and capital distributions and limitations on expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

     Clifton Savings is a member of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points of assessable deposits for the riskiest. The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Clifton Savings. Management cannot predict what insurance assessment rates will be in the future.

     In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the Savings Association Insurance Fund. During 2002, FICO payments for Savings Association Insurance Fund members approximated 1.75 basis points of assessable deposits.

     Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit

Insurance Corporation or the Office of Thrift Supervision. The management of Clifton Savings does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     ENFORCEMENT. The New Jersey Department of Banking and Insurance has extensive enforcement authority over New Jersey savings associations and, under certain circumstances, affiliated parties, insiders, and agents. This enforcement authority includes: cease and desist orders, receivership, conservatorship, restraining orders, removal of officers and directors, emergency closures, dissolution and liquidation. Fines for violations can range from $100 to $5,000 per day.

     The Office of Thrift Supervision has primary federal enforcement responsibility over federally-insured savings associations and has the authority to bring actions against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a savings association. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings association. If action is not taken by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal and state law also establish criminal penalties for certain violations.

COMMUNITY REINVESTMENT ACT

     Under the Community Reinvestment Act, as implemented by Office of Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of a savings association, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. New Jersey law similarly requires the New Jersey Department of Banking and Insurance consider an association's Community Reinvestment Act rating in connection with evaluating applications.

     Community Reinvestment Act requires public disclosure of an institution's rating and requires the Office of Thrift Supervision to provide a written evaluation of an association's Community Reinvestment Act performance utilizing a four-tiered descriptive rating system. Clifton Savings' latest Community Reinvestment Act rating, received from the Office of Thrift Supervision in November 2001, was "Needs to Improve."

FEDERAL HOME LOAN BANK SYSTEM

     Clifton Savings is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Clifton Savings, as a member of the Federal Home Loan Bank, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. Clifton Savings was in compliance with this requirement with an investment in Federal Home Loan Bank stock at March 31, 2003 of $3.4 million.

     The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, Clifton Savings' net interest income would likely also be reduced. Further, there can be no assurance that the impact of future legislation on the Federal

Home Loan Banks will not also cause a decrease in the value of the Federal Home Loan Bank stock held by Clifton Savings.

FEDERAL RESERVE SYSTEM

     Federal Reserve Board regulations require savings associations to maintain non-interest-earning reserves against their transaction accounts. The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $42.1 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3.0% and for amounts greater than $47.8 million, the reserve requirement is 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%). The first $6.0 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. Clifton Savings is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce Clifton Savings' interest-earning assets.

HOLDING COMPANY REGULATION

     Clifton Savings Bancorp will be a nondiversified unitary savings and loan holding company within the meaning of federal law. Under prior law, a unitary savings and loan holding company was not generally restricted as to the types of business activities in which it could engage, provided that the Bank continued to meet the QTL test. The Gramm-Leach-Bliley Act of 1999 provided that no company may acquire control of a savings association after May 4, 1999 unless it engages only in the financial activities permitted for financial holding companies under the law or for multiple savings and loan holding companies as described below. Further, the Gramm-Leach-Bliley Act specified that existing savings and loan holding companies may only engage in such activities. The Gramm-Leach-Bliley Act grandfathered the unrestricted authority for activities with respect to unitary savings and loan holding companies existing or applied for prior to May 4, 1999, so long as the holding company's savings association subsidiary continues to comply with the qualified thrift lender test. Clifton Savings Bancorp will not qualify for grandfathering and must therefore comply with the referenced activities restrictions. Upon any non-supervisory acquisition by Clifton Savings Bancorp of another savings association, or savings bank that meets the qualified thrift lender test and is deemed to be a savings association by the Office of Thrift Supervision, Clifton Savings Bancorp would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would generally be limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain activities authorized by Office of Thrift Supervision regulation. However, the Office of Thrift Supervision has issued an interpretation concluding that multiple savings and loan holding companies may also engage in activities permitted for financial holding companies.

     A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company without prior written approval of the Office of Thrift Supervision and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings associations, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of the holding company involved and savings association involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies and
(ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     Although savings and loan holding companies are not currently subject to specific capital requirements or restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions as described previously. Clifton Savings must notify the Office of Thrift Supervision 30 days before declaring any dividend to Clifton Savings Bancorp. In addition, the financial impact of a holding company on its subsidiary savings association is a matter that is evaluated by the Office of Thrift Supervision in examinations of the company and otherwise and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

     New Jersey law provides the New Jersey Department of Banking and Insurance with authority to examine savings and loan holding companies that control state associations and to secure certain reports from such companies.

     ACQUISITION OF CLIFTON SAVINGS BANCORP. Under the Federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire 10% or more of the outstanding voting stock of a savings and loan holding company or savings association, unless the Office of Thrift Supervision has found that the acquisition will not result in a change of control. Under the Change in Bank Control Act, Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that acquires control would then be subject to regulation as a savings and loan holding company.

     New Jersey law requires a similar filing with and prior approval by the New Jersey Department of Banking and Insurance.

FEDERAL SECURITIES LAWS

     Clifton Savings Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the conversion. Upon completion of the conversion, Clifton Savings Bancorp common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Clifton Savings Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

     The registration under the Securities Act of 1933 of shares of common stock to be issued in the conversion does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Clifton Savings Bancorp may be resold without registration. Shares purchased by an affiliate of Clifton Savings Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Clifton Savings Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Clifton Savings Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Clifton Savings Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Clifton Savings Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

SARBANES-OXLEY ACT OF 2002

     On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002, which implemented legislative reforms intended to address corporate and accounting fraud. The Sarbanes-Oxley Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients and any non-audit services being provided to a public company audit client will require preapproval by the company's audit committee. In addition, the Sarbanes-Oxley Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement.

     Under the Sarbanes-Oxley Act, bonuses issued to top executives prior to restatement of a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. The legislation accelerates the time frame for disclosures by public companies and changes in ownership in a company's securities by directors and executive officers.

     The Sarbanes-Oxley Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company's "registered public accounting firm." Among other requirements, companies must disclose whether at least one member of the committee is a "financial expert" (as such term is defined by the Securities and Exchange Commission) and if not, why not.

     Although we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

PRIVACY REQUIREMENTS OF THE GLBA

     The Gramm-Leach-Bliley Act of 1999, provided for sweeping financial modernization for commercial banks, savings bank, securities firms, insurance companies, and other financial institutions operating in the United States. Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution's privacy policy and provide such customers the opportunity to "opt out" of the sharing of personal financial information with unaffiliated third parties.

ANTI-MONEY LAUNDERING

     On October 26, 2001, in response to the events of September 11, 2001, the President of the United States signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the "USA PATRIOT Act"). The USA PATRIOT ACT significantly expands the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities. Title III of the USA PATRIOT ACT provides for a significant overhaul of the U.S. anti-money laundering regime. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations.

OTHER REGULATIONS

     Interest and other charges collected or contracted for by Clifton Savings are subject to state usury laws and federal laws concerning interest rates. Clifton Savings' loan operations are also subject to federal laws applicable to credit transactions, such as the:

     o Truth-In-Lending At, governing disclosures of credit terms to consumer borrowers;

     o Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

     o Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

     o Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

     o Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

     o rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

     The deposit operations of Clifton Savings also are subject to the:

     o Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

     o Electronic Funds Transfer Act and Regulation E promulgated thereunder, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.


                           FEDERAL AND STATE TAXATION

FEDERAL INCOME TAXATION

     GENERAL. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 2003 year, Clifton Savings' maximum federal income tax rate was 34%.

     BAD DEBT RESERVES. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $6.4 million of our accumulated bad debt reserves would not be recaptured into taxable income unless Clifton Savings makes a "non-dividend distribution" to Clifton Savings as described below.

     DISTRIBUTIONS. If Clifton Savings makes "non-dividend distributions" to Clifton Savings, the distributions will be considered to have been made from Clifton Savings' unrecaptured tax bad debt reserves, including the balance of its reserves as of June 30, 1988, to the extent of the "non-dividend distributions," and then from Clifton Savings' supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Clifton Savings' taxable income. Non-dividend distributions include distributions in excess of Clifton Savings' current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Clifton Savings' current or accumulated earnings and profits will not be so included in Clifton Savings' taxable income.

     The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Clifton Savings makes a non-dividend distribution to Clifton Savings, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Clifton Savings does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

STATE TAXATION

     NEW JERSEY TAXATION. Clifton Savings is subject to New Jersey's Corporation Business Tax at the rate of 9% on its taxable income, before net operating loss deductions and special deductions for federal income tax purposes. The Clifton Savings Bancorp will be required to file a New Jersey income tax return because it will be doing business in New Jersey. For this purpose, "taxable income" generally means Federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations).

     DELAWARE TAXATION. As a Delaware holding company not earning income in Delaware, Clifton Savings Bancorp is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware. However, to the extent that Clifton Savings Bancorp conducts business outside of Delaware, the Clifton Savings Bancorp may be considered doing business and subject to additional taxing jurisdictions outside of Delaware.

                                 THE CONVERSION

     THE BOARD OF DIRECTORS OF CLIFTON SAVINGS HAS APPROVED THE PLAN OF CONVERSION. THE PLAN OF CONVERSION ALSO MUST BE APPROVED BY THE MEMBERS OF CLIFTON SAVINGS. A SPECIAL MEETING OF MEMBERS HAS BEEN CALLED FOR THIS PURPOSE. THE OFFICE OF THRIFT SUPERVISION AND THE NEW JERSEY DEPARTMENT OF BANKING AND INSURANCE ALSO HAVE CONDITIONALLY APPROVED THE PLAN; HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY EITHER AGENCY.

GENERAL

     On April 15, 2003, the Board of Directors of Clifton Savings unanimously adopted the plan of conversion. Under the plan of conversion, Clifton Savings will convert from the mutual to stock form of organization and become a wholly owned subsidiary of Clifton Savings Bancorp, a newly formed Delaware corporation.

     The mutual-to-stock conversion also includes the offering by Clifton Savings Bancorp of its common stock to qualifying depositors and borrowers of Clifton Savings in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of Clifton Savings Bancorp and Clifton Savings as converted, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by Clifton Savings Bancorp from the sale of the common stock. If the conversion is terminated, Clifton Savings would be required to charge all conversion expenses against current income.

     The Office of Thrift Supervision and the New Jersey Department of Banking and Insurance approved our plan of conversion, subject to, among other things, approval of the plan of conversion by members. The special meeting of Clifton Savings' members has been called for this purpose on ___________________, 2003.

     The following is a brief summary of the pertinent aspects of the conversion. A copy of the plan of conversion is available from Clifton Savings upon request and is available for inspection at the offices of Clifton

Savings and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement that Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See "WHERE YOU CAN FIND MORE INFORMATION."

REASONS FOR THE CONVERSION

     After considering the advantages and disadvantages of the conversion, the Board of Directors of Clifton Savings unanimously approved the conversion as being in the best interests of Clifton Savings and its members. The Boards of Directors concluded that the conversion offers a number of advantages that will be important to the future growth and performance of Clifton Savings.

     The conversion will result in the raising of additional capital for Clifton Savings Bancorp and Clifton Savings, which will support Clifton Savings' future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a fully converted institution with a stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual structure, by its nature, limits any ability to offer any common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. In addition, after completion of the conversion, the unissued common and preferred stock authorized by Clifton Savings Bancorp's certificate of incorporation will also permit Clifton Savings Bancorp to raise additional capital through further sales of securities.

     The conversion will afford our officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The conversion also will provide our customers and local community members with an opportunity to acquire our stock.

     The disadvantages of the conversion considered by Clifton Savings' Board of Directors are the additional expense and effort of operating as a public company listed on the Nasdaq Stock Market and the fact that operating in the stock holding company form of organization could subject Clifton Savings to contests for corporate control. The Board of Directors determined that the advantages of the conversion outweighed the disadvantages.

EFFECTS OF CONVERSION ON DEPOSITS, BORROWERS AND MEMBERS

     GENERAL. Each depositor in Clifton Savings currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of Clifton Savings based upon the balance in his or her account. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that Clifton Savings is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Clifton Savings after other claims are paid. Any depositor who opens a deposit account at Clifton Savings obtains a pro rata ownership interest in the net worth of Clifton Savings without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of Clifton Savings, which is lost to the extent that the balance in the account is reduced. When a mutual savings and loan association converts to stock form, depositors lose all rights to the net worth of the mutual savings and loan association, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion.

     CONTINUITY. While the conversion is being accomplished, the normal business of Clifton Savings will continue without interruption, including being regulated by the Office of Thrift Supervision, the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. After conversion, Clifton Savings will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors of Clifton Savings at the time of conversion will serve as directors of Clifton Savings after the conversion. The Board of Directors of Clifton Savings Bancorp is composed solely of individuals who serve on the Board of Directors of Clifton Savings. All officers of Clifton Savings at the time of conversion will retain their positions after the conversion.

     DEPOSIT ACCOUNTS AND LOANS. Under the plan of conversion, each depositor in Clifton Savings at the time of the conversion will automatically continue as a depositor after the conversion, and each of the deposit accounts will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the accounts are withdrawn to purchase common stock in the offering. Each account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts. No loan outstanding from Clifton Savings will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

     EFFECT ON VOTING RIGHTS OF MEMBERS. Voting rights in Clifton Savings, as a mutual savings and loan association, belong to its depositor and borrower members. After the conversion, depositors and borrowers will no longer be members and will no longer have voting rights in Clifton Savings. The holders of the common stock of Clifton Savings Bancorp will possess all voting rights in Clifton Savings Bancorp, and Clifton Savings Bancorp, as the sole shareholder of Clifton Savings, will possess all voting rights in Clifton Savings. Depositors and borrowers of Clifton Savings will not have any voting rights after the conversion except to the extent that they become shareholders of Clifton Savings Bancorp by purchasing common stock.

     EFFECT ON LIQUIDATION RIGHTS. If Clifton Savings were to liquidate before the conversion, all claims of Clifton Savings creditors would be paid first. Thereafter, if there were any assets remaining, members of Clifton Savings would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Clifton Savings immediately prior to liquidation. In the unlikely event that Clifton Savings were to liquidate after the conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights" below), with any assets remaining thereafter distributed to Clifton Savings Bancorp as the holder of Clifton Savings' capital stock.

MATERIAL INCOME TAX CONSEQUENCES

     Completion of the conversion is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to New Jersey tax laws, that no gain or loss will be recognized by Clifton Savings or Clifton Savings Bancorp as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Clifton Savings and Clifton Savings Bancorp and persons receiving subscription rights.

     Muldoon Murphy & Faucette LLP has issued an opinion to Clifton Savings and Clifton Savings Bancorp that, for federal income tax purposes:

     1. the conversion of Clifton Savings from the mutual to the stock form of organization will qualify as a reorganization within the meaning of
          Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by account holders and no gain or loss will be recognized by Clifton Savings by reason of such conversion;

     2. no gain or loss will be recognized by Clifton Savings Bancorp upon the sale of shares of common stock in the offering;

     3. no gain or loss will be recognized by account holders of Clifton Savings upon the issuance to them of accounts in Clifton Savings immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Clifton Savings in its mutual form plus interests in the liquidation account in Clifton Savings;

     4. it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of Clifton Savings Bancorp to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

     5. it is more likely than not that the tax basis to the holders of shares of common stock purchased in the offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the offering; and

     6. the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

     The opinions set forth in 4 and 5 above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase Clifton Savings Bancorp common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     Clifton Savings has also received an opinion from Radics & Co., LLC, Pine Brook, New Jersey, that, assuming the conversion does not result in any federal income tax liability to Clifton Savings, its account holders, or Clifton Savings Bancorp, implementation of the plan of conversion will not result in any New Jersey income tax liability to those entities or persons.

     The opinions of Muldoon Murphy & Faucette LLP and Radics & Co., LLC, are filed as exhibits to the registration statement that Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See "WHERE YOU CAN FIND MORE INFORMATION."

LIQUIDATION RIGHTS

     In the unlikely event of a complete liquidation of Clifton Savings before the conversion, each depositor in Clifton Savings would receive a pro rata share of any assets of Clifton Savings remaining after payment of claims of all creditors. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Clifton Savings at the time of liquidation. In the event of a complete liquidation of Clifton Savings after the conversion, each depositor would have a claim as a creditor of the same general priority as the claim of all other general creditors of Clifton Savings. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value of the assets or Clifton Savings or Clifton Savings Bancorp above that amount.

     The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to Clifton Savings' total equity as reflected in its latest statement of financial condition contained in the final prospectus utilized in the offerings. As of the date of this prospectus, the initial balance of the liquidation account would be approximately $____ million. Each eligible account holder and supplemental eligible account holder, if he were to continue to maintain his deposit account at Clifton Savings, would be entitled, upon a complete liquidation of Clifton Savings after the conversion, to an interest in the liquidation account prior to any payment to Clifton Savings Bancorp as the sole shareholder of Clifton Savings. Each eligible account holder and supplemental eligible account holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in Clifton Savings at the close of business on March 31, 2002 or June 30, 2003, as the case may be. Each eligible account holder and supplemental eligible account holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on the March 31, 2002 eligibility record date (or the June 30, 2003 supplemental eligibility record date, as the case may be) bore to the balance of all deposit accounts in Clifton Savings on such date.

     If, however, on any March 31 annual closing date of Clifton Savings, commencing June 30, 2004, the amount in any deposit account is less than the amount in such deposit account on March 31, 2002 or June 30, 2003, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to Clifton Savings Bancorp as the sole shareholder of Clifton Savings.

     No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Clifton Savings is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

     Under the plan of conversion, we have granted rights to subscribe for Clifton Savings Bancorp common stock to the following persons in the following order of priority:

     1. Persons with deposits in Clifton Savings with balances aggregating $50 or more ("qualifying deposits") as of March 31, 2002 ("eligible account holders"). For this purpose, deposit accounts include all savings, time, and demand accounts.

     2. Our tax-qualified benefit plans, including our employee stock ownership plan.

     3. Persons with qualifying deposits in Clifton Savings as of June 30, 2003 ("supplemental eligible account holders").

     4. Persons with deposits in Clifton Savings as of, and borrowers of Clifton Savings who had loans outstanding on, __________, 2003 ("other members").

     The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See "--Limitations on Purchases of Shares." All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

     CATEGORY 1: ELIGIBLE ACCOUNT HOLDERS. Subject to the 1% purchase limitation as described below under "--LIMITATIONS ON PURCHASES OF SHARES," each eligible account holder has the right to subscribe for up to the greater of:

     o    $500,000 of common stock (which equals 50,000 shares);

     o    one-tenth of 1% of the total offering of common stock; or

     o 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

     If there are not sufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Clifton Savings or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Clifton Savings in the one year period preceding March 31, 2002.

     To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at March 31, 2002. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

     CATEGORY 2: TAX-QUALIFIED EMPLOYEE BENEFIT PLANS. Our tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the conversion As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the conversion. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by the officers and directors of Clifton Savings, for the purpose of applying the purchase limitations in the plan of conversion. If Clifton Savings Bancorp increases the number of shares offered in the conversion above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from Clifton Savings Bancorp with the approval of the Office of Thrift Supervision.

     CATEGORY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Subject to the 1% purchase limitation as described below under "--LIMITATIONS ON PURCHASES OF SHARES," each supplemental eligible account holder has the right to subscribe for up to the greater of:

     o    $500,000 of common stock (which equals 50,000 shares);

     o    one-tenth of 1% of the total offering of common stock; or

     o 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

     If eligible account holders and Clifton Savings' employee stock ownership plan subscribe for all of the shares being sold by Clifton Savings Bancorp, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are not sufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

     To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at June 30, 2003. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

     CATEGORY 4: OTHER MEMBERS. Each other member of Clifton Savings has the right to purchase up to the greater of $500,000 of common stock (which equals 50,000 shares) or one-tenth of 1% of the total offering of common stock. If eligible account holders, Clifton Savings' employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold by Clifton Savings Bancorp, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other member's subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

     To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at __________, 2003 or each loan from Clifton Savings that was outstanding on __________, 2003. Failure to list an account or loan, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

     EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Eastern time, on [DATE 1]. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights, however all subscription rights will expire on the expiration date, as extended, whether or not we have been able to locate each person entitled to subscription rights.

     Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at Clifton Savings' passbook rate and all withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate may not last beyond [DATE 3].

     PERSONS IN NON-QUALIFIED STATES. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise.

     RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock prior to the completion of the conversion.

     If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

COMMUNITY OFFERING

     To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares pursuant to the plan of conversion in a community offering to the following persons in the following order of priority:

     1. Natural persons and trusts of natural persons who are residents of Bergen, Essex, and Passaic County, New Jersey.

     2.   Other persons to whom Clifton Savings delivers a prospectus.

     We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident. In all cases, the determination of residence status will be made by us in our sole discretion.

     Purchasers in the community offering are eligible to purchase up to $500,000 of common stock (which equals 50,000 shares). If not enough shares are available to fill orders in the community offering, the available shares will be allocated first to each subscriber whose order we accept in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. After that, unallocated shares will be allocated among such subscribers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers.

     The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Office of Thrift Supervision. If we receive regulatory approval of an extension of time, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

     THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING IS SUBJECT TO OUR RIGHT TO REJECT ORDERS, IN WHOLE OR PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE OF THE OFFERING. IF YOUR ORDER IS REJECTED IN PART, YOU WILL NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF YOUR ORDER.

SYNDICATED COMMUNITY OFFERING

     The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Keefe, Bruyette & Woods, Inc. acting as our agent. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in the syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering. The syndicated community offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See "--COMMUNITY OFFERING" above for a discussion of rights of subscribers in the event an extension is granted.

     THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SYNDICATED COMMUNITY OFFERING IS SUBJECT TO OUR RIGHT TO REJECT ORDERS, IN WHOLE OR PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE OF THE OFFERING. IF YOUR ORDER IS REJECTED IN PART, YOU WILL NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF YOUR ORDER.

     Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $500,000 of common stock (which equals 50,000 shares). See "--HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PURCHASE PRICE."

     If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of conversion will terminate.

MARKETING ARRANGEMENTS

     We have retained Keefe, Bruyette & Woods, Inc. to consult with and advise and assist us, on a best efforts basis, in the distribution of shares in the offering. Keefe, Bruyette & Woods, Inc. is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Keefe, Bruyette & Woods, Inc. will assist us in the conversion by acting as marketing advisor with respect to the subscription offering and will represent us as placement agent on a best efforts basis in the sale of the common stock in the community offering if one is held. The services that Keefe, Bruyette & Woods, Inc. will provide include, but are not limited to:

     o training our employees who will perform ministerial functions in the subscription offering and community offering regarding the mechanics and regulatory requirements of the stock offering process;

     o managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders;

     o    preparing marketing materials; and

     o assisting in the solicitation of proxies from Clifton Savings' members for use at the special meeting.

     Keefe, Bruyette & Woods, Inc. will receive (1) a management fee of $50,000 and (2) a success fee of 1.35% of the aggregate dollar amount of the common stock sold in the subscription and community offerings to persons other than the employee stock ownership plan and directors, officers and employees of Clifton Savings or their immediate families. The management fee will be credited against the success fee. We will pay Keefe, Bruyette & Woods, Inc. a success fee upon completion of the conversion. We will reimburse Keefe, Bruyette & Woods, Inc. for its out of pocket expenses and legal fees and expenses.

     Keefe, Bruyette & Woods, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the stock to be sold. Keefe, Bruyette & Woods, Inc. expresses no opinion as to the prices at which common stock to be issued may trade. Keefe, Bruyette & Woods, Inc. and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by us to reflect market requirements at the time of the allocation of shares in the syndicated community offering.

     We have also agreed to indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933 and the performance of Keefe, Bruyette & Woods, Inc. of its services in connection with the conversion.

DESCRIPTION OF SALES ACTIVITIES

     Clifton Savings Bancorp will offer the common stock in the subscription offering and community offering principally by the distribution of this prospectus and through activities conducted at our stock information center. The stock information center is expected to operate during normal business hours throughout the subscription offering and community offering. It is expected that at any particular time one or more Keefe, Bruyette & Woods, Inc. employees will be working at the stock information center. Employees of Keefe, Bruyette & Woods, Inc. will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods, Inc. or by the selected dealers managed by Keefe, Bruyette & Woods, Inc. Our officers and employees may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Our officers may answer questions regarding our business when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. Our officers and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     None of our officers, directors or employees will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

     None of our personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Our personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS

     USE OF ORDER FORMS. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to Clifton Savings by 12:00 Noon, Eastern time, on [DATE 1]. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Clifton Savings. In order to purchase shares in the community offering, you must submit a properly completed and executed order form to Clifton Savings, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on, or at any time after, the end of the subscription offering.

     In order to ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date.

     We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, we are not obligated to accept orders submitted on photocopied or facsimiled stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plan of conversion, our interpretation of the terms and conditions of the plan of conversion and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the conversion has not been completed within 45 days after the end of the subscription offering, unless extended.

     The reverse side of the order form contains a regulatorily mandated certification form. We will not accept order forms on which the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

     To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

     PAYMENT FOR SHARES. Payment for subscriptions may be made by cash, check or money order, or by authorization of withdrawal from deposit accounts maintained with Clifton Savings. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by cash, check or money order at our passbook rate from the date payment is received at the stock information center until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. THE SHARES OF COMMON STOCK ISSUED IN THE CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook rate.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the conversion; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Clifton Savings Bancorp to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     Individual retirement accounts (IRAs) maintained in Clifton Savings do not permit investment in the common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase Clifton Savings Bancorp's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as Clifton Savings now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an IRA at Clifton Savings to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRAs.

HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PURCHASE PRICE

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Clifton Savings Bancorp and Clifton Savings as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the conversion), as determined by an independent appraisal. We have retained FinPro, Inc., which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal and to assist us in preparing a business plan. FinPro will receive fees totaling $40,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. We have agreed to indemnify FinPro under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

     FinPro prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, FinPro undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, FinPro reviewed Clifton Savings' conversion application as filed with the Office of Thrift Supervision and the New Jersey Department of Banking and Insurance and Clifton Savings Bancorp's registration statement as filed with the Securities and Exchange Commission. Furthermore, FinPro visited our facilities and had discussions with our management. FinPro did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on FinPro in connection with its appraisal.

     In connection with its appraisal, FinPro reviewed the following factors, among others:

     o    the economic make-up of our primary market area;

     o our financial performance and condition in relation to publicly traded institutions that FinPro deemed comparable to Clifton Savings;

     o the specific terms of the offering of Clifton Savings Bancorp's common stock;

     o the pro forma impact of the additional capital raised in the conversion;

     o    our proposed dividend policy;

     o    conditions of securities markets in general; and

     o    the market for thrift institution common stock in particular.

     Consistent with Office of Thrift Supervision appraisal guidelines, FinPro's analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and price/assets method, all of which are described in its report. FinPro placed the greatest emphasis on the price/core earnings and price/tangible book methods in estimating pro forma market value. FinPro compared the pro forma price/tangible book and price/core earnings ratios for Clifton Savings Bancorp to the same ratios for a peer group of comparable companies. The peer group consisted of 12 thrift holding companies based in the Northeast United States. The peer group included companies with:

     o    average assets of $749 million;

     o    non-performing assets averaging 0.32% of total assets;

     o    loans averaging 51.73% of total assets;

     o    equity averaging 8.17% of total assets; and

     o    net income averaging 0.78% of average assets.

     The following table compares the mean and median price/core earnings multiple and price/tangible book ratio of Clifton Savings Bancorp, after giving effect to the offering, with the same ratios for the peer group used by FinPro and all publicly traded thrifts. For the peer group and other publicly traded, thrifts, stock prices were as of June 3, 2003.


                                                  Price/Core      Price/Tangible
                                              Earnings Multiple     Book Ratio

    Clifton Savings Bancorp(1):
      Minimum.................................     14.49x             58.86%
      Maximum.................................      19.23             67.48
      Maximum, as adjusted....................      21.74             71.33
    Peer group
      Average.................................      17.20            157.31
      Median(2)...............................      16.75            141.39
    All publicly traded thrifts(3)
      Average.................................      18.27            151.68
      Median(2)...............................      14.38            136.19

    ----------------------
    (1) Core earnings represents net income before extraordinary items less the after tax portion of investment securities and nonrecurring items and other gain on sale.
    (2) The median is the number in the middle of all the numbers in each respective category. Half the numbers are greater than the median and half are less than the median.
    (3) Includes only companies that are listed on a national securities exchange or the Nasdaq Stock Market.

     FinPro's analysis provides an approximation of our pro forma market value, as converted, based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "PRO FORMA DATA," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock issued in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the analysis in its report, FinPro has advised us that, in its opinion, as of June 3, 2003, the estimated pro forma market value of Clifton Savings Bancorp and Clifton Savings, as converted, was within the valuation range of $86,572,500 to $117,127,500 with a midpoint of $101,850,000. As a result, we established the offering range of $86,572,500 to $117,127,500, with a midpoint of $101,850,000. Our Board of Directors reviewed FinPro's appraisal report, including the methodology and the assumptions used by FinPro, and determined that the offering range was reasonable and adequate. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 8,657,250 and 11,712,750 with a midpoint of 10,185,000. The purchase price of $10.00 was determined by discussion among us and Keefe, Bruyette & Woods, Inc., taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the conversion.

     Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Clifton Savings Bancorp at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions. FinPro's appraisal report is filed as an exhibit to the registration statement that Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See "WHERE YOU CAN FIND MORE INFORMATION."

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, FinPro, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering.

     No shares will be sold unless FinPro confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares sold may be more than 13,469,663 shares or less than 8,657,250 shares. If the total amount of shares sold is less than 8,657,250 or more than 13,469,663 (15% above the maximum of the offering range), for aggregate gross proceeds of less than $86,572,500 or more than $134,696,630, subscription funds will be returned promptly with interest to each subscriber unless he or she indicates otherwise. If FinPro establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

     In formulating its appraisal, FinPro relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. FinPro also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While FinPro believes this information to be reliable, FinPro does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. THE APPRAISAL IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE PLAN OF CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL MUST BE BASED ON MANY FACTORS THAT CHANGE PERIODICALLY, THERE IS NO ASSURANCE THAT PURCHASERS OF SHARES IN THE CONVERSION WILL BE ABLE TO SELL SHARES AFTER THE CONVERSION AT PRICES AT OR ABOVE THE PURCHASE PRICE.

     Copies of the appraisal report of FinPro, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Clifton Savings and the other locations specified under "Where You Can Find More Information."

LIMITATIONS ON PURCHASES OF SHARES

     The plan of conversion imposes limitations upon the purchase of common stock by eligible subscribers and others in the conversion. In addition to the purchase limitations described above under "--SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS," "--COMMUNITY OFFERING" and "--SYNDICATED COMMUNITY OFFERING," the plan of conversion provides for the following purchase limitations:

     o Except for our tax-qualified employee benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 1% of the common stock (which equals 101,850 shares at the midpoint of the offering), subject to increase as described below.

     o Our directors and executive officers, together with their associates, may purchase in the aggregate up to 25% of the common stock sold in the offering.

     o    Each subscriber must subscribe for a minimum of 25 shares.

     We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering. We do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

     The plan of conversion defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their Board membership.

     The plan of conversion defines "associate," with respect to a particular person, to mean:

     o any corporation or organization other than Clifton Savings or a majority-owned subsidiary of Clifton Savings of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

     o any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

     o any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Clifton Savings Bancorp or Clifton Savings or any of their subsidiaries.

     For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions.

     We have the sole discretion to determine whether prospective purchasers are "associates" or "acting in concert."

DELIVERY AND EXCHANGE OF CERTIFICATES

     Certificates representing Clifton Savings Bancorp common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the conversion. Any certificates returned as undeliverable will be held by us until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

RESTRICTIONS ON REPURCHASE OF STOCK

     Under Office of Thrift Supervision regulations, savings associations and their holding companies may not for a period of one year from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except (1) in an offer made to all of its shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of a savings association's or its holding company's capital stock during the first year following the conversion. To receive such approval, the savings association must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause the association's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision.

RESTRICTIONS ON TRANSFER OF SHARES AFTER THE CONVERSION APPLICABLE TO OFFICERS, DIRECTORS AND NASD MEMBERS

     Common stock purchased in the conversion will be freely transferable, except for shares purchased by our directors and executive officers and by NASD members.

     Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the conversion, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons after the conversion will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

     Purchases of outstanding shares of Clifton Savings Bancorp common stock by directors, officers, or any person who becomes an executive officer or director of Clifton Savings after adoption of the plan of conversion, and their associates, during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Clifton Savings Bancorp's outstanding common stock or to the purchase of stock under stock benefit plans.

     Clifton Savings Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Clifton Savings Bancorp may be resold without registration. Shares purchased by an affiliate of Clifton Savings Bancorp will have resale restrictions under Rule 144 of the Securities Act. If Clifton Savings Bancorp meets the current public information requirements of Rule 144, each affiliate of Clifton Savings Bancorp who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Clifton Savings Bancorp or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Clifton Savings Bancorp to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face restrictions on the transfer of securities purchased with subscription rights and reporting requirements upon purchase of the securities.

INTERPRETATION, AMENDMENT AND TERMINATION

     To the extent permitted by law, all interpretations by us of the plan of conversion will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision or the New Jersey Department of Banking and Insurance. The plan of conversion provides that, if deemed necessary or desirable, we may substantively amend the plan of conversion as a result of comments from regulatory authorities or otherwise, without the further approval of Clifton Savings' members.

     Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by Clifton Savings' members. If this condition is not satisfied, the plan of conversion will be terminated and Clifton Savings will continue its business in the mutual form of organization. We may terminate the plan of conversion at any time.

             RESTRICTIONS ON ACQUISITION OF CLIFTON SAVINGS BANCORP
                               AND CLIFTON SAVINGS

GENERAL

     Clifton Savings' plan of conversion provides for the conversion of Clifton Savings from the mutual to the stock form of organization and, as part of the conversion, the adoption of a new stock certificate of incorporation and bylaws by members of Clifton Savings. The plan of conversion also provides for the concurrent formation of a holding company, Clifton Savings Bancorp. See "THE CONVERSION--GENERAL." As described below and elsewhere in this document, certain provisions in Clifton Savings Bancorp's certificate of incorporation and bylaws may have anti-takeover effects. In addition, provisions in Clifton Savings' certificate of incorporation and bylaws may also have anti-takeover effects. Finally, Delaware corporate law and regulatory restrictions may make it difficult for persons or companies to acquire control of either Clifton Savings Bancorp or Clifton Savings.

RESTRICTIONS IN CLIFTON SAVINGS BANCORP'S CERTIFICATE OF INCORPORATION AND
BYLAWS

     Clifton Savings Bancorp's certificate of incorporation and bylaws contain provisions that could make more difficult an acquisition of Clifton Savings Bancorp by means of a tender offer, proxy context or otherwise. Some provisions will also render the removal of the incumbent Board of Directors or management of Clifton Savings Bancorp more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the directors of Clifton Savings Bancorp, but which Clifton Savings Bancorp stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in Clifton Savings Bancorp's certificate of incorporation and bylaws. See "WHERE YOU CAN FIND MORE INFORMATION" as to where to obtain a copy of these documents.

     BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. The certificate of incorporation requires the approval of the holders of at least 80% of Clifton Savings Bancorp's outstanding shares of voting stock entitled to vote to approve certain "business combinations" with an "interested stockholder." This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of Clifton Savings Bancorp's Board of Directors who are unaffiliated with the interested stockholder and who were directors before the time when the interested stockholder became an interested stockholder or if the proposed transaction meets certain conditions that are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. Under Delaware law, absent this provision, business combinations must be approved by the vote of the holders of only a majority of the outstanding shares of common stock of Clifton Savings Bancorp and any other affected class of stock unless the transaction is with a person who owns 15% or more of the corporation's voting stock.

     The term "interested stockholder" includes any individual, group acting in concert, corporation, partnership, association or other entity (other than Clifton Savings Bancorp or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of Clifton Savings Bancorp.

     A "business combination" includes:

     o any merger or consolidation of Clifton Savings Bancorp or any of its subsidiaries with any interested stockholder or affiliate of an interested stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

     o any sale or other disposition to or with any interested stockholder of 25% or more of the assets of Clifton Savings Bancorp or combined assets of Clifton Savings Bancorp and its subsidiaries;

     o the issuance or transfer to any interested stockholder or its affiliate by Clifton Savings Bancorp (or any subsidiary) of any securities of Clifton Savings Bancorp (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of Clifton Savings Bancorp;

     o the adoption of any plan for the liquidation or dissolution of Clifton Savings Bancorp proposed by or on behalf of any interested stockholder or its affiliate; and

     o any reclassification of securities, recapitalization, merger or consolidation of Clifton Savings Bancorp with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of Clifton Savings Bancorp or subsidiary owned directly or indirectly, by an interested stockholder or its affiliate.

     LIMITATION ON VOTING RIGHTS. The certificate of incorporation of Clifton Savings Bancorp provides that no record owner of any outstanding Clifton Savings Bancorp common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Clifton Savings Bancorp common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the certificate of incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of Clifton Savings or Clifton Savings Bancorp or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by Clifton Savings Bancorp to be beneficially, owned by such person and his or her affiliates.

     EVALUATION OF OFFERS. The certificate of incorporation of Clifton Savings Bancorp further provides that the Board of Directors of Clifton Savings Bancorp, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of Clifton Savings Bancorp, (2) merge or consolidate Clifton Savings Bancorp with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of Clifton Savings Bancorp, may, in connection with the exercise of its judgment in determining what is in the best interest of Clifton Savings Bancorp and the stockholders of Clifton Savings Bancorp, give consideration to those factors that directors of any subsidiary (including Clifton Savings) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: Clifton Savings Bancorp's present and future customers and employees and those of its subsidiaries (including Clifton Savings); the communities in which Clifton Savings Bancorp and Clifton Savings operate or are located; the ability of Clifton Savings Bancorp to fulfill its corporate objectives as a savings and loan holding company; and the ability of Clifton Savings to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the certificate of incorporation of Clifton Savings Bancorp, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of Clifton Savings Bancorp, even if the price offered is significantly greater than the then market price of any equity security of Clifton Savings Bancorp.

     BOARD OF DIRECTORS

     CLASSIFIED BOARD. The Board of Directors of Clifton Savings Bancorp is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Clifton Savings Bancorp.

     FILLING OF VACANCIES; REMOVAL. The certificate of incorporation provides that any vacancy occurring in the Clifton Savings Bancorp Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person appointed to fill a vacancy on the Board of Directors will serve until the expiration of his or her term. The certificate of incorporation of Clifton Savings Bancorp provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

     QUALIFICATION. The bylaws provide that no person will be eligible to serve on the Board of Directors who has, in the past 10 years, been subject to a supervisory action by a financial regulatory agency that involved fraud or other bad actions, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime. These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the Board of Directors.

     STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS. Stockholders of Clifton Savings Bancorp must act only through an annual or special meeting. Stockholders cannot act by written consent in lieu of a meeting. The certificate of incorporation provides that only a majority of the Board of Directors of Clifton Savings Bancorp may call special meetings of the stockholders of Clifton Savings Bancorp. Stockholders are not able to call a special meeting or require that the Board do so. At a special meeting, stockholders may consider only the business specified in the notice of meeting given by Clifton Savings Bancorp. The provisions of Clifton Savings Bancorp's certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called at the request of a majority of the Board of Directors. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal between annual meetings over the opposition of the Board of Directors by calling a special meeting of stockholders.

     ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS. The Clifton Savings Bancorp bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Clifton Savings Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Clifton Savings Bancorp Board or by a stockholder who has given appropriate notice to Clifton Savings Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Clifton Savings Bancorp appropriate notice of its intention to bring that business before the meeting. Clifton Savings Bancorp's Secretary must receive notice of the nomination or proposal not less than 90 days and not more than 120 days prior to the annual meeting. A stockholder who desires to raise new business must provide certain information to Clifton Savings Bancorp concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Clifton Savings Bancorp with certain information concerning the nominee and the proposing stockholder.

     Advance notice of nominations or proposed business by stockholders gives the Clifton Savings Bancorp Board time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the Clifton Savings Bancorp Board, to inform stockholders and make recommendations about those matters.

     PREFERRED STOCK. The certificate of incorporation authorizes the Clifton Savings Bancorp Board to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although the Clifton Savings Bancorp Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. The Clifton Savings Bancorp Board will make any determination to issue shares with those terms based on its judgment as to the best interests of Clifton Savings Bancorp and its stockholders.

     AMENDMENT OF CERTIFICATE OF INCORPORATION. Clifton Savings Bancorp's certificate of incorporation requires the affirmative vote of 80% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the certificate of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, acting by written consent, calling special meetings, the number and classification of directors, director and officer indemnification by Clifton Savings Bancorp and amendment of Clifton Savings Bancorp's bylaws and certificate of incorporation. These supermajority voting requirements make it more difficult for the stockholders to amend these provisions of the Clifton Savings Bancorp certificate of incorporation.

ANTI-TAKEOVER EFFECTS OF CLIFTON SAVINGS BANCORP'S CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

     The provisions described above are intended to reduce Clifton Savings Bancorp's vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors. Provisions of the stock-based incentive plan provide for accelerated benefits to participants if a change in control of Clifton Savings Bancorp or Clifton Savings occurs or a tender or exchange offer for their stock is made. See "OUR MANAGEMENT--BENEFIT PLANS--FUTURE STOCK-BASED INCENTIVE PLAN." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of Clifton Savings Bancorp. Additionally, the provisions could deter offers to acquire the outstanding shares of Clifton Savings Bancorp which might be viewed by stockholders to be in their best interests.

     Clifton Savings Bancorp's Board of Directors believes that the provisions of the certificate of incorporation and bylaws are in the best interest of Clifton Savings Bancorp and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Clifton Savings Bancorp and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

DELAWARE CORPORATE LAW

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, the statute provides that a "person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "interested stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person became an interested stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of the statute:

     o any business combination if, before the date a person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     o any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;

     o any business combination with an interested stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and

     o certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

RESTRICTIONS IN CLIFTON SAVINGS' CERTIFICATE OF INCORPORATION AND BYLAWS

     Although the Board of Directors of Clifton Savings is not aware of any effort that might be made to obtain control of Clifton Savings after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by New Jersey law to protect the interests of the converted savings bank and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of Clifton Savings Bancorp, as Clifton Savings' sole stockholder.

     Clifton Savings' stockholders will not be permitted to cumulate their votes in the election of directors. Furthermore, Clifton Savings' Bylaws provide for the election of three classes of directors to staggered terms.

     In addition, the stock certificate of incorporation provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by Clifton Savings' Board of Directors without stockholder approval. Although Clifton Savings has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board of Directors believes that the availability of such shares will provide Clifton Savings with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of Clifton Savings occurs of which management does not approve, the Board of Directors can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any preferred stock except on terms which the Board of Directors deems to be in the best interest of Clifton Savings and its then existing stockholders.

REGULATORY RESTRICTIONS

     OFFICE OF THRIFT SUPERVISION CONVERSION REGULATIONS. Regulations issued by the Office of Thrift Supervision provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of Clifton Savings Bancorp without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of any equity security of Clifton Savings Bancorp without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     CHANGE IN BANK CONTROL ACT. The acquisition of 10% or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association, including a converted savings bank such as Clifton Savings, to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of Clifton Savings Bancorp's voting stock or the power to direct the management or policies of Clifton Savings Bancorp. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of Clifton Savings Bancorp's voting securities if specified "control factors" are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

              DESCRIPTION OF CLIFTON SAVINGS BANCORP CAPITAL STOCK

  ---------------------------------------------------------------------------
  The common stock of Clifton Savings Bancorp will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
  ---------------------------------------------------------------------------

GENERAL

     Clifton Savings Bancorp is authorized to issue 35,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of Clifton Savings Bancorp's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. Clifton Savings Bancorp will not issue any shares of preferred stock in the conversion.

COMMON STOCK

     DIVIDENDS. Clifton Savings Bancorp can pay dividends if, as and when declared by its Board of Directors. The payment of dividends by Clifton Savings Bancorp is limited by law and applicable regulation. See "OUR DIVIDEND POLICY." The holders of common stock of Clifton Savings Bancorp will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Clifton Savings Bancorp out of funds legally available for dividends. If Clifton Savings Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     VOTING RIGHTS. After the conversion, the holders of common stock of Clifton Savings Bancorp will possess exclusive voting rights in Clifton Savings Bancorp. They will elect Clifton Savings Bancorp's Board of Directors and act on other matters as are required to be presented to them under New Jersey law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF CLIFTON SAVINGS BANCORP AND CLIFTON SAVINGS," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Clifton Savings Bancorp issues preferred stock, holders of Clifton Savings Bancorp preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of Clifton Savings Bancorp and Clifton Savings."

     LIQUIDATION. If there is any liquidation, dissolution or winding up of Clifton Savings, Clifton Savings Bancorp, as the holder of Clifton Savings' capital stock, would be entitled to receive all of Clifton Savings' assets available for distribution after payment or provision for payment of all debts and liabilities of Clifton Savings, including all deposit accounts and accrued interest, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders. Upon liquidation, dissolution or winding up of Clifton Savings Bancorp, the holders of its common stock would be entitled to receive all of the assets of Clifton Savings Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If Clifton Savings Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     PREEMPTIVE RIGHTS; REDEMPTION. Holders of the common stock of Clifton Savings Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

PREFERRED STOCK

     Clifton Savings Bancorp will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Clifton Savings Bancorp's common stock will be ______________________________, ________________, _____________.

                           REGISTRATION REQUIREMENTS

     Clifton Savings Bancorp has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

                             LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for us by Muldoon Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon Murphy & Faucette LLP and the state tax consequences of the conversion have been opined upon by Radics & Co., LLC, Pine Brook, New Jersey. Muldoon Murphy & Faucette LLP and Radics & Co., LLC have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Sidley Austin Brown & Wood LLP.

                                     EXPERTS

     The financial statements of Clifton Savings as of March 31, 2003 and March 31, 2002, and for the three years in the period ending March 31, 2003 are included in this prospectus and in the registration statement in reliance upon the report of Radics & Co., LLC, Pine Brook, New Jersey, independent certified public accountants, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     FinPro, Inc. has consented to the summary in this prospectus of its report to Clifton Savings setting forth its opinion as to the estimated pro forma market value of Clifton Savings Bancorp and Clifton Savings, as converted, and to the use of its name and statements with respect to it appearing in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     Clifton Savings Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the conversion, including the shares to be issued in exchange for shares of Clifton Savings common stock. The registration statement, including the exhibits, contains additional relevant information about Clifton Savings Bancorp and Clifton Savings Bancorp common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

     Clifton Savings has filed an application for approval of conversion with the Office of Thrift Supervision, which includes proxy materials for Clifton Savings' special meeting of members and certain other information. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, 10 Exchange Place Center, 18th Floor, Jersey City, New Jersey 07302.

     A copy of the plan of conversion and Clifton Savings Bancorp's certificate of incorporation and bylaws are available without charge from Clifton Savings.


                                      INDEX TO FINANCIAL STATEMENTS
                                      CLIFTON SAVINGS BANK, S.L.A.


                                                                                                  Page
                                                                                                  ----


Management's Responsibility Statement.........................................................    F-1

Independent Auditors' Report..................................................................    F-2

Statements of Financial Condition as of March 31, 2003 and 2002...............................    F-3

Statements of Income for the Years Ended March 31, 2003, 2002 and 2001........................    F-4

Statements of Retained Earnings for the Years Ended March 31, 2003, 2002 and 2001.............    F-5

Statements of Cash Flows for the Years Ended March 31, 2003, 2002 and 2001....................    F-6

Notes to Financial Statements.................................................................    F-7


                                                  *  *  *


All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Clifton Savings Bancorp have not been included in this prospectus because Clifton Savings Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                       [CLIFTON SAVINGS BANK, S.L.A. LOGO]


                                 April 29, 2003


                      MANAGEMENT'S RESPONSIBILITY STATEMENT


Management of Clifton Savings Bank, S.L.A. is responsible for the preparation of the financial statements and all other financial information included in this report. The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America applied on consistent basis. All financial information included in the report agrees in all material respects with the financial statements. In preparing the financial statements, management makes informed estimates and judgments with consideration given to materiality, about the expected results of various events and transactions.

Management maintains a system of internal accounting control that includes personnel selection, appropriate division of responsibilities, and formal procedures and policies consistent with high standards of accounting and administrative practice. Consideration has been given to the necessary balance between the costs of systems of internal control and the benefits derived.

Management reviews and modifies its systems of accounting and internal control in light of changes in conditions and operations as well as in response to recommendations from the independent certified public accountants and the internal auditor. Management believes the accounting and internal control systems provide reasonable assurance that assets are safeguarded and financial information is reliable.

The Board of Directors is responsible for determining that management fulfills its responsibilities in the preparation of the financial statements and the control of operations. The Board appoints the independent certified public accounts. The Board meets with management, the independent certified public accountants and the internal auditor to approve the overall scope of audit work and related fee arrangements, and reviews audit reports and findings.



/s/   Christine R. Piano                        /s/ Walter Celuch
----------------------------------------------  --------------------------------
Christine R. Piano, CPA                         Walter Celuch
Executive Vice President - CFO                  President & Secretary - CEO

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------





To the Board of Directors
Clifton Savings Bank, S.L.A.

We have audited the accompanying statements of financial condition of Clifton Savings Bank, S.L.A. (the "Savings Bank") as of March 31, 2003 and 2002, and the related statements of income, retained earnings and cash flows for each of the years in the three-year period ended March 31, 2003. These financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the second preceding paragraph present fairly, in all material respects, the financial position of the Savings Bank at March 31, 2003 and 2002, and the results of its operations and cash flows for each of the years in the three-year period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Radics & Co., LLC


April 29, 2003

                                      CLIFTON SAVINGS BANK, S.L.A.
                                    STATEMENTS OF FINANCIAL CONDITION
                                  -------------------------------------

                                                                                            March 31,
                                                                               ----------------------------------
Assets                                                          Notes               2003                 2002
------                                                     ---------------     --------------       -------------
Cash and due from banks                                                        $  11,256,351        $   6,744,364
Interest-bearing deposits in other banks                                          63,994,712           22,533,656
Federal funds sold                                                                 1,000,000           25,750,000
                                                                               -------------        -------------
         Total cash and cash equivalents                      1, 2 and 14         76,251,063           55,028,020

Securities available for sale:
   Investment                                                 1, 3 and 14          5,011,200            1,014,060
   Mortgage-backed                                            1, 4 and 14            264,306              376,899
Securities held to maturity:
   Investment                                                 1, 3 and 14        120,862,150          110,255,208
   Mortgage-backed                                            1, 4 and 14        145,223,848          113,868,766
Loans receivable                                              1, 5 and 14        214,219,332          251,020,891
Premises and equipment                                          1 and 6            6,536,424            5,177,756
Federal Home Loan Bank of New York stock, at cost                  14              3,382,900            3,382,900
Interest receivable                                           1, 7 and 14          3,010,902            3,193,203
Other assets                                                10, 12 and 13          1,292,506              599,407
                                                                               -------------        -------------

         Total assets                                                          $ 576,054,631        $ 543,917,110
                                                                               =============        =============

Liabilities and retained earnings
---------------------------------

Liabilities
-----------

Deposits                                                      1, 8 and 14      $ 497,495,227        $ 471,317,824
Advance payments by borrower for taxes and insurance                               2,671,468            2,856,487
Other liabilities and accrued expenses                         12 and 13           2,868,312            1,938,533
                                                                               -------------        -------------

         Total liabilities                                                       503,035,007          476,112,844
                                                                               -------------        -------------
Commitments and contingencies                                   1 and 15                   -                    -

Retained earnings                                           1, 9 10, and 16
-----------------

Retained earnings, substantially restricted                                       73,001,777           67,781,202
Accumulated other comprehensive income                                                17,847               23,064
                                                                               -------------        -------------

         Total retained earnings                                                  73,019,624           67,804,266
                                                                               -------------        -------------

         Total liabilities and retained earnings                               $ 576,054,631        $ 543,917,110
                                                                               =============        =============

See notes to financial statements.

                                         CLIFTON SAVINGS BANK, S.L.A
                                            STATEMENTS OF INCOME
                                        -----------------------------

                                                                                     Year Ended March 31,
                                                                         --------------------------------------------
                                                            Notes            2003            2002             2001
                                                         ------------    ------------    ------------    ------------
Interest income:
   Loans                                                    1 and 5      $ 15,951,620    $ 16,951,158    $ 16,109,534
   Mortgage-backed securities                                  1            6,918,176       7,292,993       7,634,635
   Investment securities                                       1            5,612,364       5,768,489       6,912,243
   Other interest-earning assets                                              770,538       1,277,695       1,780,361
                                                                         ------------    ------------    ------------

       Total interest income                                               29,252,698      31,290,335      32,436,773
                                                                         ------------    ------------    ------------

Interest expense:
   Deposits:
     Demand                                                                   563,117         619,552         731,075
     Savings                                                                2,532,805       2,639,228       2,765,224
     Time                                                                  11,760,192      15,877,280      16,740,969
                                                                         ------------    ------------    ------------

       Total interest expense                                              14,856,114      19,136,060      20,237,268
                                                                         ------------    ------------    ------------

Net interest income                                                        14,396,584      12,154,275      12,199,505
Provision for loan losses                                   1 and 5                 -          55,000         100,000
                                                                         ------------    ------------    ------------

Net interest income after provision for loan losses                        14,396,584      12,099,275      12,099,505
                                                                         ------------    ------------    ------------
Non-interest income:
   Fees and service charges                                                   230,607         244,953         243,397
   Trading account (loss) income                                                    -         (17,147)         65,390
   Miscellaneous                                                               65,629          55,917          51,213
                                                                         ------------    ------------    ------------

       Total non-interest income                                              296,236         283,723         360,000
                                                                         ------------    ------------    ------------

Non-interest expenses:
   Salaries and employee benefits                          11 and 13        2,969,126       2,760,245       2,711,911
   Net occupancy expense of premises                        1 and 6           582,307         547,809         531,443
   Equipment                                                   1              755,897         767,591         734,122
   Advertising                                                 1              252,629         183,411         164,537
   Federal insurance premium                                                   80,595          80,618          85,082
   Miscellaneous                                              12            1,285,514       1,138,025       1,258,972
                                                                         ------------    ------------    ------------

       Total non-interest expenses                                          5,926,068       5,477,699       5,486,067
                                                                         ------------    ------------    ------------

Income before income taxes                                                  8,766,752       6,905,299       6,973,438
Income taxes                                                1 and 10        3,546,177       2,476,314       2,525,474
                                                                         ------------    ------------    ------------

Net income                                                               $  5,220,575    $  4,428,985    $  4,447,964
                                                                         ============    ============    ============

See notes to financial statements.

                          CLIFTON SAVINGS BANK, S.L.A.
                         STATEMENTS OF RETAINED EARNINGS
                       -----------------------------------

                                                                           Accumulated
                                                                              Other
                                                           Retained       Comprehensive
                                                           Earnings           Income           Total
                                                        --------------    --------------   --------------
Balance - March 31, 2000                                 $ 58,904,253      $   (895,283)    $ 58,008,970
                                                                                            ------------

Net income                                                  4,447,964                 -        4,447,964

Other comprehensive income:
   Unrealized gain on securities available
   for sale, net of income taxes $ 555,019                          -           945,031          945,031
                                                         ------------      ------------     ------------

Comprehensive income                                                                           5,392,995
                                                                                            ------------

Balance - March 31, 2001                                   63,352,217            49,748       63,401,965
                                                                                            ------------

Net income                                                  4,428,985                 -        4,428,985

Other comprehensive income:
   Unrealized loss on securities available
   for sale, net of income taxes $15,672                            -           (26,684)         (26,684)
                                                         ------------      ------------     ------------

Comprehensive income                                                                           4,402,301
                                                                                            ------------

Balance - March 31, 2002                                   67,781,202            23,064       67,804,266
                                                                                            ------------

Net income                                                  5,220,575                 -        5,220,575

Other comprehensive income:
   Unrealized loss on securities available
   for sale, net of income taxes $1,647                             -            (5,217)          (5,217)
                                                         ------------      ------------     ------------

Comprehensive income                                                                           5,215,358
                                                                                            ------------

Balance - March 31, 2003                                 $ 73,001,777      $     17,847     $ 73,019,624
                                                         ============      ============     ============




See notes to financial statements.
                                      F-5

                                               CLIFTON SAVINGS BANK, S.L.A.
                                                 STATEMENTS OF CASH FLOWS
                                            ----------------------------------

                                                                                                Year Ended March 31,
                                                                                    ----------------------------------------------
                                                                                        2003             2002                2001
                                                                                    ------------     ------------     ------------
Cash flows from operating activities:
  Net income                                                                        $  5,220,575     $  4,428,985     $  4,447,964
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization of premises and equipment                              349,509          394,730          372,244
    Amortization of premiums, accretion of discounts and fees, net                         9,000          (94,823)        (162,612)
    Loss on disposal of premises and equipment                                               354                -          115,491
    Unrealized (gain) on trading account securities                                            -                -          (81,400)
    Loss on sale of trading account securities                                                 -                -           16,010
    Proceeds from sales of trading account securities                                          -                -       10,677,077
    Loss on call of trading account securities                                                 -           17,147                -
    Proceeds from calls of trading account securities                                          -          997,703                -
    Provision for loan losses                                                                  -           55,000          100,000
    Gain on sale of foreclosed real estate                                                (3,446)            (320)         (22,099)
    (Increase) decrease in interest receivable                                           182,301         (127,176)         297,933
    Deferred income taxes                                                               (299,659)        (213,373)        (196,204)
    (Increase) in other assets                                                          (391,793)         (32,894)         (36,471)
    (Decrease) increase in accrued interest payable on deposits                          (15,290)         (34,446)           5,235
    Increase in other liabilities                                                        945,069           29,751          179,862
                                                                                    ------------     ------------     ------------
         Net cash provided by operating activities                                     5,996,620        5,420,284       15,713,030
                                                                                    ------------     ------------     ------------
Cash flows from investing activities:
  Proceeds from calls, maturities, and repayments of investment securities:
    Available for sale                                                                 6,000,000       21,000,000       20,000,000
    Held to maturity                                                                  92,405,856       82,926,367       28,832,380
  Purchases of mortgage-backed securities held to maturity                           (78,529,142)     (46,872,817)      (4,943,838)
  Purchases of investment securities:
    Held to maturity                                                                (102,998,437)    (112,842,599)     (36,000,000)
    Available for sale                                                               (10,000,000)               -                -
  Proceeds from principal repayments of mortgage-backed securities:
    Available for sale                                                                   109,371          125,258        2,692,261
    Held to maturity                                                                  47,114,075       38,154,554       25,679,359
  Net change in loans receivable                                                      36,774,569      (22,002,231)     (26,443,854)
  Additions to foreclosed real estate                                                          -           (4,695)               -
  Proceeds from sales of foreclosed real estate                                           66,278          172,954          138,115
  Purchases of premises and equipment                                                 (1,708,531)        (334,624)        (873,773)
  Purchase of Federal Home Loan Bank of New York stock                                         -          (57,400)        (107,100)

         Net cash (used in) provided by  investing activities                        (10,765,961)     (39,735,233)       8,973,550

Cash flows from financing activities:
  Net increase in deposits                                                            26,177,403       45,163,284        5,713,325
    (Decrease) increase in advance payments by borrowers for taxes and insurance        (185,019)         216,225          180,460
                                                                                    ------------     ------------     ------------

         Net cash provided by financing activities                                    25,992,384       45,379,509        5,893,785
                                                                                    ------------     ------------     ------------

Net increase in cash and cash equivalents                                             21,223,043       11,064,560       30,580,365
Cash and cash equivalents - beginning                                                 55,028,020       43,963,460       13,383,095
                                                                                    ------------     ------------     ------------

Cash and cash equivalents - ending                                                  $ 76,251,063     $ 55,028,020     $ 43,963,460
                                                                                    ============     ============     ============

Supplemental disclosure of cash flow information
Cash paid during the year for:
    Interest on deposits                                                            $ 14,871,404     $ 19,170,506     $ 20,232,033
                                                                                    ============     ============     ============

    Income taxes                                                                    $  3,669,899     $  2,640,757     $  2,707,230
                                                                                    ============     ============     ============
Transfer of loans receivable to foreclosed real estate                              $     62,832     $          -     $    283,955
                                                                                    ============     ============     ============

See notes to financial statements.
                                      F-6

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------------------

Clifton Savings Bank, S.L.A. (the "Savings Bank") is a New Jersey state chartered mutual savings bank that operates primarily in northern New Jersey. It is funded by customer deposits taken from its eight branch locations and invests primarily in mortgage loans and high quality securities. The Savings Bank originates and services both residential and commercial mortgage loans, and to a lesser extent, other types of consumer loans.

Basis of financial statement presentation
-----------------------------------------

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the statement of financial condition dates and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates.

A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the market area.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowance for loan losses. Such agencies may require the Savings Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Cash and cash equivalents
-------------------------

Cash and cash equivalents include cash and amounts due from banks, interest-bearing deposits in other banks with original maturities of three months or less, and federal funds sold. Generally, federal funds sold are sold for one-day periods.

Securities
----------

Investments in debt securities that the Savings Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held-to-maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of applicable deferred income taxes, reported in the accumulated other comprehensive income component of retained earnings.

Discounts and premiums on all securities are accreted or amortized to maturity by use of the level-yield method. Gain or loss on sales of securities is based on the specific identification method.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
------------------------------------------------------------------------

Concentration of credit risk
----------------------------

Financial instruments which potentially subject the Savings Bank to concentrations of credit risk consist of cash and cash equivalents, investment and mortgage-backed securities and loans. Cash and cash equivalents are placed with highly rated financial institutions. Investment securities include securities backed by the U.S. Government and other highly rated instruments. The Savings Bank's lending activity is primarily concentrated in loans collateralized by real estate in the State of New Jersey. As a result, credit risk is broadly dependent on the real estate market and general economic conditions in the State.

Loans receivable
----------------

Loans receivable are stated at unpaid principal balances, less net deferred loan fees and an allowance for loan losses. Interest is calculated by use of the simple interest method.

Recognition of interest by the accrual method is generally discontinued when interest or principal payments are ninety days or more in arrears, or when other factors indicate that the collection of such amounts is doubtful. At the time a loan is placed on nonaccrual status, an allowance for uncollected interest is recorded in the current period for previously accrued and uncollected interest. Interest on such loans, if appropriate, is recognized as income when payments are received. A loan is returned to accrual status when factors indicating doubtful collectibility no longer exist.

Allowance for loan losses
-------------------------

An allowance for loan losses is maintained at a level considered adequate to absorb future loan losses. Management of the Savings Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Savings Bank utilizes a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of a general valuation allowance on the remainder of its loan portfolio. The Savings Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of impaired problem loans. Such a system takes into consideration, among other things, delinquency status, size of loans, types of collateral and financial condition of borrowers.

A loan is deemed to be impaired when, based on current information and events, it is probable that the Savings Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. The Savings Bank does not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Payments received on impaired loans are applied first to accrued interest receivable and then to principal.

General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although management believes that adequate specific and general loan loss allowances are established, actual losses are dependent upon future events and, therefore, further additions to the level of specific and general loan loss allowances may be necessary.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
------------------------------------------------------------------------

Loan origination fees
---------------------

The Savings Bank defers loan origination fees and certain direct loan origination costs and amortizes such amounts as an adjustment of yield over the contractual lives of the related loans. The Savings Bank anticipates prepayments within its loan portfolio and adjusts the amortization of origination fees and costs accordingly using an annually adjusted prepayment factor.

Foreclosed real estate
----------------------

Foreclosed real estate consists of real estate acquired by foreclosure or deed in lieu of foreclosure. Foreclosed real estate is recorded at the lower of cost or fair value at date of acquisition and thereafter carried at the lower of such initially recorded amount or fair value less estimated selling costs. Costs incurred in developing or preparing properties for sale are capitalized. Income and expense related to the holding and operation of properties are recorded in operations. Gains and losses from sales of such properties are recognized as incurred.

Premises and equipment
----------------------

Premises and equipment are comprised of land, at cost, and land improvements, buildings and improvements, furnishings and equipment and leasehold improvements, at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives:

        Land improvements               5 to 20 years
        Buildings and improvements      5 to 40 years
        Furnishings and equipment       2 to 10 years
        Leasehold improvements          Shorter of useful life or term of lease

Significant renewals and betterments are charged to the premises and equipment account. Maintenance and repairs are charged to operations in the year incurred.

Income taxes
------------

The asset and liability method is used to account for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying the applicable tax rate to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. A qualified thrift lender recognizes as a temporary difference the future tax consequences related to the allowance for loan losses recorded for book purposes and the change in the reserve for loan losses for income tax-reporting purposes between the current level and that existing at December 31, 1987. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date of any such tax law change.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
------------------------------------------------------------------------

Interest rate risk
------------------

The Savings Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with other funds, to invest in securities and to make loans collateralized by real estate and, to a lesser extent, consumer loans. The potential for interest-rate risk exists as a result of the shorter duration of the Savings Bank's interest-sensitive liabilities compared to the generally longer duration of the interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing net interest income. Management regularly monitors the maturity structure of the Savings Bank's assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

Disclosures about fair value of financial instruments
-----------------------------------------------------

The following methods and assumptions were used by the Savings Bank in estimating the fair value of its financial instruments:

          Cash and cash equivalents and interest receivable
          -------------------------------------------------

          The carrying amounts reported in the statements of financial condition for cash and cash equivalents and interest receivable approximates their fair value.

          Securities
          ----------

          The fair value of all securities, whether classified as trading, available for sale or held-to-maturity, is determined by reference to quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

          Loans receivable
          ----------------

          Fair value is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, of such loans.

          Federal Home Loan Bank of New York stock
          ----------------------------------------

          Fair value approximates cost basis as these instruments are redeemable only with the issuing agency at face value.

          Deposits
          --------

          The fair value of NOW, Super NOW, Money Market, Savings and Club accounts is the amount payable on demand at the reporting date. For fixed-maturity certificates of deposit, fair value is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
------------------------------------------------------------------------

          Commitments to extend credit
          ----------------------------

          The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

          As of March 31, 2003 and 2002, the fair value of the commitments to extend credit were not considered to be material.

          Reclassification
          ----------------

          Certain amounts for prior periods have been restated to conform the current year's presentation.


2. FEDERAL FUNDS SOLD
---------------------

                                                                 March 31,
                          -----------------------------------------------------------------------------------------
                                             2003                                         2002
                          -------------------------------------------   -------------------------------------------
                           Interest                                      Interest
       Borrower              Rate          Maturity         Amount         Rate         Maturity         Amount
------------------------  -----------  ---------------  -------------   -----------  ---------------  -------------

Fleet Bank                  1.125%      April 1, 2003    $ 1,000,000       1.44%      April 1, 2002    $ 24,750,000
Bank of New York                -                   -              -       1.00%      April 1, 2002       1,000,000
                                                         -----------                                   ------------

                            1.125%                       $ 1,000,000       1.42%                       $ 25,750,000
                                                         ===========                                   ============

                                                  CLIFTON SAVINGS BANK, S.L.A.
                                                 NOTES TO FINANCIAL STATEMENTS
                                               ---------------------------------

3.  INVESTMENT SECURITIES
-------------------------

                                                                            March 31, 2003
                                                     ----------------------------------------------------------------
                                                                            Gross Unrealized
                                                       Amortized     ------------------------------     Estimated
                                                          Cost            Gains          Losses         Fair Value
                                                     --------------  --------------  --------------  ----------------
      Available for sale
      ------------------

      Debt securities:
         U.S. Government (including agencies)
          maturing after one year but within
            five years                               $   5,000,000    $     11,200     $          -    $   5,011,200
                                                     =============    ============     ============    =============

      Held to maturity
      ----------------

      Debt securities:
         U.S. Government (including agencies)
          maturing:
            Within one year                          $   1,999,985    $     81,895     $          -    $   2,081,880
            After one but within five years            100,987,056       1,046,974            5,000      102,029,030
            After five but within ten years             12,935,728         871,752                -       13,807,480
            After ten years                              4,939,381         257,519                -        5,196,900
                                                     -------------    ------------     ------------    -------------

                                                     $ 120,862,150    $  2,258,140     $      5,000    $ 123,115,290
                                                     =============    ============     ============    =============

                                                                            March 31, 2002
                                                     ----------------------------------------------------------------
                                                                            Gross Unrealized
                                                       Amortized     ------------------------------     Estimated
                                                          Cost            Gains          Losses         Fair Value
                                                     --------------  --------------  --------------  ----------------
      Available for sale
      ------------------

      Debt securities:
         U.S. Government (including agencies)
          maturing within a year                     $   1,000,000    $     14,060     $          -    $   1,014,060
                                                     =============    ============     ============    =============

      Held to maturity
      ----------------

      Debt securities:
         U.S. Government (including agencies)
          maturing:
            After one but within five years          $  96,387,224    $    164,307     $    798,316    $  95,753,215
            After five but within ten years              7,930,450               -           27,970        7,902,480
            After ten years                              5,937,534               -          168,474        5,769,060
                                                     -------------    ------------     ------------    -------------

                                                     $ 110,255,208    $    164,307     $    994,760    $ 109,424,755
                                                     =============    ============     ============    =============

There were no sales of investment securities available for sale or held to maturity during the years ended March 31, 2003, 2002, and 2001.

                                                    CLIFTON SAVINGS BANK, S.L.A.
                                                    NOTES TO FINANCIAL STATEMENTS
                                                  ---------------------------------

4.  MORTGAGE-BACKED SECURITIES
------------------------------
                                                                            March 31, 2003
                                                     ----------------------------------------------------------------
                                                                            Gross Unrealized
                                                       Amortized     ------------------------------     Estimated
                                                          Cost            Gains          Losses         Fair Value
                                                     --------------  --------------  --------------  ----------------
   Available for sale
   ------------------

   Federal Home Loan Mortgage Corporation
     due after five through ten years                $     245,762    $     18,545     $          -    $     264,306
                                                     =============    ============     ============    =============
   Held to maturity
   ----------------
   Federal Home Loan Mortgage Corporation            $  57,939,725    $  1,800,935     $     46,162    $   59,694,49
   Federal National Mortgage Association                47,289,817       1,605,218           49,073       48,845,962
   Governmental National Mortgage
    Association                                         39,994,306         418,800            7,428       40,405,678
                                                     -------------    ------------     ------------    -------------

                                                     $ 145,223,848    $  3,824,953     $    102,663    $ 148,946,138
                                                     =============    ============     ============    =============

                                                                            March 31, 2002
                                                     ----------------------------------------------------------------
                                                                            Gross Unrealized
                                                       Amortized     ------------------------------     Estimated
                                                          Cost            Gains          Losses         Fair Value
                                                     --------------  --------------  --------------  ----------------
   Available for sale
   ------------------

   Federal Home Loan Mortgage Corporation            $     354,350    $     22,549     $          -    $     376,899
                                                     =============    ============     ============    =============

   Held to maturity
   ----------------
   Federal Home Loan Mortgage Corporation            $  53,667,060    $    293,501     $          -    $  53,960,56
   Federal National Mortgage Association                53,861,379          40,194           22,948       53,878,62
   Governmental National Mortgage
    Association                                          6,340,327         170,507                -       6,510,834
                                                     -------------    ------------     ------------    -------------

                                                     $ 113,868,766    $    504,202     $     22,948    $ 114,350,020
                                                     =============    ============     ============    =============

Contractual maturity data for mortgage-backed securities held to maturity is as follows (in thousands):

                                                                            March 31, 2002
                                                     -------------------------------------------------------------
                                                                 2003                           2002
                                                     ------------------------------  -----------------------------

                                                       Amortized       Estimated       Amortized      Estimated
                                                          Cost         Fair Value        Cost         Fair Value
                                                     --------------  --------------  ------------  ---------------
   Due within one year                               $         295    $        301   $        958   $         982
   Due after one through five years                          4,758           5,015          8,977           9,242
   Due after five through ten years                         28,506          29,376         20,974          21,276
   Due after ten years                                     111,665         114,254         82,960          82,850
                                                     -------------    ------------   ------------   -------------
                                                     $     145,224    $    148,946   $    113,869   $     114,350
                                                     =============    ============   ============   =============

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

4.  MORTGAGE-BACKED SECURITIES (Cont'd.)
----------------------------------------

The amortized cost and carrying values are shown above by contractual final maturity. Actual maturities will differ from contractual final maturities due to scheduled monthly payments related to mortgage-backed securities and due to the borrowers having the right to prepay obligations with or without prepayment penalties.

There were no sales of mortgage-backed securities available for sale or held to maturity during the years ended March 31, 2003, 2002, and 2001.

5.  LOANS RECEIVABLE
--------------------

                                                                      March 31,
                                                        -----------------------------------
                                                             2003                 2002
                                                        --------------       --------------
Real estate mortgage:
    Conventional                                        $  208,570,691       $  244,848,784
    FHA insured and VA guaranteed                              513,523              871,357
                                                        --------------       --------------

                                                           209,084,214          245,720,141
                                                        --------------       --------------

Real estate construction                                       382,000              449,800
                                                        --------------       --------------
Consumer:
    Second mortgage                                          3,318,440            3,827,794
    Passbook or certificate                                  1,187,809              975,971
    Equity line of credit                                    1,639,452            1,256,439
    Other                                                       35,000               35,000
                                                        --------------       --------------

                                                             6,180,701            6,095,204
                                                        --------------       --------------

        Total loans                                        215,646,915          252,265,145
                                                        --------------       --------------
Less:
    Loans in process                                           252,014               80,438
    Net deferred loan fees                                     235,569              223,816
    Allowance for loan losses                                  940,000              940,000
                                                        --------------       --------------

                                                             1,427,583            1,244,254
                                                        --------------       --------------

                                                        $  214,219,332       $  251,020,891
                                                        ==============       ==============

At March 31, 2003, 2002, and 2001, nonaccrual loans for which interest has been discontinued totaled approximately $175,000, $504,000, and $289,000, respectively. During the years ended March 31, 2003, 2002, and 2001, the Savings Bank recognized interest income of approximately $8,000, $24,000, and $13,000, respectively, on these loans. Interest income that would have been recorded, had the loans been on accrual status and performing in accordance with the original terms of the contracts, amounted to approximately $13,000, $42,000, and $24,000 for the years ended March 31, 2003, 2002, and 2001, respectively.

As of March 31, 2003 and 2002, and during each of the years in the three-year period ended March 31, 2003, there were no impaired loans as defined by Statement of Financial Accounting Standards No. 114.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

5.  LOANS RECEIVABLE (Cont'd.)
------------------------------

The Savings Bank has granted loans to officers and directors of the Savings Bank and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was approximately $1,345,000 and $1,394,000 at March 31, 2003 and 2002,
respectively. During the year ended March 31, 2003, new loans totaled $281,000 and repayments totaled $330,000.

The following is an analysis of the allowance for loan losses:


                                                                          Year Ended March 31,
                                                                ---------------------------------------
                                                                    2003          2002          2001
                                                                ----------     ----------    ----------
   Balance - beginning                                          $  940,000     $  885,000    $  784,529
   Provision charged to operations                                       -         55,000       100,000
   Recoveries of loans previously charged off                            -              -           471
                                                                ----------     ----------    ----------

   Balance - ending                                             $  940,000     $  940,000    $  885,000
                                                                ==========     ==========    ==========

6.  PREMISES AND EQUIPMENT
--------------------------

                                                                              March 31,
                                                                    ----------------------------
                                                                       2003             2002
                                                                    -----------      -----------
   Land and land improvements                                       $ 2,522,765      $ 1,577,791
   Buildings and improvements                                         4,962,921        4,422,721
   Furnishings and equipment                                          1,393,547        1,331,396
   Leasehold improvements                                                 3,135            1,635
   Construction in process                                               84,803           11,235
                                                                    -----------      -----------

                                                                      8,967,171        7,344,778
                                                                    -----------      -----------

   Less accumulated depreciation and amortization                    (2,430,747)      (2,167,022)
                                                                    -----------      -----------

                                                                    $ 6,536,424      $ 5,177,756
                                                                    ===========      ===========

Included in land and land improvements at March 31, 2003 and 2002, is $1,103,105 and $433,682, respectively, of land which is being held for future branch expansion.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

6.  PREMISES AND EQUIPMENT (Cont'd.)
------------------------------------

Rental expenses related to the occupancy of leased premises totaled approximately $25,000, $22,000 and $18,000, for the years ended March 31, 2003, 2002 and 2001, respectively. The minimum obligation under the lease agreements, which expire through January 31, 2008, for each of the years ended March 31 is as follows:

                                                     Amount
                                                  ------------

                                 2004              $   62,000
                                 2005                  66,000
                                 2006                  67,000
                                 2007                  50,000
                                 2008                  41,000
                                                   ----------

                                                   $  286,000
                                                   ==========


7.  INTEREST RECEIVABLE
-----------------------

                                                                    March 31,
                                                          ----------------------------
                                                              2003             2002
                                                          -----------      -----------
   Loans                                                  $ 1,085,660      $ 1,312,033
   Mortgage-backed securities                                 692,328          612,946
   Investment securities                                    1,240,245        1,290,359
                                                          -----------      -----------

                                                            3,018,233        3,215,338

   Allowance for uncollected interest on loans                 (7,331)         (22,135)
                                                          -----------      -----------

                                                          $ 3,010,902      $ 3,193,203
                                                          ===========      ===========

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

8.  DEPOSITS
------------

                                                                       March 31,
                                    --------------------------------------------------------------------------------
                                                    2003                                     2002
                                    ---------------------------------------  ---------------------------------------
                                     Weighted                                 Weighted
                                      Average                                  Average
                                       Rate         Amount        Percent       Rate         Amount        Percent
                                    ----------  --------------  -----------  ----------  --------------  -----------
Demand accounts:
   NOW                                  1.23%   $  26,391,158         5.30       1.23%   $  25,635,929         5.44
   Super NOW                            1.23%         433,306         0.09       1.23%         705,065         0.15
   Money Market                         1.47%      12,095,517         2.43       2.24%      10,819,103         2.30
                                                -------------    ---------               -------------    ---------

                                        1.30%      38,919,981         7.82       1.52%      37,160,097         7.89

Savings and club accounts               1.47%     128,400,713        25.81       2.24%     112,427,831        23.85

Certificates of deposit                 3.06%     330,174,533        66.37       4.19%     321,729,896        68.26
                                                -------------    ---------               -------------    ---------

Total deposits                          2.51%   $ 497,495,227       100.00       3.52%   $ 471,317,824       100.00
                                                =============    =========               =============    =========


Certificates of deposit with balances of $100,000 or more at March 31, 2003 and 2002, totaled approximately $40,098,000 and $37,189,000, respectively.

The scheduled maturities of certificates of deposit are as follows:

                                                            March 31,
                                                   ---------------------------
                                                     2003              2002
                                                   ---------         ---------
                                                         (In Thousands)

         One year or less                          $ 232,613         $ 254,097
         After one to three years                     85,274            60,939
         After three years                            12,288             6,694
                                                   ---------         ---------

                                                   $ 330,175         $ 321,730
                                                   =========         =========

9.  REGULATORY CAPITAL
----------------------

The Savings Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices must be met. Capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings and other factors.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

9.  REGULATORY CAPITAL  (Cont'd.)
---------------------------------

Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined by regulation) to risk-weighted assets (as defined), and of Tier 1 and tangible capital to adjusted total assets (as defined). Management believes, as of March 31, 2003, that the Savings Bank met all capital adequacy requirements to which it was subject.

The most recent notification from the Office of Thrift Supervision ("OTS"), as of September 30, 2002, categorized the Savings Bank as "Well Capitalized" under the regulatory framework for prompt corrective action. To be categorized as well as capitalized, the Savings Bank must maintain minimum total, risk-based and Tier 1 leverage ratios as set forth in the following table. In the opinion of management, no conditions or events have occurred since that notification that would have changed the Savings Bank's category.

The actual capital amounts and ratios of the Savings Bank are as follows:

                                                                               March 31,
                                                             ---------------------------------------------
                                                                     2003                     2002
                                                             ---------------------   ---------------------
                                                               Amount     Percent      Amount     Percent
                                                             ---------   ---------   ----------  ---------
                                                                         (Dollars in thousands)
   Savings Bank capital:
      Total Risk-based capital                               $ 73,942      40.47%     $ 68,721    35.64%
      Tier 1 Risk-based capital                                73,002      39.96%       67,781    35.16%
      (Leverage) Tier 1 capital                                73,002      12.69%       67,781    12.47%
      Tangible capital                                         73,002      12.69%       67,781    12.47%

   Minimum capital requirements:
      Total Risk-based capital                                 14,616       8.00%       15,424     8.00%
      Tier 1 Risk-based capital                                 7,308       4.00%        7,712     4.00%
      (Leverage) Tier 1 capital                                23,016       4.00%       21,749     4.00%
      Tangible capital                                          8,631       1.50%        8,156     1.50%

   To be well-capitalized under prompt corrective
     action provisions:
      Total                                                    18,270      10.00%       19,281    10.00%
      Risk-based                                               10,962       6.00%       11,568     6.00%
      (Leverage) Tier 1 capital                                28,770       5.00%       27,186     5.00%


                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

9.  REGULATORY CAPITAL  (Cont'd.)
---------------------------------

The following table presents a reconciliation of capital per GAAP to regulatory capital:

                                                                    March 31,
                                                            ------------------------
                                                              2003            2002
                                                            ---------      ---------
                                                                 (In thousands)
   GAAP capital                                             $  73,020      $  67,804
   Unrealized (gain) on securities
      available for sale                                          (18)           (23)
                                                            ---------      ---------

   Tier 1 capital                                              73,002         67,781
   Add: general valuation allowance                               940            940
                                                            ---------      ---------

   Total regulatory capital                                 $  73,942      $  68,721
                                                            =========      =========

10. INCOME TAXES
----------------

The components of income taxes are summarized as follows:

                                                                    Year Ended March 31,
                                                         ---------------------------------------------
                                                             2003             2002             2001
                                                         -----------      -----------      -----------
Current tax expense:
   Federal income                                        $ 2,887,558      $ 2,468,242      $ 2,501,398
   State income                                              958,278          221,445          220,280
                                                         -----------      -----------      -----------

       Total current income taxes                          3,845,836        2,689,687        2,721,678
                                                         -----------      -----------      -----------
Deferred tax (benefit):
   Federal income                                           (204,535)        (195,625)        (179,962)
   State income                                              (95,124)         (17,748)         (16,242)
                                                         -----------      -----------      -----------

       Total deferred income taxes                          (299,659)        (213,373)        (196,204)
                                                         -----------      -----------      -----------

                                                         $ 3,546,177      $ 2,476,314      $ 2,525,474
                                                         ===========      ===========      ===========

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

10. INCOME TAXES  (Cont'd.)
---------------------------

The following table presents a reconciliation between the reported income tax expense and the income tax expense which would be computed by applying the normal federal income tax rate of 34% to income before income taxes:

                                                                    Year Ended March 31,
                                                         ---------------------------------------------
                                                             2003             2002             2001
                                                         -----------      -----------      -----------
Federal income tax at the statutory rate                 $ 2,980,696      $ 2,347,802      $ 2,370,969
Increase in income taxes resulting from:
   New Jersey income tax, net
    of federal income tax effect                             569,682          134,440          134,665
   Other, net                                                 (4,201)          (5,928)          19,840
                                                         -----------      -----------      -----------

Total income tax expense                                 $ 3,546,177      $ 2,476,314      $ 2,525,474
                                                         ===========      ===========      ===========

Deferred tax assets and liabilities consisted of the following:

                                                                              March 31,
                                                                     --------------------------
                                                                        2003            2002
                                                                     ----------      ----------
Deferred income tax assets
--------------------------
Loan fees                                                            $   22,413      $   29,784
Pension costs                                                           364,007         280,305
Allowance for loan losses                                               206,522           5,201
Other                                                                     5,697          13,920
                                                                     ----------      ----------

   Total deferred tax assets                                            598,639         329,210
                                                                     ----------      ----------

Deferred income tax liabilities
-------------------------------

Depreciation                                                             76,264         106,494
Unrealized gain on securities available for sale                         11,898          13,545
                                                                     ----------      ----------

   Total deferred tax liabilities                                        88,162         120,039
                                                                     ----------      ----------

Net deferred tax asset                                               $  510,477      $  209,171
                                                                     ==========      ==========

Retained earnings at March 31, 2003 and 2002, includes approximately $6,378,000 of tax bad debt deductions for which no provision for income tax has been made. Reduction of such amount for purposes other than bad debt losses will result in income for tax purposes only, and will be subject to income tax at the then current rate.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

11. SAVINGS AND INVESTMENT PLAN (THE "PLAN")
--------------------------------------------

The Savings Bank sponsors a Plan pursuant to Section 401(k) of the Internal Revenue Code, for all eligible employees. Employees may elect to save up to 10% of their compensation. For each dollar up to 4.5% of compensation, the Savings Bank will match 50% of the employee's contribution. The Plan expense for the years ended March 31, 2003, 2002, and 2001, was approximately $42,000, $42,000, and $38,000, respectively.


12. DIRECTORS' RETIREMENT PLAN
------------------------------

The Directors' Retirement Plan is a nonqualified, unfunded pension plan with benefits based on fees paid to directors while still active. The funding policy for this unfunded plan is to pay directors on a pay-as-you-go basis. The annual costs associated with these benefits are accrued on the basis of actuarial assumptions and included in miscellaneous noninterest expenses.

The following table sets forth the funded status for the Directors' Retirement Plan and amounts recognized in the Savings Bank's statement of financial condition.

                                                                                   March 31,
                                                                        -------------------------------
                                                                            2003               2002
                                                                        ------------       ------------
   Change in benefit obligations
   -----------------------------
   Benefit obligation at beginning of year                              $    837,296       $    653,221
   Service cost                                                               46,133             16,536
   Interest cost                                                              67,610             46,112
   Actuarial loss                                                            162,024            165,827
   Benefits paid                                                             (41,200)           (44,400)
   Plan amendments                                                           408,568                  -
                                                                        ------------       ------------

   Benefit obligation at end of year                                       1,480,431            837,296
                                                                        ------------       ------------
   Changes in plan assets
   ----------------------

   Fair value of plan assets at beginning of year                                  -                  -
   Employer contribution                                                      41,200             44,400
   Benefits paid                                                             (41,200)           (44,400)
                                                                        ------------       ------------

   Fair value of plan assets at end of year                                        -                  -
                                                                        ------------       ------------

   Funded status                                                          (1,480,431)          (837,296)
   Unrecognized prior service cost                                           730,248            378,883
   Unrecognized net loss                                                     205,920             43,896
   Additional minimum pension liability                                     (583,251)          (175,411)
                                                                        ------------       ------------

   (Accrued) pension cost included in other liabilities                 $ (1,127,514)      $   (589,928)
                                                                        ============       ============

At March 31, 2003 and 2002, an intangible pension asset of $583,251 and $175,411, respectively, which is the result of the recording of the additional minimum pension liability, is included in other assets.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

12. DIRECTORS' RETIREMENT PLAN (Cont'd.)
----------------------------------------

Net periodic pension cost for the plan included the following components:

                                                                            Year Ended March 31,
                                                                 ------------------------------------------
                                                                    2003            2002            2001
                                                                 ----------       ----------      ---------
   Service cost of benefits earned during the period             $   46,133       $   16,536      $  13,671
   Interest cost on projected benefit obligation                     67,610           46,112         45,686
   Net amortization and deferral                                     57,203           44,934         43,316
                                                                 ----------       ----------      ---------

   Net periodic pension cost                                     $  170,946       $  107,582      $ 102,673
                                                                 ==========       ==========      =========

Net amortization and deferral consists of (i) amortization of the liability which existed at the date the plan was established, (ii) amortization of unrecognized net gains and losses, and (iii) deferral of subsequent net gains and losses. The assumptions used to value the plan at March 31, 2003 and 2002, included a discount rate of 6.25% and 7.25%, respectively, and an expected annual director's fee increase of 4.00% and 4.25%, respectively.

13. FORMER PRESIDENT'S RETIREMENT PLAN
--------------------------------------

The Former President's Retirement Plan is a nonqualified, unfunded pension plan with the only participant the former president of the Savings Bank.

The plan was established on July 24, 1996, with a commencement date of January 1, 1999. The funding policy for this unfunded plan is to pay the former president $35,000 annually for his life or ten year minimum payment period commencing October 1, 1998, to his surviving spouse. The plan shall also provide coverage under a health insurance plan for the former president and his spouse for life. The annual costs associated with these benefits are accrued on the basis of actuarial assumptions and included in salaries and employee benefits.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

13. FORMER PRESIDENT'S RETIREMENT PLAN (Cont'd.)
------------------------------------------------

The following table sets forth the funded status for the Former President's Retirement Plan and amounts recognized in the Savings Bank's statement of financial condition:

                                                                                   March 31,
                                                                        -------------------------------
                                                                            2003               2002
                                                                        ------------       ------------
   Change in benefit obligations
   -----------------------------

   Benefit obligation at beginning of year                              $    393,289       $    402,774
   Interest cost                                                              27,005             27,708
   Actuarial loss                                                             38,190              4,339

   Benefits paid                                                             (42,422)           (41,532)
                                                                        ------------       ------------

   Benefit obligation at end of year                                         416,062            393,289
                                                                        ------------       ------------
   Changes in plan assets
   ----------------------

   Fair value of plan assets at beginning of year                                  -                  -
   Employer contribution                                                      42,422             41,532
   Benefits paid                                                             (42,422)           (41,532)
                                                                        ------------       ------------

   Fair value of plan assets at end of year                                        -                  -
                                                                        ------------       ------------

   Funded status                                                            (416,062)          (393,289)
   Unrecognized net loss                                                      58,119             19,929
   Additional minimum pension liability                                      (58,119)                 -
                                                                        ------------       ------------

   (Accrued) pension cost included in other liabilities                 $   (416,062)      $   (373,360)
                                                                        ============       ============

At March 31, 2003, an intangible asset of $58,119, which is a result of the recording of the additional minimum pension liability, is included in other assets.

Net periodic pension cost for the plan included the following components:

                                                                   Year Ended March 31,
                                                           -----------------------------------
                                                             2003          2002         2001
                                                           --------      --------     --------
   Interest cost on projected benefit obligation           $ 27,005      $ 27,708     $ 29,130
                                                           ========      ========     ========

The March 31, 2003 and 2002, plan valuations utilized a discount rate of 6.25% and 7.25%, respectively.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

14. FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------

The carrying amounts and fair values of the Savings Bank's financial instruments are as follows:

                                                                       March 31,
                                               ----------------------------------------------------------
                                                           2003                         2002
                                               ---------------------------    ---------------------------
                                                 Carrying                      Carrying
                                                  Value        Fair Value        Value        Fair Value
                                               -----------    ------------    -----------    ------------
                                                                     (In Thousands)
Financial assets
----------------

Cash and cash equivalents                       $ 76,251         $76,251        $ 55,028       $ 55,028
Securities available for sale:
    Investment                                     5,011           5,011           1,014          1,014
    Mortgage-backed                                  264             264             377            377

Securities held to maturity:
    Investment                                   120,862         123,115         110,255        109,425
    Mortgage-backed                              145,224         148,946         113,869        114,350

Loans receivable                                 214,219         222,781         251,021        253,634
Federal Home Loan Bank of New York stock           3,383           3,383           3,383          3,383
Interest receivable                                3,011           3,011           3,193          3,193

Financial liabilities
---------------------

Deposits                                         497,495         500,417         471,318        474,299

15. COMMITMENTS AND CONTINGENCIES
---------------------------------

The Savings Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans and purchase securities. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Savings Bank has in particular classes of financial statements.

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Savings Bank, upon extension of credit is based on management's credit evaluation of the counterparty.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------


15. COMMITMENTS AND CONTINGENCIES (Cont'd)
------------------------------------------

The Savings Bank, at March 31, 2003, had outstanding commitments to originate loans totaling approximately $6,852,000, which include $4,527,000 for fixed-rate mortgage loans with interest rates ranging from 4.75% to 6.50% and $2,325,000 for adjustable rate mortgage loans with initial rates ranging from 5.125% to 6.125%. Outstanding loan commitments at March 31, 2002, totaled $6,109,000. These commitments generally expire in three months or less.

At March 31, 2003 and 2002, undisbursed funds from approved lines of credit under a homeowners' equity lending program amounted to approximately $2,179,000 and $1,518,000, respectively. Unless they are specifically cancelled by notice from the Savings Bank, these funds represent firm commitments available to the respective borrowers on demand.

At March 31, 2003 and 2002, the Saving Bank had commitments to purchase $25,030,000 and $10,000,000, respectively, of securities. The commitments at March 31, 2003, consist of a $5,000,000 U.S. Government Agency note, which carries a 2.0% coupon rate and matures in two years, and $20,030,000 in adjustable rate mortgage-backed securities, which carry an initial average interest rate of 3.52%, and mature after thirty years. The mortgage-backed securities will be purchased at a $406,000 premium to par.

At March 31, 2003, the Savings Bank had commitments related to the construction of new branches and the renovation of existing branches totaling approximately $1,075,000.

Management does not anticipate losses on any of these transactions.

In the conduct of the Savings Bank's business, it is involved in normal litigation matters. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on the financial position and results of operations of the Savings Bank.


16. CONVERSION AND INITIAL PUBLIC STOCK OFFERING (UNAUDITED)
------------------------------------------------------------

On April 15, 2003, the Board of Directors of the Savings Bank unanimously adopted the Plan of Conversion (the "Plan") pursuant to which the Savings Bank will convert from a New Jersey state-chartered mutual savings and loan association to a New Jersey state-chartered stock savings and loan association (the "Conversion") and concurrently form a Delaware state-chartered stock holding company (the "Bancorp"). The Bancorp will, following the Conversion, own 100% of the Savings Bank's common stock. As part of the Conversion, the Bancorp will offer, in a subscription offering, 100% of its common stock, on a priority basis, to (i) eligible account holders, (ii) the Savings Bank's planned Employee Stock Ownership Plan, (iii) supplemental eligible account holders, and (iv) other members. The Plan must be approved by OTS, the New Jersey Department of Banking and Insurance, and the Savings Bank's members.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
                        ---------------------------------

16. CONVERSION AND INITIAL PUBLIC STOCK OFFERING (UNAUDITED) (Cont'd.)
----------------------------------------------------------------------

At the time of Conversion, the Savings Bank will establish a liquidation account in an amount equal to its total retained earnings as of the latest statement of financial condition appearing in the final offering circular. The liquidation account will be maintained by the Savings Bank for the benefit of eligible accountholders who continue to maintain deposit accounts at the Savings Bank after the conversion. Each eligible accountholder shall, with respect to his savings account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to his savings account balance at the eligibility record date or to such balance as it may be subsequently reduced. In the unlikely event of a complete liquidation of the Savings Bank (and only in such event), following all liquidation payments to creditors (including those to accountholders to the extent of their savings accounts) each eligible accountholder shall be entitled to receive a liquidation distribution from the liquidation account, in the amount of the then adjusted subsequent balance for his savings account then held, before any liquidation distribution may be made to any holders of the Savings Bank's capital stock. The Savings Bank shall not declare or pay a dividend on, or repurchase any of its capital stock, if the effect thereof would cause its net worth to be reduced below (i) the amount required for the liquidation account; or (ii) the net worth requirements contained in Section 563.13(b) of the Rules and Regulations of the OTS.

Conversion costs will be deferred and deducted from the proceeds of the shares sold in the Conversion. If the Conversion does not take place, all costs incurred will be charged to operations. At March 31, 2003, no conversion costs had been incurred.

================================================================================

You should rely only on the information contained in this prospectus. Neither Clifton Savings Bancorp nor Clifton Savings Bank, S.L.A. has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Clifton Savings Bancorp common stock.

                                     ------

                                     [LOGO]

               (Holding Company for Clifton Savings Bank, S.L.A.,)


                             Up to 11,712,750 Shares
                              (Anticipated Maximum)

                                  COMMON STOCK
                            Par Value $0.01 per share


                                   PROSPECTUS
                                 --------------

                          KEEFE, BRUYETTE & WOODS, INC.
                                 --------------

                                     [date]

                                 ---------------



     These securities are not deposits or accounts and are not federally insured or guaranteed.


Until _________, 2003 or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC filing fee (1)...................................................   $ 10,897
OTS filing fee.......................................................      8,400
New Jersey filing fee................................................      3,500
NASD filing fee (1)..................................................     13,970
Stock Market listing fee ............................................    100,000
EDGAR, printing, postage and mailing.................................    175,000
Legal fees and expenses (including underwriter's counsel fees).......    510,000
Accounting fees and expenses.........................................     50,000
Appraiser's fees and expenses (including business plan)..............     40,000
Marketing fees and expenses (1)......................................  1,627,000
Conversion agent fees and expenses...................................     50,000
Transfer agent and registrar fees and expenses.......................     20,000
Certificate printing.................................................     10,000
Miscellaneous........................................................     31,233

       Total......................................................... $2,650,000

----------------------
(1) Estimated expenses based on the registration of 13,469,663 shares at $10.00 per share.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles Tenth and Eleventh of the Registrant's Certificate of Incorporation provide as follows:

     TENTH:

          A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum.

          B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

          D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

          E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          F. The Corporation may, to the extent authorized from time to time by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

     ELEVENTH:

     A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)      List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter between Clifton Savings Bank, S.L.A. and Keefe, Bruyette & Woods, Inc.
1.2      Draft Form of Agency Agreement
2.1      Plan of Conversion
3.1      Certificate of Incorporation of Clifton Savings Bancorp, Inc.
3.2      Bylaws of Clifton Savings Bancorp, Inc.
4.1      Specimen Stock Certificate of Clifton Savings Bancorp, Inc.
5.1      Form of Opinion of Muldoon Murphy & Faucette LLP re: Legality
8.1 Form of Opinion of Muldoon Murphy & Faucette LLP re: Federal Tax Matters (Trust Agreement to be filed by amendment)
8.2      Form of Opinion of Radics & Co., LLC re:  State Tax Matters
10.1     Form of Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan and
         Trust
10.2     Form of ESOP Loan Commitment Letter and ESOP Loan Documents
10.3     Form of Clifton Savings Bancorp, Inc. Employment Agreement
10.4     Form of Clifton Savings Bank, S.L.A. Employment Agreement
10.5     Form of Clifton Savings Bank, S.L.A. Change in Control Agreement
10.6     Clifton Savings Bank, S.L.A. Directors' Retirement Plan
10.7     Clifton Savings Bank, S.L.A. 401(k) Savings Plan
10.8     Form of Clifton Savings Bank, S.L.A. Supplemental Executive Retirement
         Plan
21.1     Subsidiaries of the Registrant
23.1     Consent of Muldoon Murphy & Faucette LLP
23.2     Consent of Radics & Co., LLC
23.3     Consent of FinPro, Inc.
24.1     Powers of Attorney
99.1     Appraisal Report of FinPro, Inc. (to be filed by amendment)
99.2     Marketing Materials
99.3     Subscription Order Form and Instructions

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    CONFORMED
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on June 13, 2003.

Clifton Savings Bancorp, Inc.


By: /s/ John A. Celentano, Jr.
    --------------------------
    John A. Celentano, Jr.
    Chairman of the Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                  Title                                Date
----                                  -----                                ----

/s/ John A. Celentano, Jr.            Chairman of the Board and            June 13, 2003
------------------------------        Chief Executive Officer
John A. Celentano, Jr.                (principal executive officer)


/s/ Christine R. Piano                Chief Financial Officer and          June 13, 2003
------------------------------        Treasurer (principal accounting
Christine R. Piano                    and financial officer)


/s/ Frank J. Hahofer                  Director                             June 13, 2003
------------------------------
Frank J. Hahofer

/s/ Thomas A. Miller                  Director                             June 13, 2003
------------------------------
Thomas A. Miller

/s/ John H. Peto                      Director                             June 13, 2003
------------------------------
John H. Peto

/s/ Raymond L. Sisco                  Director                             June 13, 2003
------------------------------
Raymond L. Sisco

/s/ Joseph C. Smith                   Director                             June 13, 2003
------------------------------
Joseph C. Smith

/s/ John Stokes                       Director                             June 13, 2003
------------------------------
John Stokes

           As filed with the Securities and Exchange Commission on June 13, 2003
                                                    Registration No. 333-_______

================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                     TO THE

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                _________________

                          CLIFTON SAVINGS BANCORP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




================================================================================

                                TABLE OF CONTENTS


List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter between Clifton Savings Bank, S.L.A. and Keefe, Bruyette & Woods, Inc.
1.2    Draft Form of Agency Agreement
2.1    Plan of Conversion
3.1    Certificate of Incorporation of Clifton Savings Bancorp, Inc.
3.2    Bylaws of Clifton Savings Bancorp, Inc.
4.1    Specimen Stock Certificate of Clifton Savings Bancorp, Inc.
5.1    Form of Opinion of Muldoon Murphy & Faucette LLP re: Legality
8.1    Form of Opinion of Muldoon Murphy & Faucette LLP re:  Federal Tax Matters
8.2    Form of Opinion of Radics & Co., LLC re:  State Tax Matters
10.1 Form of Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust (Trust Agreement to be filed by amendment)
10.2   Form of ESOP Loan Commitment Letter and ESOP Loan Documents
10.3   Form of Clifton Savings Bancorp, Inc. Employment Agreement
10.4   Form of Clifton Savings Bank, S.L.A. Employment Agreement
10.5   Form of Clifton Savings Bank, S.L.A. Change in Control Agreement
10.6   Clifton Savings Bank, S.L.A. Directors' Retirement Plan
10.7   Clifton Savings Bank, S.L.A. 401(k) Savings Plan
10.8   Form of Clifton Savings Bank, S.L.A. Supplemental Executive Retirement
       Plan
21.1   Subsidiaries of the Registrant
23.1   Consent of Muldoon Murphy & Faucette LLP
23.2   Consent of Radics & Co., LLC
23.3   Consent of FinPro, Inc.
24.1   Powers of Attorney
99.1   Appraisal Report of FinPro, Inc. (to be filed by amendment)
99.2   Marketing Materials
99.3   Subscription Order Form and Instructions